Exhibit 10.2

Post-Conversion Shareholders’ Agreement

regarding

Jumia Technologies AG

between

Rocket Internet SE, with its legal seat in Berlin, Germany, and registered with the commercial register of the local court (Amtsgericht) of Charlottenburg under the registration number HRB 165662 B,

- “Rocket” -

Millicom International Cellular S.A., with its legal seat in Luxembourg, Luxembourg, and registered with the Luxembourg Registry of Commerce and Companies (Registre de Commerce et des Sociétés) under registration number B 40.630,

- “Millicom” -

Mobile Telephone Networks Holdings Ltd, with its legal seat in Johannesburg, South Africa, and registered with the Companies and Intellectual Property Commission (CIPC) under registration number 1993/001411/06,

- “MTN” -

AXA Africa Holding S.A.S., with its legal seat in Paris, France, and registered with the Paris Trade and Company Register (Greffe du Tribunal de Commerce de Paris) under registration number B 799.163.845,

- “AXA” -

ELQ Investors VIII Limited, with its legal seat in London, England, and registered with the Companies House of England under registration number 09182214,

- “GS” -

Rocket Internet Capital Partners SCS, with its legal seat in Findel, Luxembourg, and registered with the Luxembourg Registry of Commerce and Companies (Registre de Commerce et des Sociétés) under registration number B 193.554,

- “Fund I” -

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Rocket Internet Capital Partners (Euro) SCS, with its legal seat in Findel, Luxembourg, and registered with the Luxembourg Registry of Commerce and Companies (Registre de Commerce et des Sociétés) under registration number B 201.633,

- “Fund II” -

Atlas Countries Support S.A., with its legal seat in Brussels, Belgium, and registered with the Crossroad Banks of Enterprises (Banque-Carrefour des Entreprises) under registration number 0568.968.148,

- “Orange” -

CDC Group Plc., with its legal seat in London, England, and registered with the Companies House of England under registration number 3877777,

- “CDC” -

Chelsea Wharf Holdings S.à r.l., with its legal seat in Luxembourg, Luxembourg, and registered with the Luxembourg Registry of Commerce and Companies (Registre de Commerce et des Sociétés) under registration number B 170.759,

- “CWH” -

AEH New Africa eCommerce I GmbH, with its legal seat in Berlin, Germany, and registered with the commercial register of the local court (Amtsgericht) of Charlottenburg under the registration number HRB 162781 B,

- “AEH New Africa I” -

Pernod Ricard Deutschland GmbH, with its legal seat in Cologne, Germany, registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Cologne, Germany, under no. HRB 38302, having its business address at Habsburgerring 2, 50674, Cologne, Germany, and

- “PR” -

- collectively referred to as “Shareholders” and each a “Shareholder” -

Africa Internet Holding GmbH (in the future: Jumia Technologies AG), with its legal seat in Berlin, Germany, and registered with the commercial register of the local court (Amtsgericht) of Charlottenburg under the registration number HRB 142937 B

- “Company” -

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- the Shareholders and the Company hereinafter also collectively referred to as “Parties”

and each a “Party” -

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§ 1

Preamble

1.1

The Company is a limited liability company under German law with its registered seat in Berlin, registered with the commercial register of the local court (Amtsgericht) of Charlottenburg under HRB 142937 B. The registered purpose of the Company is the administration of its own assets, in particular the acquisition, administration and sale of participations in other companies in all countries in Africa and Germany. The Company focuses on investments in start-up entities in the field of internet, telecom, technology and new media. The registered share capital of the Company currently amounts to EUR 132,629.00 and will be increased to EUR 132,631.00 upon registration of a capital increase from authorized capital already resolved upon by the managing directors. The registered share capital of the Company is subject to further dilution through the issuance of up to 14,241 shares in the Company in accordance with the current call-option agreements with Jumia UG (haftungsbeschränkt) & Co. KG that are to be replaced by call-option agreements with the Company (“Option Roll-Up”), the current equity participations in Jumia UG (haftungsbeschränkt) & Co. KG which will be contributed to the Company against issuance of new shares in the Company post IPO (“Equity Roll-Up”) and a new stock option program (“Post-Conversion SOP”). An overview showing all details of the fully diluted share capital of the Company is attached hereto as Annex 1.1. The Company undertakes that (i) all rolled-up options may only be exercised after an exit or an IPO of the Company has occurred; and (ii) the maximum permitted dilution of the Shareholders’ interest in the capital of the Company arising (directly or indirectly) as a result of the management participations in both the Company and each of its Portfolio Companies shall not exceed an aggregate of 14,241 shares at Company level (based on potential by fully vested and fully exercised rights and for the avoidance of doubt assuming a roll-up of all management participations to the Company level) (the “Maximum Permitted Dilution”). For the avoidance of doubt, all management participations held directly by the relevant employees or through the various co-investment vehicles such as Bambino 53. V V UG and Juwel 179. V V UG and any awards, grants or options combined shall be rolled up to Company level and not result in any dilution exceeding the Maximum Permitted Dilution. Therefore, if and to the extent any managers or other beneficiaries do not agree to the planned roll-up of their awards, grants or options to Company level, the number of shares available at Company level for management participations will decrease proportionately.

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1.2

In the case of subsequent capital increases involving private placements for which the valuation of the shares is at least equal to EUR 10,555.60 per share (i.e., for the avoidance of doubt, based on a pre-money valuation of the Company of at least EUR 1,400,000,000), and the amounts invested are up to EUR 150,000,000, the Shareholders agree to increase the available pool of options included in the Post-Conversion SOP so that the total dilution resulting from the Option Roll-Up, the Equity Roll-Up and the Post Conversion SOP amounts to 9.25% of the share capital after these additional investments. In the case of further capital increases involving private placements, the Shareholders agree not to issue additional options under the Post-Conversion SOP at least until additional investments amounting to another EUR 100,000,000 have been made; until such amount has been reached, the Shareholders agree not to increase or decrease the amount of options to be issued under the Post-Conversion SOP except by unanimous vote.

1.3	The Shareholders are the sole shareholders in the Company, provided that PR will become a shareholder in the Company shortly after the date hereof.

1.4	The Parties (except for PR) entered into a shareholders agreement dated 7 June 2016 (Annex IV of the notarial deed no. CS 536/2016 of notary Christian Steinke, Berlin) (“SHA 2016”).

1.5

The Parties (except for PR) entered into a shareholders agreement dated 12/13 December 2018 (notarial deed no. R 1065/2018 of notary Hans-Hermann Rösch, Berlin) (“SHA 2018”) that will come into effect only upon the registration of the conversion of the Company into a stock corporation under German law.

1.6

The Shareholders intend to resolve on a conversion of the Company into a stock corporation under German law. The conversion will become effective upon registration with the commercial register. The filing for registration of the conversion is expected to take place shortly after or concurrently with the filing for registration of the capital increase contemplated by the investment agreement regarding the Company to be executed separately on the date hereof.

1.7

The Parties consider an initial public offering of shares/ADS of the Company and a listing of shares/ADS of the Company on a U.S. Stock Exchange (any public offering of shares, ADS or other instruments of the Company and a listing of such shares, ADS or instruments on a reputable stock exchange hereinafter an “IPO”). In order to facilitate the IPO, the Parties intend to (i) complete the conversion of the Company into a German stock corporation (Aktiengesellschaft) (“Conversion”), (ii) terminate the SHA 2016 and the SHA 2018 with effect hereof and (iii) agree on certain terms that shall apply going forward.

1.8	Against this background, the Parties intend to enter into this agreement to terminate and replace the SHA 2016 and the SHA 2018 (“Agreement”).

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NOW THEREFORE, the Parties hereby agree as follows:

§ 2

Conversion

2.1

The Shareholders undertake to take any Necessary Actions to implement the Conversion and to this end will shortly hereafter enter into the relevant documents. “Necessary Actions” shall mean, with respect to a result required to be caused, all measures, all declarations, all waivers of rights and all other actions (to the extent such measures, declarations, waivers and actions are permitted by applicable law) reasonably necessary to cause such result without incurring any material expenditure (other than legal costs for drafting, reviewing documents and advice) or risks or liabilities. Necessary Actions may include, without limitation (i) voting or providing a written consent with respect to voting securities in meetings of the Shareholders, (ii) executing agreements and instruments, and (iii) making, or causing to be made, all governmental, regulatory or administrative filings that are required to achieve such result.

2.2	The articles of association of the Company to be implemented in connection with the Conversion are attached hereto as Annex 2.2 (“Articles”).

§ 3

Effectiveness, Termination of SHA 2016 and SHA 2018

3.1

This Agreement shall be effective and the Parties terminate the SHA 2016 and the SHA 2018 with effect from the date hereof, provided that until the registration of the Conversion (i) if and as long as certain provisions of this Agreement are not in line with mandatory law, mandatory law shall apply, and (ii) the current Board of Directors of the Company shall continue to exist with its current rights and duties and the Supervisory Board (as defined below) shall only have such rights and duties that are required under mandatory law.

3.2

Subject to § 3.1, the Parties agree that from the date hereof (i) they shall have no further rights or obligations against each other under or in connection with the SHA 2016 and the SHA 2018 and (ii) they waive any claims that they may have against each other under or in connection with the SHA 2016 and the SHA 2018.

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§ 4

Master PoA, IPO Documents

4.1

Each Shareholder undertakes to have an executed power of attorney in place, substantially in the form attached hereto as Annex 4.1 (“Master PoA”) to ensure that it is in a position to duly take any Necessary Actions with regard to the Conversion and an IPO without undue delay. Each Shareholder shall either grant such power of attorney to the Company and its advisors or, at the sole discretion of such Shareholder, to its own advisors.

4.2

At the latest five Business Days before the scheduled taking of any Necessary Action, the Company shall (i) inform the Shareholders about such Necessary Action and (ii) provide the Shareholders with all relevant documents that, in the Company’s reasonable opinion, are required to assess the Necessary Action. “Business Day” shall mean any day, other than Saturday or Sunday, when retail banks in Berlin, London, Paris and Johannesburg are open for business. The Company shall take (and have due regard to) reasonable comments from Shareholders on documents that are relevant for the IPO into consideration.

4.3

The Shareholders agree that the Company is preparing for and is conducting an IPO and agree to support such IPO. It is, however, the understanding of the Parties that Necessary Actions in this regard shall be limited to signing customary agreements in particular lock-up agreements with a term of up to 180 days.

§ 5

Further Investments, Portfolio Companies, Conditional Capital

5.1	As regards further investments in the Company by third parties, the provisions set forth in Annex 5.1 shall apply.

5.2	With regard to Portfolio Companies, the provisions set forth in Annex 5.2 shall apply.

5.3

In case of the registration of an increase of the share capital of the Company that, pursuant to the provisions of German Stock Corporation Law, allows to further increase the conditional capital of the Company that will be implemented shortly after the Conversion regarding and underlying the Post-Conversion SOP in the amount of EUR 3,051.00 (“Existing Conditional Capital”) or create an additional conditional capital regarding and underlying an issuance of further stock options in line with the provisions determined for the Post-Conversion SOP (“Additional Conditional Capital”), the Shareholders shall take all Necessary Actions to implement such increase or creation of conditional capital to the maximum amount permissible, provided that the aggregate number of shares in the Company that can be issued in accordance with the terms and provisions of any (i) Existing Conditional Capital (including any increase), (ii) Additional Conditional Capital, (iii) authorized capital for the Option Roll-Up and (iv) authorized capital for the Equity Roll-Up, shall not exceed 14,241 in total, as shown in Annex 1.1. If and to the extent any managers or other beneficiaries do not agree to the planned roll-up of their awards, grants or options to Company level, the number of shares for management participations available at Company level will decrease proportionately.

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§ 6

Transfer of Shares, Lock-up

6.1

Subject to § 6.12, each Shareholder may transfer any of its shares in the Company to an Affiliate of such Shareholder, provided that such Affiliate at the time of the transfer accedes to this Agreement. “Affiliate” shall mean any affiliate (verbundenes Unternehmen) within the meaning of sec. 15 of the German Stock Corporation Act (Aktiengesetz, “AktG”).

6.2

Subject to § 6.12, each Shareholder may transfer any of its shares in the Company (“Sale Shares”) with or without consideration to an independent third party buyer/acquirer who is not an Affiliate of a Shareholder provided that such buyer/acquirer accedes to this Agreement. In such case, the Shareholder (“Selling Shareholder”) shall be obliged to notify the other Shareholders (“Remaining Shareholders”) of such intention by internationally recognized express courier service (“Transfer Notice”). The Transfer Notice shall include the following information regarding the sale:

6.2.1	percentage of registered share capital of the Company represented by the Sale Shares;

6.2.2	name and address/registered office of the potential buyer/acquirer;

6.2.3	purchase price and/or other consideration for the intended sale/transaction.

6.3

Subject to § 6.4, each Remaining Shareholder shall be entitled to irrevocably offer to purchase all or any portion of the Sale Shares on the same terms as stated in the Transfer Notice (“Right to First Purchase”). The Right to First Purchase can only be exercised by written notice to the Selling Shareholder and the Company which must be received by the Selling Shareholder and the Company within a time period of twelve (12) Business Days after receipt by the relevant exercising Remaining Shareholder of the Transfer Notice (each a “Right to First Purchase Period”).

6.4

If during the Right to First Purchase Period more than one Remaining Shareholder exercises its Right to First Purchase and the number of shares with respect to which the Remaining Shareholders exercised their Right to First Purchase during such Right to First Purchase Period exceeds the number of the Sale Shares, the number of shares irrevocably offered to be purchased by each of the exercising Remaining Shareholders shall be reduced pro rata to the relative number of shares irrevocably offered to be purchased by such exercising Remaining Shareholders.

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6.5

If the procedures set forth in this § 6 have been observed properly by the Selling Shareholder and the Remaining Shareholders did irrevocably offer to purchase all of the Sale Shares within the Right to First Purchase Period, the Selling Shareholder and the exercising Remaining Shareholders shall, without undue delay and in any event within fifteen (15) Business Days after expiry of the respective Right to First Purchase Period, enter into a sale and purchase agreement with respect to the Sale Shares.

6.6

If the Selling Shareholder intends to transfer its Sale Shares to one or more third parties or Remaining Shareholders after having followed the aforementioned pre-emptive rights procedures contemplated in this § 6, the (other) Remaining Shareholders shall have the right to sell along and transfer an equal portion of their respective shares in the Company on the terms as set forth in the Transfer Notice (“Tag Along Right”). The Tag Along Right shall be exercised within fifteen (15) Business Days after the lapse of the Right to First Purchase Period.

6.7

If Rocket (together with its Affiliates) wishes to transfer (whether in a single transfer or in aggregate) shares which equal or exceed one-third of its total holding in the Company as at the date hereof to one or more third parties or Remaining Shareholders (“Shareholder Exit Transfer”), then the Tag Along Right shall operate in such a way that the other Shareholders have the right to sell along and transfer all their shares in the Company on the terms set forth in the Transfer Notice (provided that if there was more than one transfer triggering the Shareholder Exit Transfer, the purchase price per share shall be based on the weighted average of the relevant purchase prices per share agreed in the transactions triggering the Shareholder Exit Transfer).

6.8	In the event that the third party or Remaining Shareholder is not willing to acquire all the shares the Shareholder entitled to co-sell wishes to sell, the following shall apply subject to § 6.7:

6.8.1

The Selling Shareholder shall inform the respective co-selling Shareholder(s) in writing of the fact that the third party or Remaining Shareholder is not willing to acquire the co-selling Shareholder’s share(s).

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6.8.2

The respective co-selling Shareholder has the right to request from the Selling Shareholder that the Selling Shareholder ensures that a pro rata share from the co-selling Shareholder is sold to the third party or Remaining Shareholder or purchased by the Selling Shareholder (and if the third party or Remaining Shareholder does not so agree, then no sale to it shall take place). The pro rata share shall be determined in accordance with the participation ratio in the Company between the Selling Shareholder and the co-selling Shareholder(s).

6.8.3

The co-selling Shareholder(s) shall notify the Selling Shareholder of its intention to co-sell a pro rata share within fifteen (15) Business Days upon receipt of the written notice pursuant to § 6.8.1. After expiry of such period, the Tag Along Right is considered as not exercised in relation to the transaction set out in the Transfer Notice, unless the Tag Along Right has otherwise been exercised in terms of § 6.6.

6.9	Notwithstanding anything to the contrary, but subject to § 6.10,

6.9.1

the Right to First Purchase and the Tag Along Right shall not apply, (i) in case of a transfer of shares to Affiliates of a Shareholder, nor (ii) in case of a transfer of shares made by PR to remedy or prevent a breach of the Tied-House Laws (as defined in § 8.4) by the Company other than a breach by the Company initiated by a shareholder;

6.9.2

the Tag Along right shall not apply but the Right of First Purchase shall apply, (i) in case of a transfer of shares made by PR to remedy or prevent a breach of the Tied-House Laws (as defined in § 8.4) in case the breach was initiated by a shareholder of the Company other than PR (and not by the Company as such), or (ii) in case of a transfer of shares made by any Shareholder in the event of any actual or threatened material reputational damage for such Shareholder that would result from investigations or serious and sufficiently supported allegations in relation to a breach by the Company or the Portfolio Companies of ESG Laws (as defined in Annex 11.1); provided that in case of (ii), the Right to First Purchase Period is reduced to three Business Days.

6.10

Any sale, transfer, assignment or other disposal or charge of shares or other securities in the Company or parts thereof by Millicom or GS shall not be subject to the Tag Along Right. Any provisions regarding the Tag Along Right (in relation to Millicom or GS) shall be disregarded in respect of any such sale, transfer, assignment or other disposal or charge of shares or other securities in the Company or parts thereof by Millicom or GS.

6.11

Millicom or GS shall not be entitled to exercise any Tag Along Right if the Shareholder intending to transfer holds (together with its Affiliates) less shares in the Company than Millicom or GS, as the case may be, at the point in time of the Transfer Notice.

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6.12

Each Shareholder hereby undertakes not to transfer any of its shares in the Company without the prior consent of all other Shareholders and § 6.1 through § 6.11 above shall no longer apply (together, the “Lock-up”), in each case, from the day that is one week before the public filing of the registration statement in connection with an IPO (“Public Filing”), provided that such Lock-up shall terminate on the earlier of (i) 30 June 2020 in case no IPO has occurred, or (ii) the completion of a private financing round regarding a total cash investment in the Company of at least USD 200,000,000.00, (iii) two months from a Public Filing in case no IPO has occurred and (iv) two weeks following the commencement of the Lock-up if no Public Filing is made. In case of (iii), the Lock-up and sentence 1 of this § 6.12 shall apply again if there is another Public Filing. For the avoidance of doubt, all restrictions on the transfer of shares set forth in this § 6 shall cease to apply once an IPO has occurred and this Agreement terminates pursuant to § 15.1. The Lock-up shall not apply if and as long as the Company is in material breach of any of the Governance Laws as defined in § 1.9 of Annex 11.1.

§ 7

Supervisory Board, IPO Committee

7.1

As required by German law, in the course of the Conversion, the Company will establish a supervisory board (Aufsichtsrat) (“Supervisory Board”) having the powers and responsibilities specified in the AktG and the Articles.

7.2

The Shareholders agree that (i) one member of the Supervisory Board shall be Matthew Odgers (“MTN Member”), (ii) one member of the Supervisory Board shall be Gilles Bogaert (“PR Member”) and (iii) the other members of the Supervisory Board are Jonathan Klein, John Rittenhouse, Blaise Judja, Alioune Ndiaye and Andre Iguodala (“Other Members”). In the event of an IPO, the Parties shall ensure, prior to completion of the IPO, that the MTN Member, the PR Member and the Other Members are appointed for the maximum period pursuant to § 102 para. 1 AktG, i.e. for a period terminating at the end of the general meeting that resolves on the formal approval of the members’ acts for the fourth fiscal year following the commencement of their term of office; thereby, the fiscal year in which the term of office commences shall not be included in this calculation.

7.3

The Shareholders undertake to exercise their voting rights in the shareholders’ meeting of the Company, as well as to the extent legally possible their influence in case of an appointment by a court of a member of the Supervisory Board pursuant to § 104 AktG in such a way, as to ensure that the Supervisory Board as set forth in § 7.2 above (i) is established, in particular the MTN Member, the PR Member and the Other Members are appointed, and (ii) remains in force until an IPO.

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7.4

The Supervisory Board shall establish an “IPO Committee”. The IPO Committee shall (i) decide on any items that require the approval of the Supervisory Board and that relate to an IPO (“IPO Related Items”), and (ii) consist of three members, provided that the MTN Member shall be a member of the IPO Committee.

7.5

The Supervisory Board shall implement (i) the rules of procedure of the Supervisory Board substantially in the form as attached as Annex 7.5(i) (“RoP Supervisory Board”), (ii) the rules of procedure of the IPO Committee substantially in the form as attached as Annex 7.5(ii) (“RoP IPO Committee”) and (iii) the rules of procedure of the management board (Vorstand) of the Company substantially in the form as attached as Annex 7.5(iii) (“RoP Management Board”).

7.6

The Shareholders agree to use their best reasonable efforts through their influence as shareholders – respectively to the extent legally permitted – to procure that (i) the IPO Committee is established as set forth in § 7.4 above, (ii) the RoP Supervisory Board, the RoP IPO Committee and the RoP Management Board are implemented and (iii) the IPO Committee (established as set forth in § 7.4 above), the RoP Supervisory Board, the RoP IPO Committee and the RoP Management Board remain in force until an IPO.

7.7

If the IPO Committee intends to decide on an IPO Related Item (“IPO Committee Decision”), the Company shall at the latest five Business Days before an IPO Committee Decision (i) inform the Shareholders about such IPO Committee Decision, (ii) provide them with all relevant documents that, in the Company’s reasonable opinion, are required to assess the IPO Committee Decision and (iii) request an approval of Shareholders representing at least 50% of the registered share capital of the Company (“Shareholders’ Approval”). The Company shall notify the members of the IPO Committee, including the MTN Member, about the details of the intended IPO Committee Decision and the decision of the Shareholders on the request for a Shareholders’ Approval (“Company’s Notification”).

7.8	If, according to the Company’s Notification,

7.8.1	there is a Shareholders’ Approval, the Shareholders are in agreement that each member of the IPO Committee shall support and vote for the IPO Committee Decision;

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7.8.2	there is no Shareholders’ Approval, the Shareholders are in agreement that each member of the IPO Committee shall object to and vote against the IPO Committee Decision.

7.9

MTN shall use its best reasonable endeavours to the extent legally permitted, to procure that the MTN Member exercises its voting rights as a member of the IPO Committee as set forth in § 7.8. The Company shall use its best reasonable endeavours to the extent legally permitted to procure that the other members of the IPO Committee exercise their voting rights as set forth in § 7.8.

7.10

The Parties agree that each Shareholder shall be entitled to provide the Company with its comments on key documents that are required in connection with an IPO, in particular any registration statement and underwriting agreement. Sentence 3 of § 4.2 shall apply in relation to such comments accordingly.

7.11

To the extent legally permitted, the Company shall make any decisions on pricing in connection with an IPO transparent to the Shareholders and provide the Shareholders with the calculations that such pricing is based upon.

7.12

The Company acknowledges that it shall investigate on any alleged or suspected breach of ESG Laws (as defined in Annex 11.1) by any Supervisory Board member or nominee, and the Shareholders undertake to use their best reasonable efforts through their influence as shareholders – respectively to the extent legally permitted – to procure that no such person is appointed on or, as the case may be, that such person is removed from the Supervisory Board.

§ 8

Information of Shareholders

8.1

To the extent legally permitted, the Company shall continue to provide the Shareholders with information related to the Company, in particular financial information, in substantially the same manner as provided immediately before the date of this Agreement, in particular as set forth in Annex 8.

8.2	To the extent legally permitted, the Company shall hold monthly investor calls during which the management of the Company will provide the Shareholders with financial information on the Company.

8.3	To the extent legally permitted, the Company shall hold quarterly investor calls during which the management of the Company will provide the Shareholders with operational information on the Company.

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8.4

The Parties acknowledge that PR and more generally Pernod Ricard group are subject to federal and state laws and regulations in United States of America (the “Tied-House Laws”) that prohibit suppliers from holding any direct or indirect interest, whether financial or by control through any means whatsoever, in an alcohol beverage retailer licensed in any state in the United States of America (any such retailer, a “US Retail Licensee” and any such interest in a US Retail Licensee, a “Prohibited Interest”). The Company hereby undertakes towards PR that it shall immediately inform PR upon becoming aware that (i) the Company or any of its shareholders or its contemplated new investors, or any of the entities that control, are controlled by or are under control with, any such entities, has a Prohibited Interest or becomes a US Retail Licensee, or (ii) any US Retail Licensee or any other entity that holds a Prohibited Interest operates through the Company’s or its Affiliates’ platform.

§ 9

Equal Treatment of Shareholders

9.1

The Parties acknowledge and agree that, except as otherwise explicitly provided for in this Agreement or any annex thereto or under mandatory law, all Shareholders shall be treated equally and proportionally in accordance with the terms and conditions of this Agreement (including in respect to their business dealings with the Company the Company’s direct or indirect participations (“Portfolio Companies”)) and for purposes of an IPO.

9.2

To the extent legally permitted, the Company shall not, and shall procure that the Portfolio Companies will not, provide any material information to any Shareholder in its capacity as Shareholder without simultaneously providing such information to the remaining Shareholders.

§ 10

AXA and PR Exclusivity, Shareholders’ Approval

10.1

Subject to the terms as set forth in Annex 10, the Parties acknowledge that AXA and its Affiliates shall be exclusive partner of the Company for Insurance Business (as defined in Annex 10) directly or indirectly undertaken by the Company and/or its current or future Portfolio Companies.

10.2

The Parties acknowledge that on 17 December 2018, Pernod Ricard SSA (an Affiliate of PR) and the Company have entered into a memorandum of understanding (the “PR MoU”) outlining the main terms and conditions of a commercial collaboration in relation to such parties’ respective businesses (the “Commercial Partnership”). The Parties further acknowledge that, pursuant to and in accordance with the Commercial Partnership, the Company has agreed to grant

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Pernod Ricard SSA exclusivity undertakings whereby, among others (i) Jumia shall not, directly or indirectly, enter into any negotiations or discussions with any other spirit company relating to a partnership similar to the Commercial Partnership, (ii) Pernod Ricard SSA shall be Jumia’s preferred partner for spirits as a result of which (x) Jumia shall grant to Pernod Ricard SSA preferred access to its platform and (y) in the event that Jumia develops a new business involving spirits, Jumia shall first offer Pernod Ricard SSA to be associated to it for the spirits, provided that in all these cases the terms and exceptions set forth in the PR MoU shall apply.

10.3	The Shareholders undertake not to vote in a shareholders’ meeting in favour of the following actions without the approval of Rocket, Millicom, MTN, AXA, Orange, CDC, CWH, GS and PR:

10.3.1

the taking of any steps to place the Company or any Portfolio Company in or under liquidation, business rescue, judicial management or deregistration (or any equivalent or analogous proceedings) in any jurisdiction;

10.3.2

entering into a field of business outside internet, telecom, technology, new media and insurance or commencing or conducting a business a material part of which is carried on outside the countries in Africa.

§ 11

Compliance

11.1

Annex 11.1 sets out further provisions applicable to (i) the holder of shares issued to GS and PR and (ii) CDC, which form an integral part of this Agreement and shall apply notwithstanding any other provisions in this Agreement.

11.2

The Company shall, and shall ascertain that the Portfolio Companies shall, implement, as soon as reasonably practicable after the date of the signing of this Agreement, and maintain an anti-corruption compliance program (by implementing and maintaining written policies and procedures), which fully complies with all applicable laws and meets generally recognized international standards for an anti-corruption compliance program in relation to each of the core elements as set out in Annex 11.2.

§ 12

Dilution Protection

The dilution protection set forth in Annex 12 shall apply as set forth therein.

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§ 13

Side Agreements

Each Shareholder hereby confirms to the other Shareholders that it has not entered into side agreements in relation to the Company, the Company’s former subsidiary Africa eCommerce Holding GmbH („AEH“) or any Portfolio Company with existing or future (direct or indirect) shareholders of the Company, AEH or any Portfolio Company, except for (i) the Side Agreement of 13/14 December 2013 relating to non-compete obligations concluded between Mr. Oliver Samwer, MTN and Millicom (notarial deed no. R 927/2013 of notary Hans-Hermann Rösch, Berlin, Germany), (ii) the Side Agreement of 13/14 December 2013 between MTN and Rocket regarding investments in AEH (notarial deed no. R 926/2013 of notary Hans-Hermann Rösch, Berlin, Germany), (iii) the Side Agreement of 10 April 2013 relating to AEH (notarial deed no. R 258/2013 of notary Hans-Hermann Rösch, Berlin, Germany), (iv) the Memorandum of Understanding on Insurance Distribution (notarial deed no. DS 221/2015 of notary Dr. Detlef Schmidt, Berlin, Germany) and (v) the PR MoU relating to the Commercial Partnership. In addition, each Shareholder hereby undertakes vis-à-vis the other Shareholders not to enter into such side agreements without consent of the other Shareholders to such side agreements.

§ 14

Confidentiality

14.1

The Parties shall treat all information regarding this Agreement and the Company, including, without limitation, the existence of this Agreement and any related agreements, the parties to this Agreement and any related agreements and any information relating to or of any Party which any other Party may have received or obtained, or will receive or obtain, in connection with or as a result of the entering into and consummation of this Agreement, confidential. However, the Parties are entitled to disclose information:

14.1.1

to limited partners, employees, advisory bodies or advisors of each Party and the commercial banks or other financial institutions who themselves are subject to a comparable confidentiality obligation on a need to know-basis only;

14.1.2	to future investors or transferees who wish to acquire a direct or indirect participation in the Company, if they sign a corresponding declaration of confidentiality;

14.1.3	to any third party, including investment banks, in connection with an IPO or financing measures of the Company, provided that such banks have signed respective customary confidentiality undertakings;

Page 16/20

14.1.4	in any prospectus or offering or marketing document (e.g. testing the waters, analyst and road-show presentations) in relation to the Company;

14.1.5	to a third party in connection with the sale of an enterprise, providing that the third party signs a corresponding declaration of confidentiality;

14.1.6	to tax and other public authorities, to the extent stipulated by statute or by a court or administrative authority; and

14.1.7	to the extent to which necessary by statutory law, regulations, stock exchange rules or financial reporting requirements binding a Party or anyone controlling a Party.

14.2

The Parties are entitled to disclose information to their Affiliates and investors on a need to know-basis, provided that such information do not contain any non-public business information regarding any other Shareholder.

14.3

The Parties shall not make any public announcement or issue a press release or respond to any enquiry from the press or other media concerning or relating to this Agreement or its subject matter or the parties to it or the documents referred to in or entered into pursuant to this Agreement without the prior written consent of the other Parties, except as required by law, under generally accepted accounting principles or the rules of any stock exchange or governmental authority, provided that from the date hereof, each Party shall be entitled to make a press release in the form as mutually agreed.

14.4

To the extent that the disclosure of information or the making of an announcement, as the case may be, is permitted under §§ 14.1.6, 14.1.7 or 14.3, respectively, such disclosure or announcement shall, to the extent lawful, only be made after consultation with the other Parties and after taking into account the reasonable requirements of the other Parties as to the content of such disclosure or announcement.

§ 15

Term

15.1

This Agreement automatically terminates without any notice of termination by any Party being required at the time of settlement of the IPO, provided that § 10.2 (except if the PR MoU has been terminated as per its terms) shall survive any such termination of this Agreement and remain into force until the earlier of (i) the date on which PR no longer holds any shares in the Company, or (ii) the date which is 10 years after the date of this Agreement.

Page 17/20

15.2	Any obligation pursuant to § 2 and § 7 shall only apply to a Party that holds shares in the Company.

§ 16

Notices

16.1

Unless this Agreement explicitly provides otherwise, all notices, notifications, requests, approvals and other communications in connection with this Agreement (“Notice”) shall be made in English (i) in writing and shall be delivered personally, sent by registered letter or sent by an internationally recognised express courier (in each case with a copy by email), or (ii) per email and shall be sent, to (y) the addresses set forth in Annex 16.1 or (z) such other addresses as may be specified by any Party to the other Parties in the same manner.

16.2

A Notice shall be considered to be received (i) if delivered personally, when delivered, (ii) if sent by registered letter, on the day of the return receipt, (iii) if sent designated for overnight delivery by internationally recognized express courier, three Business Days after delivery to such courier, (iv) if sent by email at a Business Day before 5:00 p.m. at the registered seat of the receiving Party, on the day the email has been sent, provided that such email is addressed correctly and there is no automatic notification clearly showing that it has not been received by the recipient, and (v) if sent by email at a Business Day after 5:00 p.m. at the registered seat of the receiving Party or not at a Business Day, on the following Business Day, provided that such email is addressed correctly and there is no automatic notification clearly showing that it has not been received by the recipient.

§ 17

Assignment, Accession

17.1

Any single rights and/or single obligations defined under this Agreement or this Agreement as a whole cannot be transferred or assigned in whole or in part without the prior written consent of the other Parties.

17.2

Each Party hereby irrevocably gives its consent to the assignment of all or any portion of the rights and obligations of the other Party to the Affiliate or another acquirer of shares in the Company should the other Party duly transfer all or such portion of its shares in the Company in course of a transfer to an Affiliate, provided that the acquirer of shares accedes to this Agreement.

Page 18/20

17.3

The Parties shall ensure that during the term of this Agreement all shareholders in the Company shall at the same time be parties to this Agreement. The Parties hereby submit to any natural or legal person who is admitted to acquire or assume shares in the Company, the offer to accede to this Agreement and - except for the Company - waive the receipt of the acceptance declaration pursuant to Section 151 sentence 1 of the German Civil Code (BGB). Any acceding party as prospective future shareholder, shall make the acceptance of this offer in notarial form by way of a declaration - substantially as attached as Annex 17.3 hereto - to the Company with effect for all Parties and the Company shall inform the other Parties without undue delay of such accession.

§ 18

Costs

Each Party shall bear its own costs for the draft and advice in connection with the conclusion of this Agreement and the measures provided for in it. The costs for the notarial recording of this Agreement shall be borne by the Company.

§ 19

Written Form

Alterations and additions to this Agreement must be in written form and be signed by each Party in order to be valid, any such alteration or addition shall furthermore be notarized if notarial recording is prescribed. This also applies for any alterations or amendments or any waiver of this requirement of the written form.

§ 20

Choice of Law, Legal Venue

20.1	This Agreement is subject to the substantive laws of the Federal Republic of Germany.

20.2

Any disputes of the Parties resulting out of or in connection with this Agreement or which otherwise affect their position as shareholders and obligations of the Parties rights shall exclusively be settled by arbitration in accordance with the rules of German Institution of Arbitration (DIS-SchO) and the supplementary rules for corporate litigation (DIS-ERGes).

20.2.1

The arbitration tribunal shall be composed of three arbitrators. The claimant and the respondent shall each nominate one member of the tribunal. The third member of the tribunal shall be mutually appointed by the members nominated by the claimant and the respondent and shall be the chairman. The place of arbitration shall be Berlin. The arbitration proceedings shall be conducted in English.

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20.2.2

The effects of the arbitral decision shall extend also to Parties that have been timely nominated as concerned party (Betroffene) regardless of whether they have chosen to make use of the option to act as intervenor (Nebenintervenient) in the arbitration proceedings (section 11 DIS-ERGes). Parties that were timely nominated as concerned parties shall recognise the decision made in accordance with the provisions of the supplementary rules for corporate litigation (DIS-ERGes).

20.2.3	The Parties remain bound by this § 20.2 even after having left the Company for whatever legal reason.

20.2.4

In case of any litigation which would be subject to arbitration proceedings in accordance with this § 20.2 but has been put in front of ordinary courts, the Company always has to raise the objection that arbitration proceedings have been agreed between the Parties.

§ 21

Severability

In case individual provisions of this Agreement are invalid or if this Agreement contains gaps, this does not affect the validity of the remaining provisions. Such invalid provision shall be replaced and the gap shall be filled by a valid provision which corresponds to the meaning and purpose of the invalid provision and which corresponds to what would reasonably have been agreed in accordance with the sense and purpose of this Agreement if the matter had been considered from the outset.

Page 20/20

Annex 1.1

Jumia Technologies AG pre-investment Jumia Technologies AG post new investment Shareholder Shares (EUR) Shares (%) Shares fully diluted (EUR) Shares fully diluted (%) Shares (EUR) Shares (%) Rocket Internet SE 28.833 21,74% 28.833 19,63%28.833 18,73% Rocket Internet Capital Partners SCS 2.9312,21%2.931 2,00% 2.931 1,90% Rocket Internet Capital Partners (Euro) SCS 1.684 1,27% 1.684 1,15% 1.684 1,09% Millicom International CellularS.A. 13.462 10,15% 13.462 9,17% 13.462 8,74% Mobile Telephone Networks Holdings Ltd 41.484 31,28% 41.484 28,25% 41.484 26,94% AXA Africa Holding S.A.S. 8.036 6,06% 8.036 5,47% 90,30% 8.036 5,22% 90,75% ELQ Investors VIII Limited 3.750 2,83% 3.750 2,55% 3.750 2,44% Atlas Countries Support S.A. 8.036 6,06% 8.036 5,47% 8.036 5,22% CDC Group plc 5.358 4,04% 5.358 3,65% 5.358 3,48% AEH New Africa eCommerce I GmbH 11.745 8,86% 11.745 8,00% 11.745 7,63% Chelsea Wharf Holdings S.à r.l. 7.312 5,51% 7.312 4,98% 7.312 4,75% Pernod Ricard Deutschland GmbH 7.105 4,61% Authorized Capital for roll-up of equity interest in Jumia GmbH & Co KG 351 0,24% 351 0,23% Authorized capital Jumia Stock Option Program 9.861 6,71% 9.861 6,40% 9,70% 9,25% Conditional Capital for a post-conversion SOP 3.051 2,08% 3.051 1,98% Further capital for additional SOP* 978 0,67% 978 0,64% Total 132.631 100,00% 146.872 100,00% 153.977 100,00% Jumia Technologies AG pre-investment Jumia Technologies AG post new investment Shareholder Shares (EUR) Shares (%) Shares fully diluted (EUR) Shares fully diluted (%) Shares (EUR) Shares (%) Rocket Internet SE 28.833 21,74% 28.833 19,63% 28.833 18,73% Rocket Internet Capital Partners SCS 2.931 2,21% 2.931 2,00% 2.931 1,90% Rocket Internet Capital Partners (Euro) SCS 1.684 1,27% 1.684 1,15% 1.684 1,09% Millicom International Cellular S.A. 13.462 10,15% 13.462 9,17% 13.462 8,74% Mobile Telephone Networks Holdings Ltd 41.484 31,28% 41.484 28,25% 41.484 26,94% AXA Africa Holding S.A.S. 8.036 6,06% 8.036 5,47% 90,30% 8.036 5,22% 90,75% ELQ Investors VIII Limited 3.750 2,83% 3.750 2,55% 3.750 2,44% Atlas Countries Support S.A. 8.036 6,06% 8.036 5,47% 8.036 5,22% CDC Group plc 5.358 4,04% 5.358 3,65% 5.358 3,48% AEH New Africa eCommerce I GmbH 11.745 8,86% 11.745 8,00% 11.745 7,63% Chelsea Wharf Holdings S.à r.l. 7.312 5,51% 7.312 4,98% 7.312 4,75% Pernod Ricard Deutschland GmbH 7.105 4,61% Authorized Capital for roll-up of equity interest in Jumia GmbH & Co KG 351 0,24% 351 0,23% Authorized capital Jumia Stock Option Program 9.861 6,71% 9.861 6,40% 9,70% 9,25% Conditional Capital for a post-conversion SOP 3.051 2,08% 3.051 1,98% Further capital for additional SOP* 978 0,67% 978 0,64% Total 132.631 100,00% 146.872 100,00% 153.977 100,00% * To be implemented as soon as practically possible in German Law

Annex 2.2

DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

SATZUNG DER JUMIA TECHNOLOGIES AG	ARTICLES OF ASSOCIATION OF JUMIA TECHNOLOGIES AG

I. ALLGEMEINE BESTIMMUNGEN	I. GENERAL PROVISIONS

§ 1 FIRMA UND SITZ	SECTION 1 COMPANY NAME AND REGISTERED SEAT

(1) Die Firma der Gesellschaft lautet Jumia Technologies AG.	(1) The name of the Company is Jumia Technologies AG.

(2) Die Gesellschaft hat ihren Sitz in Berlin.	(2) The Company has its registered seat in Berlin.

§ 2 GEGENSTAND DES UNTERNEHMENS	SECTION 2 COMPANY PURPOSE

(1)

Gegenstand des Unternehmens ist die direkte oder indirekte Verwaltung eigener Vermögenswerte, insbesondere die Gründung neuer Unternehmen oder der Erwerb existierender Unternehmen, die Entwicklung und Umsetzung neuer Geschäftskonzepte, der Erwerb, die Verwaltung und die Verfügung über Anteile an anderen Unternehmen und juristischen Personen in Deutschland oder im Ausland sowie die Erbringung von Dienst- und Beratungsleistungen, insbesondere mit Fokussierung auf so unterschiedliche Bereiche wie Internet, Online-Dienste, E-Commerce, Telekommunikation, Medien, Neue Medien, Technologien, Software, IT-Dienstleistungen, Marketing, Vertrieb, Personalbeschaffung, Finanzierung, Programmierung, Projektmanagement sowie Start-Up- und Wachstumsunternehmen.

(1)

The Company’s purpose is the direct or indirect management of its own assets, in particular the incorporation of new companies or the acquisition of existing companies, the development and implementation of new business concepts, the acquisition, management and disposition of shares in other companies and legal entities in Germany or abroad as well as the provision of consulting and other services, in particular with a focus on areas as diverse as Internet, online services, e-commerce, telecommunications, media, new media, technologies, software, IT services, marketing, sales, recruitment, financing, programming, project management and start-up and growth companies.

(2)

Die Gesellschaft ist zu allen Handlungen und Maßnahmen berechtigt und kann alle Geschäfte betreiben, die mit dem Gegenstand des Unternehmens zusammenhängen oder ihm unmittelbar oder mittelbar zu dienen geeignet sind. Sie kann auch andere Unternehmen im In- und Ausland gründen, erwerben und sich an ihnen beteiligen sowie solche Unternehmen leiten oder sich auf die Verwaltung der Beteiligung beschränken. Sie kann ihren Betrieb, auch soweit es um die von ihr gehaltenen Beteiligungen geht, ganz oder teilweise durch verbundene Unternehmen führen lassen oder auf solche übertragen oder auslagern und sich auf die Tätigkeit als

(2)

The Company is entitled to perform all acts and take all steps and conduct all transactions relating to its purpose or which are appropriate to directly or indirectly effect the accomplishment of the Company’s purpose. The Company may also establish or acquire enterprises in Germany or abroad and participate in and manage such enterprises or confine itself to the management of its participation. The Company can completely or partially delegate management of its operations, including its participation in other companies, to affiliated companies or transfer or outsource its operations to such affiliated companies as well as confine itself to operation as a

DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

geschäftsleitende Holding beschränken. Die Gesellschaft darf auch Zweigniederlassungen und Betriebsstätten im In- und Ausland errichten. Sie kann ihre Tätigkeit auf einen Teil der in Absatz 1 bezeichneten Tätigkeitsfelder beschränken.

management holding company. The Company may also establish branch offices and permanent establishments in Germany and abroad. The Company may limit its activity to any part of the areas designated in paragraph 1.

§ 3 BEKANNTMACHUNGEN UND INFORMATIONSÜBERMITTLUNG	SECTION 3 ANNOUNCEMENTS AND COMMUNICATING INFORMATION

(1) Die Bekanntmachungen der Gesellschaft erfolgen im Bundesanzeiger. Sofern gesetzlich zwingend eine andere Bekanntmachungsform erforderlich ist, tritt an die Stelle des Bundesanzeigers diese Bekanntmachungsform.	(1) Company notices shall be published in the Federal Gazette. If another form of notice is required by mandatory provisions of law, such form shall replace the notice in the Federal Gazette.

(2) Informationen an die Aktionäre der Gesellschaft können, soweit gesetzlich zulässig, auch im Wege der Datenfernübertragung übermittelt werden. Die Übermittlung von Mitteilungen nach § 125 Abs. 1 i.V.m. § 128 Abs. 1 AktG sowie nach § 125 Abs. 2 AktG ist auf den Weg elektronischer Kommunikation beschränkt. Der Vorstand ist - ohne dass hierauf ein Anspruch besteht - berechtigt, diese Mitteilungen auch auf anderem Weg zu versenden.	(2)

Notices to the shareholders of the Company may, to the extent permitted by law, also be communicated by data transmission. Notices pursuant to Section 125 para. 1 in conjunction with 128 para. 1 of the German Stock Corporation Act (AktG) as well as pursuant to Section 125 para. 2 of the AktG must be delivered by electronic communication. The Management Board is entitled, but not obliged, to deliver such notices also by other means.

II. GRUNDKAPITAL UND AKTIEN	II. SHARE CAPITAL AND SHARES

§ 4 GRUNDKAPITAL	SECTION 4 SHARE CAPITAL

(1) Das Grundkapital der Gesellschaft beträgt EUR 132.631,00 (in Worten: Euro einhundertzweiunddreißigtausend sechshunderteinunddreißig). Es ist eingeteilt in 132.631 Stückaktien (Aktien ohne Nennbetrag).	(1)

The share capital of the Company amounts to EUR 132,631.00 (spelled out: Euro one hundred thirty-two thousand six hundred thirty-one). It is divided into 132,631 no-par value shares (shares without a nominal value).

Das Grundkapital wurde in Höhe von EUR 132.631,00 (in Worten: Euro einhundertzweiunddreißigtausend sechshunderteinunddreißig) durch Formwechsel gemäß §§ 190 ff. UmwG der im Handelsregister des Amtsgerichts Charlottenburg unter HRB 142937 B eingetragenen Africa Internet Holding GmbH mit dem Sitz in Berlin erbracht.

The share capital has been provided in the amount of EUR 132,631.00 (spelled out: Euro one hundred thirty-two thousand six hundred thirty-one) by way of transformation pursuant to Sections 190 et seq. of the German Transformation Act (UmwG) of Africa Internet Holding GmbH with registered seat in Berlin, registered in the commercial register of the local court of Charlottenburg under registration number HRB 142937 B.

DEUTSCHE FASSUNG		CONVENIENCE TRANSLATION

(2)	Der Vorstand ist ermächtigt, das Grundkapital in der Zeit bis zum 11. Dezember 2023 mit Zustimmung des Aufsichtsrats um insgesamt bis zu EUR 10.212,00 (in Worten: Euro zehntausend zweihundertzwölf) durch Ausgabe von bis zu 10.212 neuen, auf den Inhaber lautenden Stückaktien gegen Bar-und/oder Sacheinlagen, einschließlich Forderungen gegen die Gesellschaft, einmalig oder mehrmals zu erhöhen („Genehmigtes Kapital 2018/I“).	(2)

The Management Board is authorized until 11 December 2023 to increase, once or repeatedly and each time with the consent of the Supervisory Board, the registered capital by up to a total amount of EUR 10,212.00 (spelled out: Euro ten thousand two hundred twelve) through the issuance of up to 10,212 new no-par value bearer shares against contributions in cash and/or in kind, including claims against the Company (“Authorized Capital 2018/I”).

	Das Bezugsrecht der Aktionäre ist ausgeschlossen.		The subscription rights of the shareholders are excluded.

	Das Genehmigte Kapital 2018/I dient		The Authorized Capital 2018/I serves

(i)

der Erfüllung von Erwerbsrechten (Optionsrechten), die von der Gesellschaft (oder einem ihrer Rechtsvorgänger) vor der Umwandlung der Gesellschaft in eine Aktiengesellschaft an gegenwärtige und/oder ehemalige Geschäftsführer und/oder Mitarbeiter der Gesellschaft und/oder ihrer direkten und indirekten Tochtergesellschaften und an Dienstleister, Förderer oder Geschäftspartner der Gesellschaft und/oder ihrer direkten und indirekten Tochtergesellschaften gewährt wurden; und

(i)

to fulfil acquisition rights (option rights) that have been granted by the Company (or its legal predecessors) prior to its conversion into a stock corporation to current and/or former managing directors and/or employees of the Company and/or its direct and indirect subsidiaries and to service providers, supporters or business partners of the Company and/or its direct and indirect subsidiaries; and

(ii)

zur Ausgabe von Aktien an der Gesellschaft an Inhaber von Gesellschaftsanteilen an direkten oder indirekten Tochtergesellschaften der Gesellschaft, einschließlich solcher Gesellschaftsanteile an direkten oder indirekten Tochtergesellschaften der Gesellschaft, die von ihrem Inhaber treuhänderisch gehalten werden.

(ii)

to issue shares in the Company to holders of shares in direct or indirect subsidiaries of the Company, including such shares in direct or indirect subsidiaries of the Company which are held in trust by its holder.

Die Aktien, die aus dem Genehmigten Kapital 2018/I geschaffen werden, dürfen nur zu diesen Zwecken ausgegeben werden. Die Kapitalerhöhung ist nur insoweit durchzuführen, wie die Inhaber der ausgegebenen Optionen von ihrem Optionsrecht Gebrauch machen und wie dies zur Ausgabe von Aktien an der Gesellschaft an Inhaber von Gesellschaftsanteilen an direkten oder indirekten Tochtergesellschaften der Gesellschaft, einschließlich solcher Gesellschaftsanteile an direkten oder indirekten Tochtergesellschaften der Gesellschaft, die von ihrem Inhaber treuhänderisch gehalten werden, erforderlich ist.

The shares which will be created from the Authorized Capital 2018/I may only be issued for these purposes. A capital increase may be implemented only to the extent as the holders of the option rights exercise their option rights, and as required to issue shares in the Company to holders of shares in direct or indirect subsidiaries of the Company, including such shares in direct or indirect subsidiaries of the Company which are held in trust by its holder.

DEUTSCHE FASSUNG		CONVENIENCE TRANSLATION

	Der Ausgabebetrag der neuen Aktien muss mindestens EUR 1,00 je Aktie betragen und kann durch Bar- und/oder Sacheinlage, einschließlich Forderungen gegen die Gesellschaft, erbracht werden.		The issue amount of the new shares must be at least EUR 1.00 per share and may be paid in cash or in kind, including claims against the Company.

Der Vorstand ist ermächtigt, die weiteren Einzelheiten der Kapitalerhöhung und ihrer Durchführung mit Zustimmung des Aufsichtsrats festzulegen; dies umfasst auch die Festlegung der Gewinnanteilsberechtigung der neuen Aktien, welche für das laufende Geschäftsjahr abweichend von § 60 Abs. 2 AktG festgelegt werden kann. Soweit ein Mitglied des Vorstands durch die Optionsrechte begünstigt ist, erfolgt die Festlegung ausschließlich durch den Aufsichtsrat.

The Management Board is authorized to determine any further details of the capital increase and its implementation, subject to the consent of the Supervisory Board; this also includes the determination of the profit participation with respect to the new shares, which may, in deviation of Section 60 para. 2 of the AktG, also include profit participation for the current fiscal year. To the extent that a member of the Management Board is entitled under the option rights, such determinations will be made exclusively by the Supervisory Board.

Der Aufsichtsrat ist ermächtigt, nach Ausnutzung des Genehmigten Kapitals 2018/I oder Ablauf der Frist für die Ausnutzung des Genehmigten Kapitals 2018/I die Fassung der Satzung entsprechend anzupassen.

The Supervisory Board is authorized to adjust the wording of the Articles of Association accordingly after the utilization of the Authorized Capital 2018/I or upon expiry of the period for the utilization of the Authorized Capital 2018/I.

§ 5 AKTIEN		SECTION 5 SHARES

(1)	Die Aktien lauten auf den Inhaber.	(1)	The shares are bearer shares.

(2)	Ein Anspruch der Aktionäre auf Verbriefung ihrer Anteile ist ausgeschlossen, soweit dies gesetzlich zulässig und nicht eine Verbriefung nach den Regeln einer Börse erforderlich ist, an der die Aktie zum Handel zugelassen ist. Die Gesellschaft ist berechtigt, Aktienurkunden auszustellen, die einzelne Aktien (Einzelaktien) oder mehrere Aktien (Sammelaktien) verkörpern. Ein Anspruch der Aktionäre auf Ausgabe von Gewinnanteil- und Erneuerungsscheinen ist ausgeschlossen.	(2)

As far as legally permissible and not required by the rules and procedures of a stock exchange on which the shares are admitted for trading, the right of shareholders to receive share certificates shall be excluded. The Company is entitled to issue share certificates representing individual shares (individual share certificates) or several shares (global share certificates). The shareholders shall have no claim to the issue of dividend or renewal coupons.

(3)	Die Form und den Inhalt von Aktienurkunden, etwaigen Gewinnanteils- und Erneuerungsscheinen setzt der Vorstand fest. Das gleiche gilt für Schuldverschreibungen und Zinsscheine.	(3)	Form and content of share certificates as well as dividend and renewal coupons, if any, shall be determined by the Management Board. The same applies with regard to bonds and interest coupons.

DEUTSCHE FASSUNG		CONVENIENCE TRANSLATION

III. VORSTAND		III. MANAGEMENT BOARD

§ 6 ZUSAMMENSETZUNG UND GESCHÄFTSORDNUNG		SECTION 6 COMPOSITION AND RULES OF PROCEDURE

(1)	Der Vorstand besteht aus einem oder mehreren Mitgliedern. Der Aufsichtsrat bestimmt die Zahl der Mitglieder des Vorstands.	(1) The Management Board consists of one or several members. The number of members of the Management Board shall be determined by the Supervisory Board.

(2)	Der Aufsichtsrat kann einen Vorsitzenden oder mehrere Vorsitzende des Vorstands sowie einen stellvertretenden Vorsitzenden ernennen.	(2) The Supervisory Board may appoint a Chairperson or several Chairpersons as well as a Deputy Chairperson of the Management Board.

(3)	Die Bestellung von Vorstandsmitgliedern, der Abschluss der Anstellungsverträge und der Widerruf der Bestellung sowie die Änderung und Beendigung der Anstellungsverträge erfolgen durch den Aufsichtsrat. Der Aufsichtsrat kann für den Vorstand eine Geschäftsordnung erlassen.	(3)

The Supervisory Board is responsible for the appointment of members of the Management Board, the conclusion of their employment contracts and the revocation of appointments as well as for any amendment to or termination of Management Board employment contracts. The Supervisory Board may adopt Rules of Procedure for the Management Board.

§ 7 GESCHÄFTSFÜHRUNG UND VERTRETUNG DER GESELLSCHAFT		SECTION 7 MANAGEMENT AND REPRESENTATION OF THE COMPANY

(1)	Der Vorstand leitet die Gesellschaft in eigener Verantwortung. Er hat die Geschäfte der Gesellschaft nach Maßgabe des Gesetzes, der Satzung und der Geschäftsordnung für den Vorstand zu führen. Unbeschadet der Gesamtverantwortung des Vorstands leitet jedes Vorstandsmitglied den ihm durch die Geschäftsordnung zugewiesenen Geschäftsbereich selbstständig.	(1)

The Management Board shall have sole responsibility for the management of the Company. The Management Board shall manage the Company’s business in accordance with the law, the Articles of Association and the Rules of Procedure for the Management Board. Notwithstanding the collective responsibility of the Management Board, the various board members are individually responsible for the management of their respective business divisions as outlined in the Management Board Rules of Procedure.

(2)	Besteht der Vorstand aus mehreren Personen, so wird die Gesellschaft durch zwei Vorstandsmitglieder oder durch ein Vorstandsmitglied gemeinsam mit einem Prokuristen im Sinne der §§ 48 ff. HGB gesetzlich vertreten. Ist nur ein Vorstandsmitglied bestellt oder hat der Aufsichtsrat ein Vorstandsmitglied zur Alleinvertretung ermächtigt, so vertritt es die Gesellschaft allein.	(2)

If the Management Board consists of several members, the Company shall be legally represented by two members of the Management Board or by one member of the Management Board together with the holder of a general commercial power of attorney within the meaning of Section 48 et seq. of the German Commercial Code (HGB). If only one member of the Management Board is appointed or if the Supervisory Board has authorized one member of the Management Board to represent the Company alone, such member shall solely represent the Company.

DEUTSCHE FASSUNG		CONVENIENCE TRANSLATION

(3)	Der Aufsichtsrat kann alle oder einzelne Vorstandsmitglieder generell oder für den Einzelfall vom Verbot der Mehrfachvertretung gemäß § 181 2. Alternative BGB befreien; § 112 AktG bleibt unberührt. Im Übrigen wird die Gesellschaft durch Prokuristen im Sinne der §§ 48 ff. HGB oder andere Zeichnungsberechtigte nach näherer Bestimmung des Vorstands vertreten.	(3)

The Supervisory Board may generally or in specific cases issue to all members or to specific members of the Management Board an exemption from the prohibition of representing more than one party pursuant to Section 181 2nd alternative of the German Civil Code (BGB); Section 112 of the AktG remains unaffected. The Company is otherwise represented by holders of a general commercial power of attorney within the meaning of Section 48 et seq. of the HGB (Prokuristen) or by other authorized signatories (andere Zeichnungsberechtigte) to be determined by the Management Board.

IV. AUFSICHTSRAT		IV. SUPERVISORY BOARD

§ 8 ZUSAMMENSETZUNG, WAHLEN, AMTSDAUER		SECTION 8 COMPOSITION, ELECTIONS, TERM OF OFFICE

(1)	Der Aufsichtsrat besteht aus fünf (5) Mitgliedern, die von der Hauptversammlung gewählt werden.	(1) The Supervisory Board consists of five (5) members who shall be elected by the General Meeting.

(2)	Die Mitglieder des Aufsichtsrats werden vorbehaltlich einer anderweitigen Festlegung der Amtszeit bei der Wahl bis zur Beendigung der Hauptversammlung bestellt, die über die Entlastung für das vierte Geschäftsjahr nach dem Beginn der Amtszeit beschließt. Das Geschäftsjahr, in welchem die Amtszeit beginnt, wird hierbei nicht mitgerechnet.	(2)

Unless otherwise specified at the time of their election, the members of the Supervisory Board are elected for a period terminating at the end of the General Meeting that resolves on the formal approval of the members’ acts for the fourth fiscal year following the commencement of their term of office. The fiscal year in which the term of office begins shall not be included in this calculation.

(3)	Die Wahl eines Nachfolgers eines vor Ablauf der Amtszeit ausgeschiedenen Mitglieds erfolgt für den Rest der Amtszeit des ausgeschiedenen Aufsichtsratsmitglieds, soweit die Hauptversammlung die Amtszeit des Nachfolgers nicht abweichend bestimmt. Entsprechendes gilt, falls eine Nachwahl wegen Wahlanfechtung notwendig wird.	(3)

If a member of the Supervisory Board leaves office before the end of his/her term, a successor shall be elected for the remaining term of the member who has left office unless the General Meeting specifies a different term of office for such a successor. The same procedure applies if a re-election becomes necessary due to the challenge of an election.

(4)	Die Hauptversammlung kann gleichzeitig Ersatzmitglieder bestellen, die in einer bei der Wahl festzulegenden Reihenfolge an die Stelle vorzeitig oder aufgrund von Wahlanfechtung ausscheidender Aufsichtsratsmitglieder treten. Tritt ein Ersatzmitglied an die Stelle des ausgeschiedenen Mitglieds, so erlischt sein Amt mit Ende der Hauptversammlung, in	(4)

For members of the Supervisory Board, the General Meeting may, at the time of their election, appoint substitute members who shall replace members of the Supervisory Board leaving office before the end of their term or whose election has been successfully contested in an order to be determined at the time at which such substitute members are appointed. The term of office

DEUTSCHE FASSUNG		CONVENIENCE TRANSLATION

der eine Nachwahl nach vorstehendem § 8 Abs. 3 stattfindet, spätestens jedoch mit Ablauf der Amtszeit des ausgeschiedenen Aufsichtsratsmitglieds. War das infolge einer Nachwahl ausgeschiedene Ersatzmitglied für mehrere Aufsichtsratsmitglieder bestellt worden, lebt seine Stellung als Ersatzmitglied wieder auf.

of such substitute members shall terminate at the end of the General Meeting in which a successor is elected in accordance with Section 8 para. 3 above and at the latest at the end of the term of office of the leaving member. If the substitute member whose term of office has terminated due to the election of a successor was appointed as a substitute member for several members of the Supervisory Board, his/her position as a substitute member shall renew.

(5)

Jedes Aufsichtsratsmitglied und Ersatzmitglied kann sein Amt auch ohne wichtigen Grund durch schriftliche Erklärung gegenüber dem Vorstand oder dem Vorsitzenden des Aufsichtsrats oder, im Falle einer Amtsniederlegung durch den Vorsitzenden, seinem Stellvertreter, mit einer Frist von einem Monat niederlegen. Der Aufsichtsratsvorsitzende kann den Vorsitz gegenüber dem Stellvertreter und der Stellvertreter kann das Stellvertreteramt gegenüber dem Vorsitzenden durch schriftliche Erklärung ohne wichtigen Grund mit einer Frist von einem Monat niederlegen. Der Vorstand, der Aufsichtsratsvorsitzende oder, im Falle der Niederlegung durch den Aufsichtsratsvorsitzenden, sein Stellvertreter, kann einer Verkürzung der vorgenannten Niederlegungsfristen oder einem Verzicht auf die Wahrung der Niederlegungsfristen zustimmen.

		(5)

Each member of the Supervisory Board and each substitute member may resign from office even without good cause by providing one month’s written notice to the Management Board, the Chairperson of the Supervisory Board or, in case of a resignation by the Chairperson, to his/her deputy. The Chairperson of the Supervisory Board can resign from chairmanship with written notice issued to the Deputy and his/her Deputy can resign from his/her Deputy position with written notice issued to the Chairperson, in each case, with or without good cause by providing one month’s notice. The Management Board, the Chairperson of the Supervisory Board, or in case of a resignation by the Chairperson his/her Deputy, may consent to a shortening or waiving the aforementioned periods.

§ 9 VORSITZENDER UND STELLVERTRETER		SECTION 9 CHAIRMAN AND DEPUTY CHAIRMAN

(1)	Der Aufsichtsrat wählt aus seiner Mitte einen Vorsitzenden und einen Stellvertreter. Die Wahl soll im Anschluss an die Hauptversammlung, in der die Aufsichtsratsmitglieder neu gewählt worden sind, erfolgen; zu dieser Sitzung bedarf es keiner besonderen Einladung. Die Amtszeit des Vorsitzenden und des Stellvertreters entspricht, soweit nicht bei ihrer jeweiligen Wahl eine kürzere Amtszeit bestimmt wird, ihrer Amtszeit als Mitglied des Aufsichtsrats.	(1)

The Supervisory Board elects from among its members a Chairperson and a Deputy Chairperson. The election shall take place following the General Meeting that has elected the new members of the Supervisory Board; no special invitation is necessary for this meeting. The term of office of the Chairperson and his/her Deputy corresponds to their term of office as members of the Supervisory Board unless a shorter term is determined at the time of their respective election.

(2)	Scheidet der Vorsitzende oder sein Stellvertreter vorzeitig aus diesem Amt aus, so hat der Aufsichtsrat jeweils unverzüglich eine Neuwahl vorzunehmen.	(2) If the Chairperson or his/her Deputy leaves such office before the end of its term, the Supervisory Board shall conduct a new election without undue delay.

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(3)	Der Stellvertreter des Vorsitzenden hat in allen Fällen, in denen er bei Verhinderung des Vorsitzenden in dessen Stellvertretung handelt, vorbehaltlich anderer Reglungen in dieser Satzung, die gleichen Rechte und Pflichten wie der Vorsitzende.	(3)

In all cases in which the Chairperson being absent or prevented from performing his office and the Deputy acts on his/her behalf, subject to other provisions of these Articles of Association, he/she has the same rights and obligations as the Chairperson.

(4)	Willenserklärungen des Aufsichtsrats sind im Namen des Aufsichtsrats von dem Vorsitzenden, im Falle seiner Verhinderung von seinem Stellvertreter abzugeben. Der Vorsitzende ist ermächtigt, Erklärungen für den Aufsichtsrat entgegen zu nehmen.	(4)

The Chairperson and, where he is unable to do so, the Deputy Chairperson shall be authorized to submit declarations of intention in the name of the Supervisory Board. The Chairperson is authorized to accept declarations on behalf of the Supervisory Board.

§ 10 RECHTE UND PFLICHTEN DES AUFSICHTSRATS		SECTION 10 RIGHTS AND OBLIGATIONS OF THE SUPERVISORY BOARD

(1)	Der Aufsichtsrat hat alle Aufgaben und Rechte, die ihm durch Gesetz und die Satzung zugewiesen werden.	(1)	The Supervisory Board shall have all rights and obligations assigned to it by law and by these Articles of Association.

(2)	Der Aufsichtsrat hat in der Geschäftsordnung für den Vorstand oder den Aufsichtsrat oder durch Beschluss zu bestimmen, dass bestimmte Geschäfte oder Arten von Geschäften nur mit seiner Zustimmung vorgenommen werden dürfen.	(2)

The Supervisory Board shall determine within the Rules of Procedure of the Management Board or of the Supervisory Board or by a resolution of its members that certain transactions or types of transactions shall be subjected to its approval.

(3)	Der Aufsichtsrat kann die Zustimmung zu einem bestimmten Kreis von Geschäften widerruflich allgemein oder für den Fall, dass das einzelne Geschäft bestimmten Anforderungen genügt, im Voraus erteilen.	(3)	The Supervisory Board may give revocable consent in advance to a certain group of transactions in general or to individual transactions that meet certain requirements.

(4)	Der Aufsichtsrat ist befugt, Änderungen der Satzung zu beschließen, die nur deren Fassung betreffen.	(4)	The Supervisory Board is entitled to resolve amendments to the Articles of Association if such amendments relate only to the wording of the Articles.

§ 11 GESCHÄFTSORDNUNG UND AUSSCHÜSSE		SECTION 11 RULES OF PROCEDURE AND COMMITTEES

(1)	Der Aufsichtsrat gibt sich eine Geschäftsordnung im Rahmen der gesetzlichen Vorschriften und der Bestimmungen dieser Satzung.	(1)	The Supervisory Board shall adopt its own Rules of Procedure in accordance with the law and the provisions of these Articles of Association.

(2)	Der Aufsichtsrat kann nach Maßgabe der gesetzlichen Vorschriften Ausschüsse bilden. Soweit das Gesetz oder die Satzung es zulassen, kann der Aufsichtsrat ihm obliegende Aufgaben, Entscheidungsbefugnisse und Rechte auf seinen Vorsitzenden, einzelne seiner Mitglieder oder aus seiner Mitte gebildete Ausschüsse übertragen. Zusammensetzung, Befugnisse und Verfahren der Ausschüsse werden vom Aufsichtsrat festgelegt.	(2)

The Supervisory Board may set up committees in accordance with the law. To the extent permitted by law or by these Articles of Association, the Supervisory Board may delegate any of its duties, decision-making powers and rights to its Chairperson, to one of its members or to committees established from among its members. The Supervisory Board shall determine the composition, powers and procedures of such committees.

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§ 12 SITZUNGEN UND BESCHLUSSFASSUNG DES AUFSICHTSRATS		SECTION 12 MEETINGS AND RESOLUTIONS OF THE SUPERVISORY BOARD

(1)

Die Sitzungen des Aufsichtsrats werden vom Vorsitzenden des Aufsichtsrats unter Einhaltung einer Frist von mindestens sieben Tagen einberufen, wobei der Tag der Absendung der Einladung und der Tag der Sitzung nicht mitgerechnet werden. Die Einberufung kann schriftlich, per Telefax, per E-Mail oder mittels sonstiger gebräuchlicher (einschließlich elektronischer) Kommunikationsmittel erfolgen. Der Vorsitzende kann diese Frist in dringenden Fällen abkürzen und die Sitzung mündlich oder fernmündlich einberufen. Im Übrigen gelten hinsichtlich der Einberufung des Aufsichtsrats die gesetzlichen Bestimmungen sowie die Regelungen der Geschäftsordnung für den Aufsichtsrat.

		(1)

The Chairperson of the Supervisory Board shall convene the meetings of the Supervisory Board by providing at least seven days’ notice, not including the day on which the invitation is sent and the day of the meeting itself. Notice of meetings may be given in writing, by telefax, by email or any other customary means of communication (including electronic means of communication). In urgent cases the Chairperson may shorten this notice period and may call the meeting orally or by telephone. In all other respects regarding the calling of Supervisory Board meetings the rules provided by law as well as by the Rules of Procedure of the Supervisory Board shall apply.

(2)	Die Sitzungen des Aufsichtsrats werden vom Vorsitzenden geleitet.	(2) Meetings of the Supervisory Board are chaired by the Chairperson.

(3)

Beschlüsse des Aufsichtsrats werden in der Regel in Sitzungen gefasst. Auf Anordnung des Vorsitzenden oder mit Zustimmung aller Mitglieder des Aufsichtsrats können Sitzungen auch in Form einer Telefonkonferenz oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) abgehalten und einzelne Aufsichtsratsmitglieder telefonisch oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) zugeschaltet werden; in diesen Fällen kann die Beschlussfassung im Wege der Telefonkonferenz oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) erfolgen. Abwesende bzw. nicht an der Konferenzschaltung mittels Telefon oder Videokonferenz teilnehmende Aufsichtsratsmitglieder können auch dadurch an der Beschlussfassung des Aufsichtsrats teilnehmen, dass sie schriftliche Stimmabgaben durch ein anderes Aufsichtsratsmitglied überreichen lassen. Darüber hinaus können abwesende Mitglieder ihre Stimme auch im Vorfeld der Sitzung, während der Sitzung oder

		(3)

Resolutions of the Supervisory Board shall generally be passed in meetings. At the order of the Chairperson or with the consent of all Supervisory Board members, the meetings of the Supervisory Board may also be held in the form of a telephone conference or by other electronic means of communication (especially by video conference); individual members of the Supervisory Board may connect to the meetings via telephone or by other electronic means of communication (especially by video conference); in such cases resolutions may also be passed by way of the telephone conference or by other electronic means of communication (especially by video conference). Members of the Supervisory Board who are absent from a meeting or who do not participate in a meeting via telephone or video conference can also participate in the passing of resolutions by submitting their votes in writing by way of another Supervisory Board member. In addition, absent members are permitted to cast their vote prior to or during the meeting or following the meeting within a reasonable period as determined by the Chairperson of the Supervisory Board. Such votes may be cast in

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nachträglich innerhalb einer vom Vorsitzenden des Aufsichtsrats zu bestimmenden angemessenen Frist abgeben. Solche Stimmen können mündlich, fernmündlich, per Telefax, per E-Mail oder mittels sonstiger gebräuchlicher (einschließlich elektronischer) Kommunikationsmittel abgegeben werden. Ein Recht zum Widerspruch gegen die vom Vorsitzenden angeordnete Form der Beschlussfassung besteht nicht.

oral form, by telephone, by telefax, by email or any other customary means of communication (including electronic means of communication). Objections to the form of voting determined by the Chairperson are not permitted.

(4)

Eine Beschlussfassung über Gegenstände der Tagesordnung, die nicht in der der Einladung beigefügten Tagesordnung enthalten waren und auch nicht bis zum dritten Tag vor der Sitzung mitgeteilt worden sind, falls nicht ein dringender Fall eine spätere Mitteilung rechtfertigt, ist nur zulässig, wenn kein Aufsichtsratsmitglied widerspricht. Abwesenden Mitgliedern ist in einem solchen Fall Gelegenheit zu geben, binnen einer vom Vorsitzenden des Aufsichtsrats zu bestimmenden angemessenen Frist schriftlich, mündlich, fernmündlich, per Telefax, per E-Mail oder mittels sonstiger gebräuchlicher (einschließlich elektronischer) Kommunikationsmittel der Beschlussfassung zu widersprechen oder ihre Stimme abzugeben. Der Beschluss wird erst wirksam, wenn kein abwesendes Aufsichtsratsmitglied innerhalb der Frist widersprochen hat. Telefonisch oder mittels sonstiger elektronischer Kommunikationsmittel zugeschaltete Mitglieder des Aufsichtsrats gelten als anwesend.

(4)

Resolutions on matters not included in the agenda enclosed with the meeting invitation and for which notice has not been provided at least three days prior to the meeting, except in situations where later notification is justified by urgent circumstances, shall only be permitted for consideration if no member of the Supervisory Board objects thereto. In such a case, absent members must be given the opportunity to object to the adoption of such resolutions or to cast their vote in writing, orally, by telephone, telefax, email or any other customary means of communication (including electronic means of communication) within an adequate period of time to be determined by the Chairperson. Such resolutions become effective only after no absent Supervisory Board member has objected within such a period. Members of the Supervisory Board taking part via telephone or other electronic means of communication are considered to be present.

(5)

Beschlüsse können auch außerhalb von Sitzungen (im Sinne von § 12 Abs. 3) schriftlich, mündlich, fernmündlich, per Telefax, per E-Mail oder mittels sonstiger vergleichbarer Kommunikationsmittel sowie in Kombination der vorgenannten Formen, einschließlich im Umlaufverfahren, und in Kombination mit einer Beschlussfassung in einer Sitzung gefasst werden, wenn der Vorsitzende des Aufsichtsrats dies unter Beachtung einer angemessenen Frist anordnet oder sich alle Aufsichtsratsmitglieder an der Beschlussfassung beteiligen. Mitglieder, die sich bei der Beschlussfassung der Stimme enthalten, nehmen in diesem Sinne an der Beschlussfassung teil. Ein Recht zum Widerspruch gegen die vom Vorsitzenden angeordnete Form der Beschlussfassung besteht nicht.

(5)

Resolution may also be adopted outside of meetings (in the meaning of Section 12 para. 3) in writing, orally, by telephone, by telefax or by email or any other comparable means of communication, whereas the aforementioned forms may also be combined, including by way of circular resolution, or in combination with adopting the resolution in a meeting at the order of the Chairperson of the Supervisory Board if preceded by reasonable notice or if all members of the Supervisory Board participate in the adoption of the resolution. Members who abstain from voting are considered to take part in the resolution. Objections to the form of voting determined by the Chairperson are not permitted.

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(6)	Der Aufsichtsrat ist beschlussfähig, wenn mindestens die Hälfte seiner Mitglieder an der Beschlussfassung teilnimmt. Abwesende bzw. nicht telefonisch oder über sonstige elektronische Kommunikationsmittel (insbesondere Videokonferenz) teilnehmende oder zugeschaltete Aufsichtsratsmitglieder, die nach Maßgabe von § 12 Abs. 3 bzw. Abs. 5 ihre Stimme abgeben, sowie Mitglieder, die sich bei der Beschlussfassung der Stimme enthalten, nehmen in diesem Sinne an der Beschlussfassung teil.	(6)

The Supervisory Board has a quorum if at least half of its members take part in the voting. Absent members of the Supervisory Board or members who do not participate or are connected via telephone or via other electronic means of communication (especially via video conference) and who cast their vote in accordance with Section 12 para. 3 or para. 5 above, as well as members who abstain from voting, are considered to take part in the voting for this purpose.

(7)	Beschlüsse des Aufsichtsrats werden, soweit das Gesetz nicht zwingend etwas anderes bestimmt, mit einfacher Mehrheit der abgegebenen Stimmen gefasst. Stimmenthaltungen gelten in diesem Sinne nicht als abgegebene Stimmen. Ergibt eine Abstimmung im Aufsichtsrat Stimmengleichheit, gibt die Stimme des Vorsitzenden des Aufsichtsrats den Ausschlag. Im Falle der Verhinderung des Vorsitzenden des Aufsichtsrats steht dieses Recht seinem Stellvertreter zu.	(7)

Unless otherwise provided by mandatory law, resolutions of the Supervisory Board are passed with a simple majority of the votes cast. Abstentions shall not count as a vote cast in this case. If any vote of the Supervisory Board results in a tie, the vote of the Chairperson of the Supervisory Board shall be decisive. In the absence of the Chairperson of the Supervisory Board, the Deputy Chairperson’s vote shall be decisive.

(8)

Über die Beschlüsse und Sitzungen des Aufsichtsrats (im Sinne von § 12 Abs. 3) sowie über in diesen Sitzungen verabschiedete Beschlüsse sind Niederschriften zu fertigen, die vom Vorsitzenden zu unterzeichnen sind. Beschlüsse außerhalb von Sitzungen (im Sinne von § 12 Abs. 3) werden vom Vorsitzenden schriftlich festgehalten und allen Aufsichtsratsmitgliedern zugeleitet. In der Niederschrift sind Ort und Tag der Sitzung, die Teilnehmer und die Art und Weise ihrer Teilnahme, die Gegenstände der Tagesordnung, der wesentliche Inhalt der Verhandlung und die Beschlüsse des Aufsichtsrats wiederzugeben.

		(8)

Minutes shall be taken of the resolutions and meetings of the Supervisory Board (in the meaning of Section 12 para. 3) and of the resolutions adopted in such meetings. Such minutes shall be signed by the Chairperson. Resolutions which were adopted outside meetings (in the meaning of Section 12 para. 3) must to be recorded by the Chairperson in writing and shall be made available to all members of the Supervisory Board. The minutes of meetings shall state the place and date of the meeting, the participants and the manner of their participation, the items on the agenda, the principal contents of the proceedings and the resolutions of the Supervisory Board.

§ 13 VERGÜTUNG		SECTION 13 COMPENSATION

	Die Vergütung der Mitglieder des Aufsichtsrats wird von der Hauptversammlung bewilligt.	The compensation of the members of the Supervisory Board is approved by the General Meeting.

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V. HAUPTVERSAMMLUNG		V. GENERAL MEETING

§ 14 ORT UND EINBERUFUNG		SECTION 14 PLACE AND CONVOCATION

(1)	Innerhalb der ersten acht Monate jedes Geschäftsjahres findet eine ordentliche Hauptversammlung der Aktionäre statt.	(1) An annual General Meeting shall be held within the first eight months of each fiscal year.

(2)	Die Hauptversammlung wird vorbehaltlich der gesetzlichen Einberufungsrechte des Aufsichtsrats und einer Aktionärsminderheit durch den Vorstand einberufen. Die Hauptversammlung findet nach Wahl des einberufenden Organs am Sitz der Gesellschaft oder am Sitz einer deutschen Wertpapierbörse statt.	(2)

Subject to any existing legal rights authorizing the Supervisory Board and a minority of the shareholders to convene the General Meeting, the General Meeting shall be convened by the Management Board. The General Meeting shall be held, at the option of the body convening the General Meeting, either at the registered seat of the Company or at the place of a German stock exchange.

(3)	Die Hauptversammlung ist mindestens mit der gesetzlich vorgeschriebenen Mindestfrist einzuberufen.	(3) The General Meeting shall be at least convened within the statutory minimum period.

§ 15 TEILNAHME UND AUSÜBUNG DES STIMMRECHTS		SECTION 15 ATTENDING AND EXERCISE OF VOTING RIGHT

(1)	Zur Teilnahme an der Hauptversammlung und zur Ausübung des Stimmrechts sind die Aktionäre berechtigt, die sich rechtzeitig angemeldet und ihren Aktienbesitz nachgewiesen haben. Die Anmeldung muss der Gesellschaft unter der in der Einberufung hierfür mitgeteilten Adresse mindestens sechs Tage vor der Hauptversammlung (Anmeldefrist) zugehen. In der Einberufung kann eine kürzere, in Tagen zu bemessende Frist vorgesehen werden. Der Tag der Hauptversammlung und der Tag des Zugangs der Einberufungsmitteilung sind jeweils nicht mitzurechnen.	(1)

All shareholders who have duly submitted notification of attendance and of evidence of shareholding shall be entitled to attend the General Meeting. This registration must be received by the Company at the address specified in the convening notice at least six days prior to the day of the General Meeting (registration period). The convening notice of the General Meeting may provide for a shorter period to be measured in days. This period does not include the day of the General Meeting or the day of receipt of the convening notice.

(2)	Die Anmeldung muss in Textform (§ 126b BGB) oder auf einem sonstigen, von der Gesellschaft näher zu bestimmenden elektronischen Weg in deutscher oder englischer Sprache erfolgen.	(2)

A shareholder’s registration notification must be in text form (Section 126b German Civil Code (BGB)) or by way of other electronic means as specified by the Company in greater detail and must be in German or English.

(3)	Der Nachweis des Aktienbesitzes nach Abs. 1 ist durch Vorlage eines in Textform (§ 126b BGB) in deutscher oder englischer Sprache erteilten besonderen Nachweises über den Anteilsbesitz durch das depotführende Institut zu erbringen. Der besondere Nachweis über den Anteilsbesitz hat sich auf den Beginn des 21. Tages vor	(3)

Evidence of shareholding pursuant to para. 1 is to be submitted in the form of proof prepared by a depository institution, in German or English and in text form (Section 126b BGB). The special proof of ownership of shares must refer to the start of the 21st day prior to the General Meeting (record date) and be received by the Company

	DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

der Hauptversammlung (Nachweisstichtag) zu beziehen und muss der Gesellschaft unter der in der Einberufung hierfür mitgeteilten Adresse mindestens sechs Tage vor der Hauptversammlung zugehen. In der Einberufung kann eine kürzere, in Tagen zu bemessende Frist vorgesehen werden. Der Tag der Hauptversammlung und der Tag des Zugangs der Einberufungsmitteilung sind jeweils nicht mitzurechnen.

at the address specified in the notice of the General Meeting at least six days prior to the General Meeting. The convening notice of the General Meeting may provide for a shorter period to be measured in days. This period does not include the day of the General Meeting or the day of receipt of the notice.

(4)	Das Stimmrecht kann durch Bevollmächtigte ausgeübt werden. Die Erteilung einer Vollmacht, ihr Widerruf und der Nachweis der Bevollmächtigung gegenüber der Gesellschaft bedürfen der Textform (§ 126b BGB), sofern in der Einberufung keine Erleichterungen bestimmt werden. Die Einzelheiten für die Erteilung der Vollmachten, ihren Widerruf und ihren Nachweis gegenüber der Gesellschaft werden mit der Einberufung der Hauptversammlung bekannt gemacht. § 135 AktG bleibt unberührt.	(4)

Voting rights may be exercised by proxy. The granting of a proxy, its revocation and the evidence of authority must be provided to the Company in text form (Section 126b BGB) unless the convening notice provides for a less strict form. Details on the granting of the proxy, its revocation and the evidence provided to the Company shall be announced together with the notice convening the General Meeting. Section 135 of the AktG remains unaffected.

(5)	Der Vorstand ist ermächtigt vorzusehen, dass Aktionäre ihre Stimmen, ohne an der Hauptversammlung teilzunehmen, schriftlich oder im Wege elektronischer Kommunikation abgeben dürfen (Briefwahl). Der Vorstand ist auch ermächtigt, Bestimmungen zum Umfang und Verfahren der Rechtsausübung von abwesenden Aktionären nach Satz 1 zu treffen.	(5)

The Management Board is authorized to provide that shareholders may cast their votes in writing or by electronic communication without attending the General Meeting (absentee vote). The Management Board is also authorized to determine the scope and procedure of the exercise of absentee voting rights according to sentence 1.

(6)	Der Vorstand ist ermächtigt vorzusehen, dass Aktionäre an der Hauptversammlung auch ohne Anwesenheit an deren Ort und ohne einen Bevollmächtigten teilnehmen und sämtliche oder einzelne ihrer Rechte ganz oder teilweise im Wege elektronischer Kommunikation ausüben können (Online-Teilnahme). Der Vorstand ist auch ermächtigt, Bestimmungen zum Umfang und Verfahren der Teilnahme und Rechtsausübung der abwesenden Aktionäre nach Satz 1 zu treffen.	(6)

The Management Board is authorized to provide that shareholders may participate in the General Meeting without being present in person at the place of the General Meeting or being represented and may exercise all or specific shareholders’ rights in total or in part by electronic communication (online participation). The Management Board is also authorized to determine the scope and the procedure of the exercise of online participation rights of absent shareholders according to sentence 1.

§ 16 LEITUNG DER HAUPTVERSAMMLUNG		SECTION 16 CHAIR OF THE GENERAL MEETING

(1)	Den Vorsitz in der Hauptversammlung führt der Vorsitzende des Aufsichtsrats. Die Hauptversammlung kann auch von einem anderen Mitglied des Aufsichtsrats oder einem externen Dritten geleitet werden, wenn das Mitglied des Aufsichtsrats oder	(1)

The General Meeting is chaired by the Chairperson of the Supervisory Board. The General Meeting may also be chaired by any other member of the Supervisory Board or a third party who have been designated in advance by the Supervisory Board for a

	DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

der externe Dritte vom Aufsichtsrat zu diesem Zweck im Voraus für den Einzelfall oder für eine Mehrzahl von Fällen bestimmt worden ist. Übernimmt weder der Vorsitzende des Aufsichtsrats, noch ein anderes vorher bestimmtes Mitglied des Aufsichtsrats bzw. ein externer Dritter den Vorsitz der Hauptversammlung, wird der Versammlungsleiter unter dem Vorsitz des Aktionärs mit dem höchsten in der Hauptversammlung erschienenen Anteilsbesitz oder seines Vertreters durch die Hauptversammlung gewählt.

single instance or multiple instances. If neither the Chairperson of the Supervisory Board, nor another previously-designated member of the Supervisory Board nor another previously designated third party takes the chair of the General Meeting, then the Chairperson of the General Meeting shall be elected by the General Meeting, which election shall be chaired by the shareholder with the highest number of shares present at the General Meeting, or his/her representative.

(2)	Der Versammlungsleiter leitet die Verhandlungen und regelt den Ablauf der Hauptversammlung. Er kann sich hierbei, insbesondere bei der Ausübung des Hausrechts, der Unterstützung von Hilfspersonen bedienen. Er bestimmt die Reihenfolge der Redner und der Behandlung der Tagesordnungspunkte sowie die Form, das Verfahren und die weiteren Einzelheiten der Abstimmung und kann, soweit gesetzlich zulässig, über die Zusammenfassung von sachlich zusammengehörigen Beschlussgegenständen zu einem Abstimmungspunkt entscheiden.	(2)

The Chairperson of the General Meeting chairs the proceedings of the General Meeting and directs the course of the proceedings at the General Meeting. He/she may, particularly in exercising rules of order, make use of assistants. He/she shall determine the sequence of speakers and the consideration of the items on the agenda as well as the form, the procedure and the further details of voting; he/she may also, to the extent permitted by law, decide on the bundling of factually-related resolution items into a single voting item.

(3)	Der Versammlungsleiter ist ermächtigt, das Rede- und Fragerecht zeitlich angemessen zu beschränken. Er kann dabei insbesondere Beschränkungen der Redezeit, der Fragezeit oder der zusammengenommenen Rede- und Fragezeit sowie den angemessenen zeitlichen Rahmen für den ganzen Hauptversammlungsverlauf, für einzelne Gegenstände der Tagesordnung und für einzelne Redner zu Beginn oder während des Verlaufs der Hauptversammlung angemessen festlegen; das schließt insbesondere auch die Möglichkeit ein, erforderlichenfalls die Wortmeldeliste vorzeitig zu schließen und den Schluss der Debatte anzuordnen.	(3)

The Chairperson of the General Meeting is authorized to impose a reasonable time limit on the right to ask questions and to speak. In particular, he may establish at the beginning of or at any time during the General Meeting, a limit on the time allowed to speak or ask questions or on the combined time to speak and ask questions, determine an appropriate time frame for the course of the entire General Meeting, for individual items on the agenda or individual speakers; he may also, if necessary, close the list of requests to speak and order the end of debate.

§ 17 ÜBERTRAGUNG DER HAUPTVERSAMMLUNG		SECTION 17 TRANSMISSION OF THE GENERAL MEETING

(1)	Der Vorstand ist ermächtigt, die Bild- und Tonübertragung der Hauptversammlung zuzulassen. Die näheren Einzelheiten regelt der Vorstand.	(1) The Management Board is authorized to allow an audio-visual transmission of the General Meeting. The details shall be determined by the Management Board.

DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

(2) Die Teilnahme von Mitgliedern des Aufsichtsrats an der Hauptversammlung kann in Abstimmung mit dem Versammlungsleiter im Wege der Bild- und Tonübertragung erfolgen, sofern das Mitglied des Aufsichtsrats seinen Wohnsitz im Ausland hat oder am Tag der Hauptversammlung an der Teilnahme der Hauptversammlung verhindert ist.	(2)

Members of the Supervisory Board may be allowed to participate in the General Meeting by means of audio and video transmission in coordination with the Chairperson of the General Meeting, provided that the member of the Supervisory Board resides abroad or is unable to attend the General Meeting on the day of the General Meeting.

§ 18 BESCHLUSSFASSUNG	SECTION 18 VOTING

(1) Jede Aktie gewährt in der Hauptversammlung eine Stimme.	(1) Each share carries one vote in the General Meeting.

(2) Beschlüsse der Hauptversammlung werden mit einfacher Mehrheit der abgegebenen Stimmen und, soweit eine Kapitalmehrheit erforderlich ist, mit der einfachen Mehrheit des bei der Beschlussfassung vertretenen Grundkapitals gefasst, sofern nicht das Gesetz oder diese Satzung zwingend etwas anderes vorschreibt; dies gilt insbesondere für Kapitalerhöhungen gegen Einlagen (§ 182 Abs. 1 Satz 2 AktG), Kapitalerhöhungen aus Gesellschaftsmitteln (§§ 207 Abs. 2 Satz 1, 182 Abs. 1 Satz 2 AktG) und Satzungsänderungen mit Ausnahme der Änderung des Gegenstands des Unternehmens (§ 179 Abs. 2 Satz 2 AktG).	(2)

Resolutions of the General Meeting shall pass with a simple majority of the votes cast, and, in so far as a majority of the share capital is necessary for a passing vote, with a simple majority of the registered share capital represented at the voting, unless mandatory law or these Articles of Association stipulate otherwise; this applies in particular to capital increases against contributions (Section 182 para. 1 sentence 2 of the AktG), capital increases from the Company’s own funds (Sections 207 para. 2 sentence 1, 182 para. 1 sentence 2 of the AktG) and amendments to these Articles of Association, except for a change of the company purpose (Section 179 para. 2 sentence 2 of the AktG).

VI. JAHRESABSCHLUSS UND GEWINNVERWENDUNG	VI. ANNUAL FINANCIAL STATEMENTS AND APPROPRIATION OF PROFIT

§ 19 GESCHÄFTSJAHR	SECTION 19 FISCAL YEAR

Das Geschäftsjahr der Gesellschaft ist das Kalenderjahr.	The fiscal year of the Company is the calendar year.

	DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

§ 20 JAHRESABSCHLUSS		§ 20 ANNUAL FINANCIAL STATEMENTS

(1)	Der Vorstand hat den Jahresabschluss und den Lagebericht sowie, soweit gesetzlich vorgeschrieben, den Konzernabschluss und den Konzernlagebericht für das vergangene Geschäftsjahr innerhalb der gesetzlichen Fristen aufzustellen und diese Unterlagen unverzüglich dem Aufsichtsrat und dem Abschlussprüfer vorzulegen. Zugleich hat der Vorstand dem Aufsichtsrat einen Vorschlag vorzulegen, den er der Hauptversammlung für die Verwendung des Bilanzgewinns machen will.	(1)

The Management Board shall prepare the annual financial statements and the management report as well as, where required by law, the consolidated financial statements and the group management report for the preceding fiscal year within the statutory terms, and submit these documents without undue delay to the Supervisory Board and the auditors. At the same time the Management Board shall submit to the Supervisory Board a proposal for the appropriation of the distributable profit (Bilanzgewinn) that shall be presented to the General Meeting.

(2)	Sofern Vorstand und Aufsichtsrat den Jahresabschluss feststellen, sind sie ermächtigt, den Jahresüberschuss, der nach Abzug der in die gesetzliche Rücklage einzustellenden Beträge und eines Verlustvortrags verbleibt, zum Teil oder ganz in andere Gewinnrücklagen einzustellen. Die Einstellung eines größeren Teils als der Hälfte des Jahresüberschusses ist nicht zulässig, soweit die anderen Gewinnrücklagen die Hälfte des Grundkapitals übersteigen oder nach der Einstellung übersteigen würden.	(2)

If the Management Board and the Supervisory Board approve the annual financial statements, they shall be authorized to allocate the net income for the financial year, which remains after deduction of the amounts which must be allocated to statutory reserves and losses carried forward, in whole or in part, to other retained earnings. They shall not be permitted to allocate to retained earnings an amount exceeding half of the net income for the financial year to the extent that other retained earnings exceed half of the registered share capital or after such allocation would exceed half of the registered share capital.

§ 21 GEWINNVERWENDUNG UND ORDENTLICHE HAUPTVERSAMMLUNG		§ 21 APPROPRIATION OF PROFIT AND ORDINARY GENERAL MEETING

(1)	Die Hauptversammlung beschließt alljährlich in den ersten acht Monaten des Geschäftsjahres über die Verwendung des Bilanzgewinns, über die Entlastung der Mitglieder des Vorstands und des Aufsichtsrats und über die Wahl des Abschlussprüfers (ordentliche Hauptversammlung) sowie in den im Gesetz vorgesehenen Fällen über die Feststellung des Jahresabschlusses.	(1)

The appropriation of distributable profits, formal approval of the acts of members of the Management Board and the Supervisory Board, the election of the auditor (ordinary General Meeting) and, to the extent required by law, the approval of financial statements shall be determined annually by a resolution of the General Meeting within the first eight months of each fiscal year.

(2)	Die Anteile der Aktionäre am Gewinn bestimmen sich nach dem Anteil am Grundkapital des jeweiligen Aktionärs.	(2) Shareholder profits shares are determined in proportion to the number of shares in the registered share capital held by each respective shareholder.

(3)	Im Falle der Erhöhung des Grundkapitals kann die Gewinnbeteiligung der neuen Aktien abweichend von § 60 Abs. 2 AktG bestimmt werden.	(3) In case of an increase in share capital, the participation of the new shares in the profit sharing may be determined in divergence from Section 60 para. 2 of the AktG.

DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

(4) Die Hauptversammlung kann anstelle oder neben einer Barausschüttung eine Verwendung des Bilanzgewinns im Wege einer Sachausschüttung beschließen. Sie kann in dem Beschluss über die Verwendung des Bilanzgewinns Beträge in Gewinnrücklagen einstellen oder als Gewinn vortragen.	(4)

The General Meeting may resolve to distribute the distributable profit by way of a dividend in kind in addition to or instead of a cash dividend. The General Meeting may allocate further amounts to retained earnings or carry such amounts forward as profit in the resolution on the appropriation of distributable profits.

VII. SCHLUSSBESTIMMUNGEN	VII. FINAL PROVISIONS

§ 22 FORMWECHSELAUFWAND	§ 22 COSTS OF TRANSFORMATION

Die Kosten des Formwechsels der Gesellschaft in die Rechtsform der Aktiengesellschaft (insbesondere Notar- und Gerichtsgebühren, Kosten der Veröffentlichung, Steuern, Prüfungs- und Beratungskosten) trägt die Gesellschaft bis zu einem Betrag von EUR 200.000,00.

The costs associated with changing the legal form of the Company into a stock corporation (in particular the notary and court fees, publication fees, taxes, audit fees and consultants fees) shall be borne by the Company in an amount up to EUR 200,000.00.

§ 23 SPRACHFASSUNG	§ 23 LANGUAGE VERSION

Die deutsche Sprachfassung dieser Satzung ist maßgeblich. Die englische Sprachfassung ist nicht Teil der Satzung und nur eine unverbindliche Übersetzung.	The German language version of these Articles of Association shall prevail. The English version is not part of these Articles of Association and only a non-binding convenience translation.

Annex 4.1

VOLLMACHT	POWER OF ATTORNEY

Die Unterzeichnerin bzw. der Unterzeichner (nachfolgend der „Vollmachtgeber“) bevollmächtigt hiermit	The subscriber (hereinafter referred to as the “Principal”) hereby grants power of attorney to

[###],

geschäftsansässig / with business residence

[Charlottenstraße 4, 10969 Berlin, Deutschland / Germany],

[### ],

geschäftsansässig / with business residence

[Charlottenstraße 57, 10117 Berlin, Deutschland / Germany],

[###],

geschäftsansässig / with business residence

[885 Third Avenue, Suite 2610 , NY 10022, United States of America]

[Note: Alternatively, Principal may grant this PoA to its own advisors. Names and business residences to be inserted.]

(nachfolgend gemeinsam die „Bevollmächtigten“ oder einzeln der „Bevollmächtigte“)	(hereinafter referred to as the “Representatives” and individually as “Representative”)

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jeweils einzeln und jeweils unter Ausschluss der persönlichen Haftung, den Vollmachtgeber als Gesellschafter der Africa Internet Holding GmbH mit Sitz in Berlin, eingetragen im Handelsregister des Amtsgerichts Charlottenburg unter HRB 142937 B (nachfolgend unabhängig von ihrer Rechtsform als die „Gesellschaft“ bezeichnet) bzw. – nach dem Formwechsel in eine deutsche Aktiengesellschaft – als Aktionär der Gesellschaft bei den folgenden Handlungen und Rechtsgeschäften umfassend zu vertreten:

each of them individually and each of them acting under exclusion of personal liability, to comprehensively represent the Principal as shareholder of Africa Internet Holding GmbH with its seat in Berlin, registered with the commercial register of the Local Court of Charlottenburg under HRB 142937 B (hereinafter independently of its legal form referred to as the “Company”) or respectively – after the conversion into a German stock corporation (Aktiengesellschaft) – with regard to the following acts and legal transactions:

1.  Teilnahme an und Abhaltung von Gesellschafterversammlungen bzw. – nach dem Formwechsel in eine Aktiengesellschaft – Hauptversammlungen der Gesellschaft, auch unter Verzicht auf alle gesetzlichen und gesellschaftsvertraglichen Form- und Fristerfordernisse für die Einberufung und Durchführung derartiger Gesellschafterversammlungen bzw. Hauptversammlungen;

1.  Participation in and holding of shareholders’ meetings or respectively – after the conversion into a stock corporation – general meetings of the Company also by waiving all requirements as to form and notice prescribed by law and the articles of association regarding the convocation and holding of such shareholders’ meetings or respectively general meetings;

2. Ausübung sämtlicher Rechte, insbesondere des Stimmrechts, aus den gegenwärtig und zukünftig gehaltenen Geschäftsanteilen bzw. Aktien des Vollmachtgebers an der Gesellschaft;	2. Exercise of all rights, in particular the voting rights, connected with any shares which the Principal currently and in the future holds in the Company;

3. Insbesondere Fassung von Gesellschafter- bzw. Hauptversammlungsbeschlüssen aller Art, insbesondere über	3. In particular to vote and to adopt shareholders’ resolutions of all kinds, in particular regarding

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a) Erhöhungen des Stamm-/Grundkapitals der Gesellschaft durch Bar- und/oder Sacheinlagen (auch mit Ausschluss des Bezugsrechts) und/oder aus Gesellschaftsmitteln und der entsprechenden Änderung des Gesellschaftsvertrages bzw. der Satzung der Gesellschaft;

a) any increases of the share capital of the Company against contribution in cash and/or kind (also including the exclusion of the subscription rights) and/or from the Company’s funds and the corresponding amendment of the articles of association of the Company;

b) die Schaffung, Änderung (einschließlich Erhöhung) oder Aufhebung eines genehmigten Kapitals oder mehrerer genehmigter Kapitalia und/oder eines bedingten Kapitals oder mehrerer bedingter Kapitalia (auch zur Unterlegung von Aktienoptionen, einschließlich der Festlegung der näheren Beschlussinhalte) und der entsprechenden Änderung des Gesellschaftervertrages bzw. der Satzung der Gesellschaft, die Festlegung oder Bestätigung von Eckpunkten für Optionsrechte bzw. Aktienoptionen zu Gunsten von Geschäftsführern bzw. Vorstandsmitgliedern und/oder den Mitarbeitern der Gesellschaft und/oder verbundener Unternehmen der Gesellschaft;

b) the creation, amendment (including increase) or revocation of one or several authorised capitals and/or one or several conditional capitals (also to back stock options, including the determination of the relevant content of the resolution) and the corresponding amendment of the articles of association of the Company, the determination or confirmation of key terms for options rights or stock options for the benefit of managing directors or respectively management board members and/or employees of the Company and/or its affiliated companies;

c) die teilweise oder komplette Neufassung des Gesellschaftsvertrags bzw. der Satzung der Gesellschaft;	c) the partial or complete revision of the articles of association of the Company;

d) die Ermächtigung der Gesellschaft zum Erwerb und zur Verwendung eigener Geschäftsanteile bzw. Aktien (auch mit Ausschluss des Bezugsrechts);	d) the authorization of the Company to acquire and to utilize treasury shares (also including the exclusion of the subscription rights);

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e) einen Formwechsel der Gesellschaft in die Rechtsform der Aktiengesellschaft insbesondere einschließlich der Änderung der Firma der Gesellschaft, der Feststellung der Satzung der Aktiengesellschaft, der Beschlussfassung über die Art der Einteilung des Grundkapitals der Aktiengesellschaft und die Beteiligung der Gesellschafter am Grundkapital, der Schaffung eines oder mehrerer genehmigter und/oder bedingter Kapitalia (siehe auch oben lit. b), der Bestellung des ersten Aufsichtsrats der Aktiengesellschaft und der Bestellung des Abschlussprüfers;

e) a conversion of the company into the legal form of a stock corporation in particular including the change of the business name of the Company, the adoption of the articles of association of the stock corporation, the decision-making in relation to the division of the share capital of the stock corporation and the participation of the shareholders in the share capital, the creation of one or more authorised and/or conditional capitals (see also letter b above), the appointment of the first supervisory board of the stock corporation and the appointment of the auditor;

f) Beschlüsse im Zusammenhang mit der Einziehung der von der Gesellschaft selbst gehaltenen Geschäftsanteile bzw. Aktien;	f) resolutions in connection with the redemption of shares in the Company, which are held by the Company itself (treasury shares);

4.  Abschluss, Änderung und Beendigung von Gesellschafter- und Beteiligungsvereinbarungen im Zusammenhang mit der Gesellschaft beliebigen Inhalts, sowie sonstiger Vereinbarungen mit der Gesellschaft und/oder ihren Gesellschaftern, wie insbesondere lock-up Verträgen und registration rights Verträgen, und Verzicht auf Rechte aus Beteiligungs- und Gesellschaftervereinbarungen und dem Gesellschaftsvertrag;

4.  Conclusion, amendment and termination of shareholders’ agreements in connection with the Company of any kind and any other agreements with the Company and/or its shareholders, including lock-up agreements and registration rights agreements, and waiving any and all rights from shareholders’ agreements and the articles of association;

5. Übernahme von neuen Geschäftsanteilen bzw. Zeichnung neuer Aktien im Rahmen von Kapitalerhöhungen;	5. Takeover and subscribing for new shares in the context of capital increases;

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6.  Ausübung sämtlicher Rechte des Vollmachtgebers aus oder im Zusammenhang mit allen dann vom Vollmachtgeber gehaltenen Aktien an der durch den Formwechsel umgewandelten Aktiengesellschaft in und außerhalb von Hauptversammlungen bis zu einer Zulassung der Aktien der formgewechselten Gesellschaft (voraussichtlich mittels sogenannter American Depositary Shares, nachfolgend „ADSs“) zum Handel an einer oder mehrerer Wertpapierbörsen und dem Beginn des Handels (nachfolgend „Börsenzulassung“), insbesondere

6.  Exercise of all rights of the Principal pertaining to, or arising from, the shares that are held by the Principal in the converted Company in and outside of general meetings up to the admission of the shares of the converted Company (probably by means of so-called American Depositary Shares, hereinafter “ADSs”) to trading on one or several stock exchanges and the commencement of trading (hereinafter “Admission to Trading”), in particular

a) bei sämtlichen üblichen Rechtsgeschäften, Erklärungen und Handlungen im Zusammenhang mit der Registrierung der Aktien bzw. ADSs der Gesellschaft bei der United States Securities and Exchange Commission (nachfolgend „SEC“) gemäß dem Securities Act von 1933 in seiner jeweils gültigen Fassung, oder anderen Wertpapieraufsichtsbehörden (nachfolgend „Registrierung“) und einem Angebot der vom Vollmachtgeber an der formgewechselten Gesellschaft gehaltenen Aktien oder ADSs an einer oder mehreren Wertpapierbörsen (nachfolgend „Platzierung“, die Platzierung gemeinsam mit der Börsenzulassung und der Registrierung, nachfolgend „IPO“);

a) with regard to all customary transactions, declarations and actions in the context of a registration of the shares, respectively, ADSs with the United States Securities and Exchange Commission (hereinafter „SEC“) under the Securities Act of 1933, as amended, or other securities supervisory authorities (hereinafter „Registration“), and an offering of shares or ADSs held by the Principal in the converted Company at one or several of stock exchanges (hereinafter “Placement”, the Placement together with the Admission to Trading and the Registration, hereinafter, “IPO”);

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b) die Vertretung des Vollmachtgebers in ordentlichen und außerordentlichen Hauptversammlungen der formgewechselten Gesellschaft, auch unter Verzicht auf gesetzliche und satzungsgemäße Form- und Fristerfordernisse, und die Ausübung sämtlicher Aktionärsrechte in der Hauptversammlung im Namen des Vollmachtgebers, insbesondere das Stimmrecht aus den Aktien, und Fassung von Hauptversammlungsbeschlüssen jeglicher Art, insbesondere über

b) representing the Principal in ordinary and extraordinary general meetings of the converted Company, including by waiving requirements as to form and notice prescribed by law or the articles of association, and exercising all shareholders’ rights in general meetings on behalf of the Principal, in particular the voting rights pertaining to shares, and adopting all kinds of shareholders’ resolutions, in particular with regard to

• die Zustimmung zur Durchführung eines IPO, sowie weiterer Maßnahmen, die für die Durchführung eines IPO zweckdienlich oder erforderlich sind, z.B. die Schaffung von ADSs, die Aktien vertreten;	• the consent for implementing an IPO, as well as other measures, expedient or necessary for the implementation of an IPO, e.g. by the creation of ADSs which represent shares;

•  die Schaffung eines genehmigten Kapitals – unter anderem – zur Platzierung der neuen Aktien an Investoren im Zuge des IPO, auch unter Ausschluss des Bezugsrechts der Aktionäre, und/oder die Erhöhung des Grundkapitals der Gesellschaft durch Bar- und/oder Sacheinlage, auch unter Ausschluss des Bezugsrechts der Aktionäre, zur Platzierung der neuen Aktien an Investoren im Zuge des IPO;

•  the creation of an authorized capital for purposes of – amongst others – an offering of new shares to investors in the course of an IPO, also combined with the exclusion of subscription rights of the shareholders, and/or the increase of the share capital of the Company against contributions in cash and/or in kind, also combined with the exclusion of the subscription rights of the shareholders, for purposes of offering new shares to investors in the course of the IPO;

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•  die Schaffung oder Änderung (einschließlich Erhöhung) oder Aufhebung genehmigter Kapitalia und/oder bedingter Kapitalia, auch zur Unterlegung von Aktienoptionen, einschließlich der Festlegung der näheren Beschlussinhalte, die entsprechenden Änderungen der Satzung, die Festlegung oder Bestätigung von Eckpunkten für Optionsrechte bzw. Aktienoptionen zu Gunsten von Geschäftsführern bzw. Vorstandsmitgliedern und/oder Mitarbeitern der Gesellschaft und/oder verbundener Unternehmen der Gesellschaft, auch unter Ausschluss des Bezugsrechts der Aktionäre;

•  the creation or amendment (including increasing the amount) or cancellation of authorized and/or contingent capitals, including for purposes to serve stock options, as well as the determination of the relevant wording of the resolutions, the corresponding amendments to the articles of association and the determination or confirmation of the principles for option rights or stock option rights for the benefit of managing directors or members of the management board and/or employees of the Company and/or its affiliated enterprises, and to also exclude the subscription rights of the shareholders;

•  die Aufhebung oder Erteilung einer oder mehrerer Ermächtigungen zur Ausgabe von Wandelschuldverschreibungen, Optionsschuldverschreibungen, Genussrechten oder sonstigen Instrumenten im Sinne von § 221 Aktiengesetz (AktG) gegen Bar- und/oder Sacheinlage, und die Festlegung der Eckpunkte solcher Instrumente, einschließlich der Ermächtigung zum Ausschluss des Bezugsrechts der Aktionäre, und die Schaffung eines oder mehrerer bedingter und/oder genehmigter Kapitalia zur Unterlegung der Instrumente;

•  the cancellation or granting of one or several authorisations to issue convertible bonds, options, profit participations rights or similar instruments in the meaning of § 221 German Stock Corporation Act (AktG) against contributions in cash and/or in kind, and the determination of the main features of such instruments, including the authorization to exclude the subscription rights of the shareholders, and the creation of one or several authorized and/or contingent capitals underlying such instruments;

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•  die Ermächtigung zum Erwerb eigener Aktien, auch unter Einsatz von Derivaten, sowie zur Verwendung eigener Aktien (einschließlich der Einziehung), auch unter Ausschluss des Andienungsrechts bzw. Bezugsrechts der Aktionäre;

•  the authorization to acquire treasury shares, also by using derivatives, and to utilize treasury shares (including redemption), also combined with an exclusion of the rights of the shareholders to offer their shares or to acquire shares;

•  Satzungsänderungen (auch im Hinblick auf den Unternehmensgegenstand) und sonstige Beschlüsse jeglicher Art, insbesondere über die Bestellung und Abberufung von Aufsichtsratsmitgliedern, das Unterbleiben der individualisierten Offenlegung der Vorstandsvergütung (§ 286 Abs. 5 Handelsgesetzbuch (HGB)), die Billigung des Systems der Vorstandsvergütung und die Bewilligung einer Vergütung für die Mitglieder des Aufsichtsrats;

•  all kinds of amendments of the articles of association (also with regard to the business purpose) and all other kinds of shareholders’ resolutions, in particular on the appointment and revocation of members of the supervisory board, the decision not to publish the management compensation on an individual basis (§ 286 para. 5 German Commercial Act (HGB)), the approval of the management compensation system and the granting of a compensation to the members of the supervisory board;

c) bei der Abgabe und Entgegennahme von Erklärungen jeglicher Art für den Vollmachtgeber, insbesondere Zustimmungs- und/oder Verzichtserklärungen, die im Zusammenhang mit den unter vorstehendem Buchstabe b) aufgeführten Hauptversammlungsbeschlüssen erforderlich oder zweckmäßig erscheinen, insbesondere zu verzichten auf

c) the making and accepting of all kinds of declarations on behalf of the Principal, in particular consent and/or waiver declarations, that are deemed to be necessary or expedient in the context of the shareholders’ resolutions described under lit. b) above, in particular declaring to waive

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• Berichte über einen Bezugsrechtsausschluss der Aktionäre;	• any rights to receive reports about the exclusion of the subscription rights of the shareholders;

• das Recht zur Erhebung von Klagen gegen die Wirksamkeit der von der Hauptversammlung der formgewechselten Gesellschaft gefassten Beschlüsse;	• the rights to file legal actions against the validity of the shareholders’ resolutions of the converted Company;

d) bei der Abgabe von Verzichtserklärungen im Hinblick auf das gesetzliche Bezugsrecht des Vollmachtgebers bei Kapitalerhöhungen im Vorfeld des IPO;	d) with regard to waiving the subscription rights of the Principal in the course of capital increases prior to the IPO;

7.  Bei sämtlichen Rechtsgeschäften, Erklärungen und Handlungen, die im Zusammenhang mit dem IPO und insbesondere der Platzierung erforderlich oder zweckmäßig erscheinen, insbesondere mit den Emissionsbanken oder dem Abschluss einer Kostenübernahme- und Haftungsfreistellungsvereinbarung

7.  With regard to all transactions, declarations and actions that are deemed to be necessary or expedient in the context of the IPO, in particular the Placement, in particular to enter into, and amend, if necessary, or the conclusion of a cost sharing and indemnification agreement

a) eine Platzierungsvereinbarung (Launch Agreement),	a) a launch agreement,

b) einen Verwahrvertrag (Deposit Agreement),	b) a deposit agreement,

c) einen Aktienübernahmevertrag (Underwriting Agreement),	c) an underwriting agreement,

d) eine Beteiligungsvereinbarung (Contribution Agreement),	d) a contribuition agreement,

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e) eine Preisfestsetzungsvereinbarung (Pricing Agreement) und	e) a pricing agreement and

f) eine Vereinbarung über das Halten von Aktien nach erfolgtem IPO (Lock-up Agreement)	f) an agreement on the holding of shares after the IPO (lock-up agreement)

abzuschließen und ggf. zu ändern und die von dem Vollmachtgeber an der formgewechselten Gesellschaft gehaltenen Aktien oder ADSs zum Zwecke der Platzierung ganz oder teilweise an die Emissionsbanken oder Dritte zu verkaufen und zu übertragen bzw. abzutreten (gemeinsam „IPO-Verträge“);

with the underwriting banks and for purposes of the Placement to sell and transfer the shares or ADSs in the converted Company held by the Principal to the underwriting banks or third parties (hereinafter jointly “IPO Agreements”);

8. Bei sämtlichen Rechtsgeschäften, Erklärungen und Handlungen mit oder im Hinblick auf die Gesellschaft, die zur Umsetzung des IPO erforderlich oder zweckmäßig erscheinen, insbesondere	8. With regard to all agreements, declarations and actions with or in respect of the Company that are deemed to be necessary or expedient to implement the IPO, in particular

a) die Erklärung, ob und in welcher Höhe der Vollmachtgeber Aktien oder ADSs im IPO verkaufen will;	a) the declaration, whether and if, in which amount, the Principal wants to sell shares or ADSs in the IPO;

b) die Bereitstellung und Abgabe von Informationen bezüglich des Vollmachtgebers, die für die Erstellung der Registrierungsformulare und der Wertpapierprospekte für einen IPO erforderlich oder zweckmäßig sind;

b) the provision and delivery of information on the Principal considered necessary or expedient for the purpose of preparing the registration statements and securities prospectuses for an IPO;

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c) die Einwilligung zur Globalverbriefung aller bestehender Aktien der formgewechselten Gesellschaft, zur Schaffung von ADSs im Hinblick auf diese Aktien und deren Verwahrung sowie Einbeziehung in ein Clearing System sowie die Abgabe der Mitteilung der Depotkonteninformationen des Vollmachtgebers, hinsichtlich des Depots auf das die Aktien oder ADSs zu buchen sind;

c) the consent to the global certification of all existing shares of the converted Company, the creation of ADSs and their deposit as well as inclusion into a clearing system as well as providing the account information of the Principal regarding the custody account to which the shares or ADSs shall be credited;

d) dem Abschluss einer Vereinbarung zwischen der Gesellschaft und einem bzw. mehreren bei dem IPO Aktien oder ADSs veräußernden Aktionär und/oder Aktionären über u.a. die anteilige Übernahme von IPO-Kosten und/oder Prospekthaftungsrisiken;

d) the conclusion of an agreement among the Company and one and/or several shareholders selling shares oder ADSs in the IPO regarding the sharing of among others IPO-related costs and/or indemnification for prospectus liability claims;

e) der Erteilung von Instruktionen gegenüber der Depot- undVerwahrstelle;	e) the giving of instructions to the depositary and the custodian;

9.  Vornahme aller für die Durchführung der oben genannten Beschlüsse und/oder Maßnahmen sonstigen Rechtsgeschäfte, Maßnahmen und Handlungen, die der Bevollmächtigte für notwendig oder zweckmäßig erachtet, insbesondere einschließlich der Abgabe und Entgegennahme von Erklärungen, insbesondere Rechtsverzichtserklärungen, wie z.B. Verzicht auf Bezugsrechte, Anmeldungen und Mitteilungen gegenüber dem deutschen Handelsregister und/oder jedem anderen Register insbesondere nach dem Aktiengesetz, dem

9.  Execution of any and all transactions, measures and actions for the implementation of the aforementioned resolutions and/or measures which the Representative considers necessary or expedient, in particular including the submitting and receiving of declarations, in particular a waiver of rights, e.g. waiver of subscription rights, applications and notifications vis-à-vis the German commercial register and/or any other register in particular pursuant to the German Stock Corporation Act, the German Securities Trading Act, the German Limited Liability Act or

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Wertpapierhandelsgesetz, dem GmbH-Gesetz oder sonstigen gesetzlichen Vorschriften der Gesellschaft, gegenüber ihren Organen und/oder gegenüber sonstigen Organisationen und/oder Stellen (einschließlich der SEC); insbesondere einschließlich dem Abschluss aller Vereinbarungen und der Vornahme aller sonstigen für den Vollzug der genannten Rechtshandlungen, Erklärungen und Verträge nach Auffassung des Bevollmächtigten erforderlichen oder zweckmäßigen Handlungen einschließlich der Mitwirkung bei der Erstellung der gegebenenfalls erforderlichen notariellen Urkunden.

any other legal provision applicable for the Company, vis-à-vis the corporate bodies of the Company and/or vis-à-vis other organisations and/or offices (including the SEC); in particular including the conclusion of all agreements and the exercise of all other acts which are in the Representative’s view necessary or expedient for the execution of the aforementioned legal acts, declarations and agreements including participating in the issuance of the necessary notarial deeds where applicable.

Jeder Bevollmächtigte ist insbesondere auch befugt, für den Vollmachtgeber sämtliche Erklärungen, insbesondere Zustimmungen und Verzichtserklärungen, abzugeben und zu empfangen, die ihm im Zusammenhang mit dem Formwechsel in die Aktiengesellschaft sinnvoll oder notwendig erscheinen, insbesondere

Each Representative is in particular also entitled to make or receive all declarations, in particular approvals and waivers, on behalf of the Principal, which are deemed necessary, appropriate or useful in connection with the conversion into a stock corporation, in particular

• gemäß § 192 Abs. 2 Umwandlungsgesetz (UmwG) auf die Erstellung, die Prüfung und die Auslegung eines Umwandlungsberichts zu verzichten;	• to waive pursuant to § 192 para. 2 Transformation Act (UmwG) the rendering, the examination and the display of the conversion report (Umwandlungsbericht);

• gemäß §§ 238, 231, 207 Abs. 1, 208, 30 UmwG auf ein Angebot zur Barabfindung und dessen Prüfung zu verzichten;	• to waive pursuant to §§ 238, 231, 207 para. 1, 208, 30 UmwG an offer for a cash compensation and its examination;

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• auf die Erstattung eines Berichts über den Bezugsrechtsausschluss im Hinblick auf die Schaffung eines genehmigten Kapitals gem. §§ 203 Abs. 1, 2, 186 Abs. 4 S. 2 AktG zu verzichten;	• to waive the issuance of a report on the exclusion of the subscription rights regarding the creation of authorized capital pursuant to §§ 203 para. 1, 2, 186 para. 4 sent. 2 AktG;
• auf die Verbriefung der Aktien zu verzichten;	• to waive any rights concerning the issuance of share certificates (Verbriefung);
• auf das Recht zur Klage gegen die Wirksamkeit des Umwandlungsbeschlusses und die Kapitalerhöhung bzw. Kapitalerhöhungen zu verzichten.	• to waive the right of legal action against the effectiveness of the resolution concerning the conversion and the capital increase or increases.

Jeder Bevollmächtigte ist berechtigt, für den Vollmachtgeber alle Handlungen vorzunehmen und alle Erklärungen abzugeben und entgegenzunehmen, die er im Zusammenhang mit den in dieser Vollmacht genannten Rechtsgeschäften, Erklärungen und Maßnahmen für notwendig oder zweckmäßig erachtet, insbesondere auch Erklärungen gegenüber dem deutschen Handelsregister und/oder jedem anderen Register.

Each Representative shall be authorised to take all measures and make or receive all declarations for the Principal which he deems necessary or expedient in connection with the legal transactions, declarations and measures mentioned in this power of attorney, including in particular declarations vis-à-vis the German commercial register and/or any other register.

Jeder Bevollmächtigte ist jeweils, soweit gesetzlich zulässig, von den Beschränkungen des § 181 des Bürgerlichen Gesetzbuchs (BGB) und vergleichbaren Regelungen ausländischen Rechts befreit. Sie sind einzeln berechtigt, Untervollmacht im selben Umfang zu erteilen, wobei diese auch nach anderen Rechtsordnungen erteilt werden können.

Each Representative shall be exempt from the limitations of § 181 of the German Civil Code (BGB) and similar provisions under foreign laws to the extent legally permitted. Each is authorised to sub-delegate his power and authority hereunder to the same extent whereby these may also be granted under other legal systems.

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Jeder Bevollmächtigte ist berechtigt, alle Erklärungen zur nachträglichen Genehmigung oder im Zusammenhang mit der Genehmigung der von dieser Vollmacht umfassten Erklärungen und Rechtsgeschäfte abzugeben und entgegenzunehmen.

Each Representative shall be entitled to make and receive all declarations for or in connection with the approval of the declarations and legal transactions contemplated in this power of attorney.

Im Zweifel ist diese Vollmacht weit auszulegen.	In case of doubt, this power of attorney shall be construed broadly.

Sollten einzelne Regelungen dieser Vollmacht unwirksam sein, bleiben die übrigen Regelungen hiervon unberührt.	In case individual provisions of this power of attorney turn out to be invalid, this does not affect the validity of the remaining provisions.

Im Innenverhältnis zwischen dem Vollmachtgeber und den Bevollmächtigten hat der Vollmachtgeber die Bevollmächtigten von allen Kosten, Ansprüchen, Aufwendungen und Verbindlichkeiten freizustellen, die den Bevollmächtigten im Zusammenhang mit der Ausübung der nach Maßgabe dieser Vollmacht gewährten Rechte entstanden sind oder gegen sie geltend gemacht werden. Dem Vollmachtgeber ist bekannt, dass die Bevollmächtigten in Ausübung dieser Vollmacht allein aufgrund eines Beratungsmandats für die Gesellschaft tätig sind und die Vertretung des Vollmachtgebers allein zur Vereinfachung der Vertragsabschlüsse und sonstigen Maßnahmen im Rahmen dieses Beratungsmandats erfolgt, ohne dass die Bevollmächtigten den Vollmachtgeber auch im Hinblick auf die abzuschließenden Rechtsgeschäfte beraten würden.

As regards the internal relationship between the Principal and the Representatives the Principal shall indemnify the Representatives against all costs, claims, expenses and liabilities incurred by the Representatives in connection with the exercise of the rights granted under this power of attorney or which are asserted against them. The Principal hereby acknowledges that the Representatives act in exercising this power of attorney exclusively on the basis of an engagement letter with the Company in order to organize the signing of contracts and other measures in an efficient manner without offering any advice with respect to such contracts and other measures to the Principal.

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Diese Vollmacht unterliegt dem Recht der Bundesrepublik Deutschland mit der Ausnahme der Vorschriften des Internationalen Privatrechts.	This power of attorney is governed by the laws of the Federal Republic of Germany, except for its conflict of law provisions.

Maßgeblich ist allein die deutschsprachige Fassung dieser Vollmacht.	The German language version of this power of attorney is decisive.

Diese Vollmacht erlischt mit der Zulassung der Aktien der formgewechselten Gesellschaft zum Handel an einer Börse, spätestens jedoch mit Ablauf des 30. Juni 2020.	This power of attorney shall expire upon the admission to trading of the shares of the converted Company on a stock exchange, at the latest, however, upon expiry of 30 June 2020.

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________________, _____________________

Ort/Place,                 Datum/Date

Unterschriftenzeile für Privatpersonen/ signature of private persons:	(Unterschrift / signature)
Name/name:
Adresse/address:

Geburtsdatum/date of birth:

Unterschriftenzeile für Gesellschaften/ signature for companies:	(Unterschrift / signature)
Firma/Name/business name:
Geschäftsanschrift/business address:
Handels- oder Gesellschaftsregister/commercial or company register:
Registernummer/registration number:
Position des Unterzeichners/position of the signatory:
Name des Unterzeichners/name of the signatory:

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Notarbescheinigung	Notary’s Certificate

Ich, der unterzeichnete	I, the undersigned

[name of notary issuing this certificate]

bestätige hiermit die Echtheit der vorstehenden Unterschrift[en], welche vor mir von	hereby certify the authenticity of the above signature[s] performed before me by

[•]

geboren am [•], wohnhaft in [•],[•], ausgewiesen durch [•], [und	born on [•], residence at [•],[•], identified by [•] [and

[•]

geboren am [•], wohnhaft in [•],[•], ausgewiesen durch [•],] vorgenommen wurde[n].	born on [•], residence at: [•],[•], identified by [•]].

Bei Abweichungen zwischen der deutschen und der englischen Fassung, ist die englische Fassung maßgeblich.	In case of discrepancies between the German and the English version hereof, the English version shall prevail.

___________, _____________ Ort/Place, Datum/Date
[seal of notary]

__________________________________________ [name of notary issuing this certificate] Notar/Notary Public [apostille required if signed in a country other than Germany]

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Annex 5.1

Annex 5.1

Further Investors

1.

If any other Financial Investor (“Financial Investor” being a bank, other financial institution and investment fund as well as other financial investors) will, after the date hereof, (i) invest or commit to invest in the Company based on a price per share of EUR 10,000.00 or less, and (ii) be granted any rights or privileges that are more beneficial than those granted to GS, AXA, Orange or CDC (other than rights and privileges of a strategic investor facilitating the purpose of the strategic investment), then AXA, GS, Orange, and/or CDC (as the case may be) shall be offered substantially the same rights and privileges with regard to shares issued to them pursuant to the (i) investment agreement entered into by the Parties (other than GS, Orange, CDC, CWH and AEH New Africa I) (notarial deed no. DS 222/2015 of notary Dr. Detlef Schmidt, Berlin, Germany) on 29 December 2015, (ii) investment agreement entered into by the Parties (except Orange, CDC, CWH and AEH New Africa I) (notarial deed no. CS 156/2016 of notary Christian Steinke, Berlin, Germany) on 11/12 February 2016, (iii) investment agreement entered into by the Parties (except CDC, CWH and AEH New Africa I) (notarial deed no. DS 26/2016 of notary Dr. Detlef Schmidt, Berlin, Germany) on 31 March / 1 April 2016, (iv) investment agreement entered into by the Parties (except CWH and AEH New Africa I) (notarial deed no. 342/2016 of notary Christian Steinke, Berlin, Germany) on 25 April 2016 or (v) investment agreement entered into by the Parties (notarial deed no. CS 536/2016 of notary Christian Steinke, Berlin, Germany) on 7 June 2016, respectively. Without prejudice to AXA’s, GS’s, Orange’s and/or CDC’s rights under this sec. 1, MTN, AXA and/or Orange shall be offered any rights and privileges granted to any Financial Investor in respect of MTN’s, AXA’s, or Orange’s shares subscribed for at same price per share as the shares granting such additional rights and privileges except that MTN, AXA or Orange shall not be entitled to nominate additional members to the Supervisory Board.

2.

If an independent third party, which is neither a Shareholder nor an affiliated company (sec. 15 et seqq. German Stock Corporation Act (Aktiengesetz)) nor Affiliate(s) of a Shareholder (“Third Party Investor”) confirms by submitting a written offer which contains at least the information set forth in sec. 4– in particular by way of a letter of intent or by signing a term sheet – (“Investment Offer”) vis-à-vis the Company its intention to become a shareholder in the Company by subscribing for new shares in the Company which shall be issued in the course of a capital increase and if the shareholders’ meeting votes in favour of the Investment Offer of the Third Party Investor with a majority vote of more than 50% of the votes of all Shareholders (“Third Party Investment”), each of Rocket, Millicom, MTN, AXA, GS, the Funds, Orange, CDC, CWH and AEH New Africa I (each a

Page 1/3

“Matching Shareholder”) may match (i.e., fully replace) the Third Party Investment by increasing their respective shareholding in the Company for the subscription price and otherwise on the terms and conditions set out in the Investment Offer (and for the avoidance of doubt regardless of categorization of the Third Party Investor). If more than one Matching Shareholder wishes to match the offer, such Matching Shareholders shall be entitled to subscribe for shares pro rata to the number of shares in the Company held by each such Matching Shareholders up to the amount of the Third Party Investment (“Matching Right”). If no Shareholder decides to match the entire Third Party Investment, the Matching Right lapses and the Third Party Investor shall be entitled to subscribe for such number of shares as reflects the amount of the Third Party Investment which it agreed to fund on the terms of the Investment Offer, and the Shareholders shall accept the Third Party Investment on the terms of the Investment Offer. For the avoidance of doubt, this Matching Right shall not affect any statutory subscription rights.

3.

In the event that the Third Party Investor revises its Investment Offer (in that any of the terms and conditions contained in the Investment Offer change and improve for the Third Party Investor) (“Revised Investment Offer”) then the Shareholders shall be entitled to match (i.e., fully replace) the Third Party Investment by increasing their respective shareholding in the Company for the subscription price and otherwise on the terms and conditions set out in the Revised Investment Offer and the provisions of this Annex shall apply anew in respect of the Revised Investment Offer in all respects as if it were the initial Investment Offer. For the avoidance of doubt, the Third Party Investor shall not be authorized to make an improved Revised Investment Offer after the Matching Shareholders have exercised their Matching Right.

4.	The Investment Offer shall contain at least the following information:

4.1	The number of shares which the Third Party Investor intends to subscribe for and the participation in the registered share capital of the Company which the Third Party Investor intends to acquire;

4.2

The valuation of the business of the Company before and after the envisaged Third Party Investment as well as the price (including premiums and payments into the free capital reserves of the Company pursuant to sec. 272 para. (2) no. 4 German Commercial Code (HGB)) per each EUR 1.00 of a share on which the Investment Offer is based on and information on the source of financing of the Investment Offer;

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4.3	Information regarding the direct and indirect shareholding in the Third Party Investor;

4.4	Conditions – if any – the Third Party Investment is subject to (in particular) – if applicable – privilege and preferential rights which shall be granted to the Third Party Investor.

5.

The Company shall provide Rocket, Millicom, MTN, AXA, GS, the Funds, Orange, CDC, CWH and AEH New Africa I with the same information as the Third Party Investor received from the Company in connection with the proposed Third Party Investment.

6.

Within twelve (12) Bank Working Days after the Matching Shareholders have been notified by the Company regarding the Investment Offer, the Matching Shareholders shall inform the Company by binding declaration whether they intend to increase their shareholding in the Company on terms which are - from the perspective of the Shareholders which are not investing - not worse than the terms on which the Third Party Investment is based on.

7.

The Shareholders hereby undertake to take all steps and decisions and to make all declarations reasonably required to implement the further investment of a Matching Shareholder and/or the Third Party Investment, each in accordance with this sec. 7. This includes in particular (but without limitation):

7.1

to consent in the respective shareholders meeting to a capital increase in the amount of the Third Party Investment and to admit the Third Party Investor and/or the Matching Shareholders which have duly and timely exercised their Matching Right pursuant to sec. 6;

7.2

to consent to (further) amendments of the Articles and the Shareholders’ Agreement in respect of a senior preferred liquidation preference and any other customary terms and that parties usually add and/or amend in connection with a further investment of a Shareholder and/or a new investment of a Third Party Investor (including the accession of the Third Party Investor to the Shareholders’ Agreement as an Investor), however, in each case provided that such amendments do not negatively affect a Shareholder (either individually or together with other Shareholders) unilaterally and/or disproportionately compared to any other Shareholder(s) and do not take away the specific rights afforded to a Shareholder under this Shareholders’ Agreement.

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Annex 5.2

Annex 5.2

Portfolio Companies

1.

Subject to the approval of the other shareholders of any Portfolio Company (to the extent legally required), the limitations provided by the articles of association of the Portfolio Company, the agreements concluded between the Company and other shareholders of the Portfolio Company from time to time (it being understood that the Company shall not, neither directly nor indirectly through a Portfolio Company, enter into agreements with third parties which negatively impact Millicom, MTN, AXA, GS, the Funds, Orange, CDC, CWH and/or AEH New Africa I (either individually or together with other Shareholders) unilaterally and/or disproportionately compared to any other Shareholder(s)), the Shareholders shall have a preferential right to purchase the shares of the Portfolio Company that were offered for sale in a proposed sale of shares on the same terms and conditions as agreed in the course of the proposed sale. In case more than one Shareholder exercise the preferential right, such preferential right shall be pro rata to the Shareholder’s participation in the Company. If a Shareholder does not exercise its pro rata preferential right, such preferential right may (but does not have to) be exercised by the remaining Shareholders on an iterative basis. For the avoidance of doubt, the preferential right shall not be affected by a listing and/or public offering of the shares in a Portfolio Company. In the event that one or more Shareholders have exercised their preferential rights under this sec. 1 but not in respect of all the shares in the Portfolio Company that were offered for sale, then such preferential rights shall lapse and be forfeited, and all such shares may be sold to the proposed transferee, provided that if the sale terms and conditions are thereafter changed then the provisions of this sec. 1 shall again apply to such sale. In the event that any Shareholder has exercised its preferential right under this sec. 1, the Company shall (i) exercise its rights under any shareholders’ agreement or articles of association at the level of the Portfolio Companies or (ii) instruct the management of any Portfolio Company which is a subsidiary of the Company to exercise the rights of such Portfolio Company under any shareholders’ agreement or articles of association at the level of a subsidiary of such Portfolio Company to permit such acquisition. In the event that the Shareholders would in principle be entitled to exercise their preferential right under this sec. 1 to acquire all shares (but not only some) of all shareholders of a respective Portfolio Company, but not all shares offered for sale can actually be acquired by the Shareholders because one or more shareholders of a respective Portfolio Company are unable or unwilling to sell, the existing preferential right of the Shareholders for the remaining shares offered for sale under this sec. 1 shall remain unaffected. If the Shareholders – for whatever reason – cannot directly purchase shares in the Portfolio Company and the Company could by exercising pre-

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emptive or other rights acquire one hundred (100) % of the share capital of the Portfolio Company on a fully diluted basis, the Company shall upon request of the exercising Shareholder(s) in its own name but for the sole risk and costs and for the sole benefit of the respective Shareholder(s) acquire one hundred (100) % of the shares in the Portfolio Company on a fully diluted basis. The Company shall (or shall instruct the respective selling Portfolio Company) pass on to the respective Shareholder(s) the full legal and beneficial title to shares so acquired as soon as reasonably practical or possible. The exercising Shareholders shall reimburse the Company for any reasonable proven costs, fees, expenses or taxes directly incurred in connection with the acquisition of the Portfolio Company. The Company can make the acquisition of shares in the Portfolio Company subject to a pre-payment of any expected reimbursement amounts and/or any agreed purchase price due in the course of the acquisition of the shares in the Portfolio Company and shall render account for all pre-payments as required by the Shareholder.

2.

Subject to the approval of the other shareholders of any Portfolio Company (to the extent legally required), the limitations provided by the articles of association of the Portfolio Company, the agreements concluded between the Company and other shareholders of the Portfolio Company from time to time (it being understood that the Company shall not, neither directly nor indirectly through a Portfolio Company, enter into agreements with third parties which negatively impact Millicom and/or MTN and/or AXA and/or GS and/or the Funds and/or Orange and/or CDC and/or CWH and/or AEH New Africa I (either individually or together with other Shareholders) unilaterally and/or disproportionately compared to any other Shareholders(s)), as well as mandatory law, the Shareholders shall have a preferential right to take over the assets of a Portfolio Company which a third party offered to take over on the same terms and conditions on which such third party offered to take over such assets if the respective shareholders have decided to sell all or a substantial part of the assets of such Portfolio Company. Such preferential right shall be pro rata to the Shareholders’ participation in the Company. If a Shareholder does not exercise its pro rata preferential right, such preferential right may (but does not have to) be exercised by the remaining Shareholders on an iterative basis. For the avoidance of doubt, the preferential right shall not be affected by a listing and/or public offering of the shares in a Portfolio Company. In the event that any Shareholder has exercised its preferential right under this sec. 2, the Company shall (i) exercise its rights under any shareholders’ agreement or articles of association at the level of the Portfolio Companies or (ii) instruct the management of any Portfolio Company which is a subsidiary of the Company to exercise the rights of such Portfolio Company under any shareholders’ agreement or articles of association at the level of a subsidiary of such Portfolio Company to permit such acquisition. If the exercising Shareholders – for

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whatever reason – cannot directly purchase the assets of the Portfolio Company and the Company could by exercising pre-emptive or other rights acquire the assets sold by the Portfolio Company, the Company shall upon request of the exercising Shareholders in its own name but for the sole risk and costs and for the sole benefit of the respective Shareholder(s) acquire the assets sold by the Portfolio Company. The Company shall pass on to the exercising Shareholders the full legal and beneficial title to the assets so acquired as soon as reasonably practical and possible. The exercising Shareholders shall reimburse the Company for any reasonable proven costs, fees, expenses or taxes directly incurred in connection with the acquisition of the assets of the Portfolio Company. The Company can make the acquisition of assets of the Portfolio Company subject to a pre-payment of any expected reimbursement amounts and/or any agreed purchase price due in the course of the acquisition of such assets and shall render account for all pre-payments as required by the Shareholders.

3.	The following rights shall apply in relation to the Portfolio Companies:

3.1

Subject to (i) the approval of the other shareholders of any Portfolio Company (to the extent legally required), (ii) the limitations provided by the articles of association of the Portfolio Company, (iii) the shareholder agreements concluded between the Company and other shareholders of the Portfolio Company from time to time (it being understood that the Company shall not, neither directly nor indirectly through a Portfolio Company, enter into agreements with third parties which negatively impact Millicom and/or MTN and/or AXA and/or GS and/or the Funds and/or Orange and/or CDC and/or CWH and/or AEH New Africa I (either individually or together with other Shareholders) unilaterally and/or disproportionately compared to any other Shareholder(s)), as well as (iv) mandatory law, each Shareholder shall have the right to subscribe for its relative pro rata portion of the Company’s interest in any capital increase (i.e., the issuance of any shares or other securities convertible into, or carrying the right to subscribe for, shares) in any current Portfolio Company on the same terms and conditions as other shareholders of this Portfolio Company if and to the extent the Company does not wish to participate in such capital increase. Such right shall be pro rata to the Shareholders’ participation in the Company. If a Shareholder does not exercise its pro rata preferential right, such preferential right may (but does not have to) be exercised by the remaining Shareholders on an iterative basis.

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3.2

If the Company sources financing (other than by way of a capital increase in which case sec. 3.1 shall apply) for any existing or future Portfolio Company in all countries in Africa (specifically including Egypt) from any outside source (i.e., funding transaction with a third party investor acquiring shares for an investment of not less than EUR 200,000.00 (two hundred thousand Euros) in total (“Future Portfolio Financing”), each Shareholder shall have a preferential right to provide such Future Portfolio Financing, subject only to any pre-emptive rights of the existing shareholders of such Portfolio Company. To this end, the Company shall keep the Shareholders informed on any potential Future Portfolio Financing. Such preferential right shall be pro rata to the Shareholders’ participation in the Company. If a Shareholder does not exercise its pro rata preferential right, such preferential right may (but does not have to) be exercised by the remaining Shareholders on an iterative basis. If the Company presents to the Shareholders a Future Portfolio Financing in reasonable detail and the valuation and/or terms of such Future Portfolio Financing (“Future Portfolio Investment Offer”), each Shareholder shall have 12 (twelve) Bank Working Days to decide whether or not it provides financing on the basis of the valuation and/or terms suggested by the Company and to which extent the Shareholder would provide financing beyond its pro rata share in the Company in the event that one or several of the other Shareholders do not exercise their pro rata preferential right. To the extent that the Future Portfolio Investment Offer has not been accepted by a Shareholder within the 12 (twelve) Bank Working Days period, the preferential right to provide financing with respect to the Future Portfolio Investment Offer lapses, and the Company shall be free to invite third party investors to participate in the respective Future Portfolio Financing for the same or a higher valuation and/or the same terms or terms more favourable for the Portfolio Company as set out in the Future Portfolio Investment Offer. A prospective Future Portfolio Financing on the basis of a valuation that is lower, and/or terms are less favourable for the Portfolio Company, than those presented in the Future Portfolio Investment Offer shall first be offered to the Shareholders in accordance with the above procedure.

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Annex 7.5 (i)

VERBINDLICHE DEUTSCHE FASSUNG	CONVENIENCE TRANSLATION

GESCHÄFTSORDNUNG DES AUFSICHTSRATS DER [JUMIA] AG - FASSUNG VOM [•] -	RULES OF PROCEDURE FOR THE SUPERVISORY BOARD OF [JUMIA] AG - AS OF [•] -

Der Aufsichtsrat der [Jumia] AG (die “Gesellschaft”, die Gesellschaft zusammen mit ihren Konzernunternehmen nachfolgend auch das “Unternehmen”) hat sich mit Beschluss vom [•] gemäß § 11 Abs. 1 der Satzung die folgende Geschäftsordnung gegeben:

The Supervisory Board of [Jumia] AG (the “Company”, the Company together with its group companies hereinafter also the “Enterprise”) has adopted the following Rules of Procedure pursuant to Section 11 para. 1 of the Articles of Association by resolution dated [•].

§ 1 Allgemeine Bestimmungen	Section 1 General Provisions

(1) Der Aufsichtsrat berät und überwacht den Vorstand regelmäßig bei der Leitung des Unternehmens. Er ist in Entscheidungen von grundlegender Bedeutung für das Unternehmen einzubinden.	(1) The Supervisory Board regularly advises and supervises the Management Board in its management of the Enterprise. It shall be involved in decisions of fundamental importance for the Enterprise.

(2) Der Aufsichtsrat führt seine Geschäfte nach den anwendbaren Vorschriften der Gesetze, der Satzung und dieser Geschäftsordnung. Er arbeitet zum Wohle des Unternehmens eng und vertrauensvoll mit den übrigen Organen der Gesellschaft, insbesondere dem Vorstand zusammen.	(2)

The Supervisory Board conducts its business in accordance with applicable law, the Company’s Articles of Association and these Rules of Procedure. It cooperates closely in an atmosphere of trust with the other bodies of the Company, especially with the Management Board in the best interest of the Enterprise.

§ 2 Mitgliedschaft im Aufsichtsrat	Section 2 Members of the Supervisory Board

(1) Der Aufsichtsrat hat im [•] die folgenden Ziele für seine Zusammensetzung festgelegt:	(1) As of [•], the Supervisory Board has specified the following goals for its composition:

(a) Qualifikationen. Die Mitglieder des Aufsichtsrats müssen insgesamt über die zur erfolgreichen Wahrnehmung ihrer Aufgaben erforderlichen Kenntnisse, Fähigkeiten und fachlichen Erfahrungen verfügen.	(a) Qualifications. The members of the Supervisory Board, taken together, must have the required knowledge, abilities and professional experience required to successfully complete their tasks.

(b)   Diversity. Es soll bei der Bestimmung der Zusammensetzung des Aufsichtsrats auch auf Vielfalt (Diversity) geachtet werden. Insbesondere soll eine angemessene Anzahl an Frauen für Sitze im Aufsichtsrat berücksichtigt

(b)   Diversity. Diversity shall also be considered when determining the composition of the Supervisory Board. In particular, an appropriate number of women shall be considered for positions on the Supervisory Board. Until [•], [insert

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       werden. Bis zum [•] sollen [Quote einfügen] der Mitglieder des Aufsichtsrats weiblich sein. Vor Ablauf des [•] und danach mindestens alle fünf Jahre soll der Aufsichtsrat die angemessene Beteiligung von Frauen im Aufsichtsrat überprüfen und eine neue angemessene Zielgröße für die Beteiligung von Frauen im Aufsichtsrat für höchstens die nächsten fünf Jahre festlegen.

       quota] of the members of the Supervisory Board shall be female. Prior to [•] and at least every five years thereafter, the Supervisory Board shall review the appropriate participation for women on the Supervisory Board and shall determine an appropriate target for the share of women on the Supervisory Board for, at most, the upcoming five years.

(c)   Unabhängigkeit. Dem Aufsichtsrat soll insgesamt eine nach seiner Einschätzung angemessene Anzahl unabhängiger Mitglieder angehören. Ein Aufsichtsratsmitglied ist insbesondere dann nicht als unabhängig anzusehen, wenn es in einer persönlichen oder einer geschäftlichen Beziehung zu der Gesellschaft, deren Organen, einem kontrollierenden Aktionär oder einem mit diesem verbundenen Unternehmen steht, die einen wesentlichen und nicht nur vorübergehenden Interessenkonflikt begründen kann.

(c)   Independence. The Supervisory Board shall, taken as a whole, comprise of, in its own estimation, an adequate number of independent members. A Supervisory Board member is not to be considered independent in particular if he/she has personal or business relations with the Company, its executive bodies, a controlling shareholder or an enterprise affiliated with the latter which may cause a substantial and not merely temporary conflict of interests.

(d)   Finanzexperte; Sektorkenntnisse. Mindestens ein Mitglied des Aufsichtsrats muss über Sachverstand auf den Gebieten Rechnungslegung oder Abschlussprüfung verfügen; die Mitglieder des Aufsichtsrats müssen in ihrer Gesamtheit mit dem Sektor, in dem die Gesellschaft tätig ist, vertraut sein (§ 100 Abs. 5 AktG).

(d)   Financial expert; sector expertise. At least one Supervisory Board member must have expert knowledge in the field of accounting or auditing; the members of the Supervisory, taken together, must be familiar with the sector the Company is operating in (Section 100 para. 5 of the German Stock Corporation Act (AktG)).

(e)   Altersgrenze und Regelgrenze der Amtszeit. Zur Wahl in den Aufsichtsrat sollen in der Regel nur Personen vorgeschlagen werden, die im Zeitpunkt der Wahl das siebzigste Lebensjahr noch nicht vollendet haben und regelmäßig noch nicht 12 Jahre oder länger Mitglieder des Aufsichtsrats waren.

(e)   Age limit and regular time limit of membership. Persons having reached the age of seventy at the time of their election or, as a rule, having been a member of the Supervisory Board for 12 years or longer should not be proposed as candidates.

(2)	Vorstandsmitglieder der Gesellschaft dürfen vor Ablauf von zwei Jahren nach dem Ende ihrer Bestellung als Vorstandsmitglied nicht Mitglied des Aufsichtsrats der Gesellschaft werden, es sei denn ihre Wahl erfolgt auf Vorschlag von Aktionären, die mehr als 25 % der	(2)

Management Board members of the Company shall not become Supervisory Board members of the Company within two years following the end of their appointment to the Management Board, unless they are appointed upon a motion presented by shareholders holding more

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Stimmrechte der Gesellschaft halten. Im letzteren Fall soll der Wechsel in den Aufsichtsratsvorsitz eine der Hauptversammlung zu begründende Ausnahme sein. Dem Aufsichtsrat sollen nicht mehr als zwei ehemalige Mitglieder des Vorstands der Gesellschaft zur gleichen Zeit angehören.

than 25% of the voting rights in the Company. In the latter case, the appointment as chairperson of the Supervisory Board shall be an exception to be justified to the General Meeting. No more than two former members of the Company’s Management Board shall serve concurrently as members of the Supervisory Board.

(3)

Der Aufsichtsrat wird bei der Festsetzung der Vorstandsvergütung die Empfehlungen des Deutschen Corporate Governance Kodex berücksichtigen, insbesondere das Verhältnis der Vorstandsvergütung zur Vergütung des oberen Führungskreises und der Belegschaft insgesamt, auch in deren zeitlichen Entwicklung. Der Aufsichtsrat wird darauf achten, dass die neu zu vereinbarende Vergütung des Vorstands insgesamt und hinsichtlich ihrer variablen Vergütungsteile betragsmäßige Höchstgrenzen aufweist. Die neu zu vereinbarende variablen Vergütungsteile hinsichtlich der Vorstandsvergütung sind vom Aufsichtsrat auf anspruchsvolle, relevante Vergleichsparameter zu beziehen.

		(3)

When determining the compensation of the Management Board, the Supervisory Board will take into account the recommendations of the German Corporate Governance Codex, in particular the relationship between the compensation of the Management Board and that of the senior management and the staff overall, particularly in terms of its development over time. The Supervisory Board will make sure that any newly agreed upon compensation of the Management Board shall be capped, both overall and for individual compensation components. The newly agreed upon variable compensation components of the Management Board compensation are to be related to demanding, relevant comparison parameters by the Supervisory Board.

(4)	Ein Aufsichtsratsmitglied, das außerdem dem Vorstand einer börsennotierten Gesellschaft angehört, soll neben seinem/ihrem Aufsichtsratsmandat in der Gesellschaft nicht mehr als zwei weitere Aufsichtsratsmandate in börsennotierten Gesellschaften oder in Aufsichtsgremien von Gesellschaften, die vergleichbare Anforderungen stellen, wahrnehmen, die nicht der Gruppe derjenigen Gesellschaft angehören, in der die Vorstandstätigkeit ausgeübt wird.	(4)

Any Supervisory Board member who also is a Management Board member of a listed company shall not, besides his/her Supervisory Board mandate in the Company, accept more than two additional supervisory board mandates in listed companies or mandates with similar requirements that are not part of the group of the company in which the management board activity is performed.

(5)	Aufsichtsratsmitglieder sollen keine Organfunktionen oder Beratungsaufgaben bei wesentlichen Wettbewerbern des Unternehmens wahrnehmen.	(5)	Supervisory Board members shall not exercise directorships or similar positions or advisory tasks for material competitors of the Company.

(6)	Die in Abs. 1 vom Aufsichtsrat für seine Zusammensetzung festgelegten Ziele, die Empfehlungen des jeweils aktuellen Deutschen Corporate Governance Kodex und die gesetzlichen Bestimmungen zur Zusammensetzung des Aufsichtsrats sind bei Vorschlägen an die Hauptversammlung zur Wahl von Aufsichtsratsmitgliedern zu berücksichtigen.	(6)

The goals set forth by the Supervisory Board in para. 1, the recommendations of the German Corporate Governance Code, as amended, and the legal requirements for the composition of the Supervisory Board shall be taken into account when proposals for the election of Supervisory Board members are made to the General Meeting.

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(7)	Jedes Aufsichtsratsmitglied achtet darauf, dass ihm/ihr für die Wahrnehmung seines/ihres Mandats ausreichend Zeit zur Verfügung steht.	(7)	Every Supervisory Board member shall take care that he/she has sufficient time to perform his/her mandate.

(8)	Der Aufsichtsrat soll sich für seine Vorschläge zur Wahl neuer Aufsichtsratsmitglieder an die Hauptversammlung bei dem jeweiligen Kandidaten vergewissern, dass er den zu erwartenden Zeitaufwand zur Erfüllung des künftigen Amtes aufbringen kann.	(8)

When proposing to the General Meeting the election of new members of the Supervisory Board, the Supervisory Board shall satisfy itself that the respective candidates are capable of devoting the expected amount of time required to perform their prospective mandates.

	§ 3 Rechte und Pflichten der Aufsichtsratsmitglieder		Section 3 Members’ Rights and Obligations

(1)	Die Mitglieder des Aufsichtsrats haben die gleichen Rechte und Pflichten, sofern das Gesetz, die Satzung oder diese Geschäftsordnung nichts anderes bestimmen. An Aufträge und Weisungen sind sie nicht gebunden.	(1)

All members of the Supervisory Board have equal rights and duties unless otherwise determined by relevant legal provisions, the Articles of Association or these Rules of Procedure. They are not bound by mandates or directives.

(2)

Die Mitglieder des Aufsichtsrats haben über vertrauliche Angaben und Geheimnisse der Gesellschaft, namentlich Betriebs- und Geschäftsgeheimnisse, die ihnen durch ihre Tätigkeit im Aufsichtsrat bekannt werden, Stillschweigen zu bewahren. Darüber hinaus haben die Aufsichtsratsmitglieder über die ihnen bei ihrer Tätigkeit als Aufsichtsratsmitglied bekannt gewordenen sonstigen Tatsachen, deren Offenbarung die Interessen des Unternehmens beeinträchtigen könnte, Dritten gegenüber Stillschweigen zu bewahren. Diese Verpflichtung zur Verschwiegenheit gilt insbesondere für vertrauliche Berichte und Beratungen, insbesondere Angelegenheiten, die in Sitzungen des Aufsichtsrats besprochen werden, die Stimmabgabe und die Stellungnahme sowie persönliche Äußerung der einzelnen Aufsichtsratsmitglieder. Die Verpflichtung zur Verschwiegenheit besteht auch nach Beendigung des Amts der Mitglieder des Aufsichtsrats. Jedes Mitglied des Aufsichtsrats stellt sicher, dass die von ihm eingeschalteten Mitarbeiter diese Verschwiegenheitspflicht in gleicher Weise einhalten. Personen, die gemäß § 109 AktG zulässigerweise an Sitzungen des Aufsichtsrats teilnehmen, sind zur Verschwiegenheit ausdrücklich zu verpflichten.

		(2)

The members of the Supervisory Board shall be obliged to preserve the confidentiality of confidential information and Company secrets (especially business and trade secrets) to which they gain access in their capacity as members of the Supervisory Board. Furthermore, the members of the Supervisory Board are obliged not to disclose to third parties any other facts which they obtain in their capacity as members of the Supervisory Board, if the disclosure of such facts could affect the interests of the Enterprise. This confidentiality obligation applies especially to confidential reports and consultations, particularly matters debated in board meetings, the casting of votes and the opinion as well as personal statements of members of the Supervisory Board. This confidentiality obligation continues to apply after members of the Supervisory Board have left office. Each member of the Supervisory Board shall ensure that the staff members employed by her/him observe the confidentiality obligation accordingly. Persons who are permitted to attend meetings of the Supervisory Board pursuant to Section 109 AktG shall be expressly bound to this confidentiality obligation.

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(3)

Beabsichtigt ein Mitglied des Aufsichtsrats, Informationen, deren Mitteilung nicht offensichtlich zulässig ist, an Dritte weiterzugeben, so hat es vorher den Aufsichtsratsvorsitzenden zu unterrichten, um etwa zutage tretende Meinungsverschiedenheiten über die Geheimhaltungspflicht zu beseitigen. Wenn der Aufsichtsratsvorsitzende der Bekanntgabe nicht zustimmt, hat der Aufsichtsratsvorsitzende die übrigen Mitglieder des Aufsichtsrats hiervon zu unterrichten und eine unverzügliche Stellungnahme des Aufsichtsrats herbeizuführen. Bis zu dieser Stellungnahme hat das betreffende Aufsichtsratsmitglied über die ihm/ihr durch sein Amt bekannt gewordenen Tatsachen Stillschweigen zu bewahren.

		(3)

If a member of the Supervisory Board intends to disclose information (other than information obviously permitted to be disclosed) to third parties, he/she shall inform the Chairperson of the Supervisory Board in advance to settle any difference in opinion concerning the obligation to maintain secrecy. If the Chairperson does not agree to the disclosure, the Chairperson shall inform the other members of the Supervisory Board and cause a statement of position of the Supervisory Board to be made without undue delay. Until this statement is made, the relevant member of the Supervisory Board shall observe secrecy regarding the facts which became known to him/her in his/her capacity as member of the Supervisory Board.

(4)

Alle Mitglieder des Aufsichtsrats sind bei ihrem Ausscheiden aus dem Amt verpflichtet, sämtliche Unterlagen wie Schriftstücke, Korrespondenzen, elektronische Dokumente und Dateien, Aufzeichnungen sowie alle anderen Dokumente, die sich auf Angelegenheiten des Unternehmens beziehen und die sich in ihrem Besitz befinden, unverzüglich an den Aufsichtsratsvorsitzenden, oder, wenn der Vorsitzende ausscheidet, dessen Nachfolger, zu übergeben. Diese Verpflichtung erstreckt sich auch auf Duplikate und Fotokopien. Kopien von elektronischen Dateien und Dokumenten sind auf Verlangen des Vorsitzenden oder, wenn der Vorsitzende ausscheidet dessen Nachfolger, unverzüglich zu vernichten. Den Mitgliedern des Aufsichtsrats steht kein Zurückbehaltungsrecht an derartigen Unterlagen zu.

		(4)

At the end of their respective membership on the Supervisory Board, each member of the Supervisory Board is obliged to hand over without undue delay all documents in his/her possession such as correspondence, electronic documents and data files, records and any other documents relating to the affairs of the Enterprise to the Chairperson of the Supervisory Board, or, in the event the Chairperson leaves, to his/her successor. This obligation does also apply for duplicates and photocopies. Any copies of electronic data files and documents must be destroyed without undue delay at the request of the Chairperson or, in the event the Chairperson leaves, his/her successor. The members of the Supervisory Board have no right to retain any of these documents.

(5)	Die Mitglieder des Aufsichtsrats beachten die Verhaltensmaßstäbe über die Sicherstellung der kapitalmarktrechtlichen Compliance (Richtlinie zur Kapitalmarkt-Compliance) in deren jeweils aktuellsten Fassung.	(5)	Each member of the Supervisory Board shall comply with the rules set forth in the most up-to-date version of the code of conduct for capital market compliance (Capital Markets Compliance Guidelines).

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	§ 4 Interessenskonflikte		Section 4 Conflict of Interests

(1)	Jedes Mitglied des Aufsichtsrats ist dem Unternehmensinteresse verpflichtet. Es darf bei seinen Entscheidungen weder persönliche Interessen verfolgen noch Geschäftschancen, die dem Unternehmen zustehen, für sich nutzen.	(1)

Each member of the Supervisory Board is obliged to act in the best interest of the Enterprise. No member of the Supervisory Board may pursue personal interests in his/her decisions or make personal use of business opportunities intended for the Enterprise.

(2)	Jedes Aufsichtsratsmitglied hat Interessenkonflikte, insbesondere solche, die aufgrund einer Beratung oder Organfunktion bei Kunden, Lieferanten, Kreditgebern, Kreditnehmern oder sonstigen Dritten entstehen können, dem Aufsichtsrat offen zu legen. Bei wesentlichen und nicht nur vorübergehenden Interessenskonflikten in der Person eines Aufsichtsratsmitglieds soll das betreffende Aufsichtsratsmitglied sein Amt niederlegen. Der Aufsichtsrat informiert in seinem Bericht an die Hauptversammlung über aufgetretene Interessenkonflikte und deren Behandlung.	(2)

Each member of the Supervisory Board shall inform the Supervisory Board of any conflicts of interest, especially those which may arise from a consultant or directorship function with customers, suppliers, lenders, borrowers or other third parties. In case of material conflicts of interests, which are not merely temporary, the respective member of the Supervisory Board should resign from office. The Supervisory Board shall relate any conflicts of interest occurred and the handling thereof in its report to the General Meeting.

(3)	Berater- und sonstige Dienstleistungs- und Werkverträge eines Aufsichtsratsmitglieds mit der Gesellschaft bedürfen in Übereinstimmung mit geltendem Recht der Zustimmung des Aufsichtsrats.	(3)	Advisory and other service agreements and contracts for work between a member of the Supervisory Board and the Company require the Supervisory Board’s approval in accordance with applicable law.

	§ 5 Vorsitzender und Stellvertreter		Section 5 Chairperson and Deputy Chairperson

(1)	Der Aufsichtsrat wählt aus seiner Mitte einen Vorsitzenden und einen Stellvertreter. Die Amtszeit des Vorsitzenden und des Stellvertreters entspricht, soweit nicht bei ihrer jeweiligen Wahl eine kürzere Amtszeit bestimmt wird, ihrer jeweiligen Amtszeit als Mitglied des Aufsichtsrats. Die Wahl soll unter der Leitung des an Lebensjahren ältesten anwesenden Aufsichtsratsmitglieds im Anschluss an die Hauptversammlung, in der die Aufsichtsratsmitglieder neu gewählt worden sind, erfolgen; zu dieser Sitzung bedarf es keiner besonderen Einladung (konstituierende Sitzung).	(1)

The Supervisory Board shall elect from among its members a Chairperson and a Deputy Chairperson. The term of office of the Chairperson and his/her deputy corresponds to their respective terms of office as members of the Supervisory Board unless a shorter term is determined at the time of their election. The election shall take place under the direction of the most senior member of the Supervisory Board present, and following the General Meeting wherein the members of the Supervisory Board were recently elected; no special invitation is necessary for this meeting (constitutive meeting).

(2)	Scheidet der Vorsitzende oder sein Stellvertreter vorzeitig aus diesem Amt aus, so hat der Aufsichtsrat jeweils unverzüglich eine Neuwahl vorzunehmen.	(2)	If the Chairperson or his/her deputy leaves such office before the end of his/her term, the Supervisory Board shall conduct a new election without undue delay.

(3)	Der Vorsitzende koordiniert die Arbeit des Aufsichtsrats und die Zusammenarbeit des Aufsichtsrats mit dem Vorstand. Der Vorsitzende hält mit dem Vorstand regelmäßig Kontakt und berät mit ihm	(3)	The Chairperson coordinates the activities of the Supervisory Board and its cooperation with the Management Board. The Chairperson shall regularly maintain contact with the Management Board and

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Strategie, Planung, Geschäftsentwicklung, Risikolage, Risikomanagement und Compliance des Unternehmens sowie wichtige Ereignisse, die für die Beurteilung der Lage und Entwicklung sowie für die Leitung des Unternehmens von wesentlicher Bedeutung sind. Der Vorsitzende unterrichtet sodann den Aufsichtsrat und beruft erforderlichenfalls eine außerordentliche Sitzung des Aufsichtsrats ein.

consult with the Management Board on strategy, planning, business development, risk position, risk management and compliance of the Enterprise, as well as on key events which are material to the assessment of the Enteprise’s performance, development and management. The Chairperson shall inform the Supervisory Board of such consultations and, if necessary, shall convene an extraordinary meeting of the Supervisory Board.

(4)	Dem Vorsitzenden obliegt der Vollzug der Beschlüsse des Aufsichtsrats und seiner Ausschüsse. Der Vorsitzende, im Falle seiner Verhinderung sein Stellvertreter, ist ermächtigt, im Namen des Aufsichtsrats die zur Durchführung der Beschlüsse des Aufsichtsrats und seiner Ausschüsse erforderlichen Willenserklärungen abzugeben. Der Vorsitzende ist ermächtigt, Erklärungen für den Aufsichtsrat entgegen zu nehmen. Sonstige Urkunden und Bekanntmachungen des Aufsichtsrats sind vom Aufsichtsratsvorsitzenden zu unterzeichnen.	(4)

The Chairperson of the Supervisory Board is responsible for implementing the resolutions of the Supervisory Board and its committees. For this purpose the Chairperson, and where he is unable to do so, the Deputy Chairperson, is authorized on behalf of the Supervisory Board to issue declarations required for implementing resolutions of the Supervisory Board and its committees. The Chairperson is authorized to accept declarations on behalf of the Supervisory Board. Other documents and publications of the Supervisory Board shall be signed by the Chairperson.

(5)	Der Stellvertreter hat, soweit in dieser Geschäftsordnung oder der Satzung nicht ausdrücklich anders geregelt, die gleichen Rechte und Pflichten des Vorsitzenden des Aufsichtsrats, wenn dieser verhindert ist.	(5)

Unless these Rules of Procedure or the Articles of Association expressly provide otherwise, the Deputy Chairperson has, in the absence of the Chairperson, the same rights and obligations as the Chairperson.

	§ 6 Einberufung von Sitzungen		Section 6 Convening of Meetings

(1)	Der Aufsichtsrat muss mindestens zwei Sitzungen im Kalenderhalbjahr abhalten. Weitere Sitzungen sind einzuberufen, wenn dies erforderlich ist.	(1)	The Supervisory Board shall hold at least two meetings per calendar half-year. Additional meetings shall be convened if necessary.

(2)	Jedes Aufsichtsratsmitglied und der Vorstand können unter Angabe des Zwecks und der Gründe verlangen, dass der Vorsitzende des Aufsichtsrats unverzüglich den Aufsichtsrat einberuft. Wird dem Verlangen nicht entsprochen, so kann das Aufsichtsratsmitglied oder der Vorstand unter Mitteilung des Sachverhalts und der Angabe einer Tagesordnung selbst den Aufsichtsrat einberufen.	(2)

Each member of the Supervisory Board or the Management Board, indicating the purpose and the reasons for the request, is entitled to ask the Chairperson to convene a meeting of the Supervisory Board without undue delay. Should this request be denied, the member of the Supervisory Board or the Management Board may convene the Supervisory Board himself/herself, stating the facts and an agenda.

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(3)	Die Sitzungen des Aufsichtsrats werden vom Vorsitzenden unter Einhaltung einer Frist von mindestens sieben Tagen einberufen, wobei der Tag der Absendung der Einladung und der Tag der Sitzung nicht mitgerechnet werden. Die Einberufung kann schriftlich, per Telefax, per E-Mail oder mittels sonstiger gebräuchlicher (einschließlich elektronischer) Kommunikationsmittel erfolgen. Der Vorsitzende kann diese Frist in dringenden Fällen abkürzen und die Sitzung mündlich oder fernmündlich einberufen.	(3)

The Chairperson of the Supervisory Board shall convene the meetings of the Supervisory Board by providing at least seven days’ notice, not including the day on which the invitation is sent and the day of the meeting itself. Notice of meetings may be given in writing, by telefax, by email or any other customary means of communication (including electronic means of communication). In urgent cases the Chairperson may shorten this notice period and may call the meeting orally or by telephone.

(4)

Mit der Einladung sind die Gegenstände der Tagesordnung mitzuteilen. Beschlussvorschläge zu den einzelnen Punkten der Tagesordnung sollen so rechtzeitig vor der Sitzung und so konkret mitgeteilt werden, dass abwesende bzw. nicht telefonisch oder über sonstige gebräuchliche elektronische Kommunikationsmittel (insbesondere Videokonferenz) teilnehmende oder zugeschaltete Mitglieder ihre Stimme schriftlich oder in einer anderen, § 8 Abs. 1 entsprechenden Form abgeben können. Insbesondere bei zustimmungspflichtigen Geschäften sollen die erforderlichen Unterlagen rechtzeitig vor der Sitzung zur Verfügung gestellt werden. Sämtliche Anträge einzelner Mitglieder des Aufsichtsrats oder des Vorstands, die vor Absendung der Tagesordnung eingehen, sind auf die Tagesordnung zu setzen. Ergänzungen der Tagesordnung müssen, falls nicht ein dringender Fall eine spätere Mitteilung rechtfertigt, bis zum dritten Tag vor der Sitzung mitgeteilt werden.

		(4)

The invitation shall specify the items on the agenda. Proposals for resolutions on items on the agenda shall be announced with sufficient time and in sufficient specification prior to the meeting in order to enable absent members or members who neither participate nor are connected via telephone or via other customary electronic means of communication (especially via video conference) to cast their votes in writing or in another form which adheres to Section 8 para. 1. Especially with respect to transactions requiring the approval of the Supervisory Board, the relevant documents must be provided in due time prior to the meeting. All proposals for resolutions by individual members of the Supervisory Board or the Management Board which are received before the agenda is distributed shall be placed on the agenda. Notice of any additions to the agenda must be provided no later than three days prior to the meeting, unless later notification is justified by urgent circumstances.

(5)	Der Vorsitzende des Aufsichtsrats bestimmt den Ort der Sitzungen des Aufsichtsrats.	(5)	The Chairperson of the Supervisory Board determines the place at which meetings of the Supervisory Board shall take place.

(6)	Der Vorsitzende kann eine einberufene Sitzung nach pflichtgemäßem Ermessen aufheben oder verlegen.	(6)	The Chairperson can cancel or postpone a called meeting in his/her best judgement.

	§ 7 Sitzungen des Aufsichtsrats		Section 7 Meetings of the Supervisory Board

(1)	Die Sitzungen des Aufsichtsrats werden vom Vorsitzenden geleitet. Er bestimmt die Reihenfolge, in der die Gegenstände der Tagesordnung verhandelt werden, sowie die Art, Reihenfolge und Form der Abstimmungen. Er kann nach pflichtgemäßem Ermessen die Behandlung einzelner Gegenstände der Tagesordnung vertagen.	(1)

Meetings of the Supervisory Board are chaired by the Chairperson of the Supervisory Board. He/she determines the order in which the items on the agenda are dealt with as well as the manner, order and form of the voting procedure. He/she may postpone consideration of any items on the agenda in his/her best judgement.

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(2)	Der Vorsitzende bestellt den Protokollführer, der nicht Mitglied des Aufsichtsrats sein muss und entscheidet über die Hinzuziehung von Sachverständigen und anderen Auskunftspersonen zur Beratung über einzelne Gegenstände der Tagesordnung.	(2)

The Chairperson of the Supervisory Board appoints a person, who does not need to be a member of the Supervisory Board, to take meeting minutes, and decides whether to call upon experts and other persons able to provide information or advice regarding individual items on the agenda.

(3)	Die Sitzungssprache ist Englisch und die Einberufung und Niederschriften der Sitzungen werden auf Englisch (und sofern gesetzlich eine Niederschrift in deutscher Sprache erforderlich ist, zweisprachig auf Englisch und Deutsch) verfasst, soweit der Vorsitzende nichts anderes bestimmt. Ist ein Mitglied des Aufsichtsrats der Verhandlungssprache nicht mächtig, hat der Vorsitzende auf Verlangen dieses Aufsichtsratsmitglieds für eine geeignete Form der Übersetzung Sorge zu tragen.	(3)

Meetings shall be conducted in English and the notices and minutes of meetings shall be recorded in English (and if minutes in German are required under statutory provisions, minutes shall be recorded both in English and in German), unless the Chairperson of the Supervisory Board decides otherwise. If a member of the Supervisory Board is not in command of the relevant language, the Chairperson shall procure a suitable form of translation upon request of such member of the Supervisory Board.

(4)	Der Vorstand nimmt an den Sitzungen des Aufsichtsrats teil, soweit der Aufsichtsratsvorsitzende nichts anderes bestimmt.	(4)	The Management Board shall attend the meetings of the Supervisory Board unless the Chairperson of the Supervisory Board decides otherwise.

	§ 8 Beschlussfassung		Section 8 Resolutions

(1)

Beschlüsse des Aufsichtsrats werden in der Regel in Sitzungen gefasst. Auf Anordnung des Vorsitzenden oder mit Zustimmung aller Mitglieder des Aufsichtsrats können Sitzungen in Form einer Telefonkonferenz oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) abgehalten und einzelne Aufsichtsratsmitglieder telefonisch oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) zugeschaltet werden; in diesen Fällen kann die Beschlussfassung im Wege der Telefonkonferenz oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) erfolgen. Abwesende bzw. nicht an der Konferenzschaltung mittels Telefon oder Videokonferenz teilnehmende Aufsichtsratsmitglieder können auch dadurch an der Beschlussfassung des Aufsichtsrats teilnehmen, dass sie schriftliche

		(1)

Resolutions of the Supervisory Board shall generally be passed in meetings. At the order of the Chairperson or with the consent of all Supervisory Board members, the meetings of the Supervisory Board may be held in the form of a telephone conference or by other electronic means of communication (especially by video conference); individual members of the Supervisory Board may connect to the meetings via telephone or by other electronic means of communication (especially by video conference); in such cases resolutions may be passed by way of the telephone conference or by other electronic means of communication (especially by video conference).Members of the Supervisory Board who are absent from a meeting or who do not participate in a meeting via telephone or video conference can also participate in the passing of resolutions by submitting their votes in writing by way of another Supervisory Board member. In addition,

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Stimmabgaben durch ein anderes Aufsichtsratsmitglied überreichen lassen. Darüber hinaus können abwesende Mitglieder ihre Stimme auch im Vorfeld der Sitzung, während der Sitzung oder nachträglich innerhalb einer vom Vorsitzenden des Aufsichtsrats zu bestimmenden angemessenen Frist auch mündlich, fernmündlich, per Telefax, per E-Mail oder mittels sonstiger gebräuchlicher (einschließlich elektronischer) Kommunikationsmittel abgeben. Ein Recht zum Widerspruch gegen die vom Vorsitzenden angeordnete Form der Beschlussfassung besteht nicht.

absent members are permitted to cast their vote prior to or during the meeting or following the meeting within a reasonable period as determined by the Chairperson of the Supervisory Board. Such votes may be cast in oral form, by telephone, by telefax, by email or any other customary means of communication (including electronic means of communication). Objections to the form of voting determined by the Chairperson are not permitted.

(2)

Eine Beschlussfassung über Gegenstände der Tagesordnung, die nicht in der Einladung enthalten waren und auch nicht bis zum dritten Tag vor der Sitzung mitgeteilt worden sind, falls nicht ein dringender Fall eine spätere Mitteilung rechtfertigt, ist nur zulässig, wenn kein Aufsichtsratsmitglied widerspricht. Abwesenden Mitgliedern ist in einem solchen Fall Gelegenheit zu geben, binnen einer vom Vorsitzenden des Aufsichtsrats zu bestimmenden angemessenen Frist schriftlich, mündlich, fernmündlich, per Telefax, per E-Mail oder mittels sonstiger gebräuchlicher (einschließlich elektronischer) Kommunikationsmittel der Beschlussfassung zu widersprechen oder ihre Stimme abzugeben. Der Beschluss wird erst wirksam, wenn kein abwesendes Aufsichtsratsmitglied innerhalb der Frist widersprochen hat. Telefonisch oder mittels sonstiger elektronischer Kommunikationsmittel zugeschaltete Mitglieder des Aufsichtsrats gelten als anwesend.

(2)

Resolutions on matters not included in the agenda enclosed with the meeting invitation and for which notice has not been provided at least three days prior to the meeting, except in situations where later notification is justified by urgent circumstances, shall only be permitted for consideration if no member of the Supervisory Board objects thereto. In such a case, absent members must be given the opportunity to object to the adoption of such resolutions or to cast their vote in writing, orally, by telephone, telefax, email or any other customary means of communication (including electronic means of communication) within an adequate period of time to be determined by the Chairperson. Such resolutions become effective only after no absent Supervisory Board member has objected within such a period. Members of the Supervisory Board taking part via telephone or other electronic means of communication are considered to be present.

(3)

Beschlüsse können auch außerhalb von Sitzungen (im Sinne von Abs. 1) schriftlich, mündlich, fernmündlich, per Telefax, per E-Mail oder mittels sonstiger vergleichbarer Kommunikationsmittel sowie in Kombination der vorgenannten Formen, einschließlich im Umlaufverfahren, und in Kombination mit einer Beschlussfassung in einer Sitzung gefasst werden, wenn der Vorsitzende des Aufsichtsrats dies unter Beachtung einer angemessenen Frist anordnet oder sich alle Aufsichtsratsmitglieder an der Beschlussfassung beteiligen. Mitglieder, die sich bei der Beschlussfassung der Stimme enthalten, nehmen in diesem Sinne an der Beschlussfassung teil. Ein Recht zum Widerspruch gegen die vom Vorsitzenden angeordnete Form der Beschlussfassung besteht nicht.

(3)

Resolutions may also be adopted outside of meetings (in the meaning of para. 1) in writing, orally, by telephone, by telefax or by email or any other comparable means of communication, whereas the aforementioned forms may also be combined, including by way of circular resolution, or in combination with adopting the resolution in a meeting at the order of the Chairperson of the Supervisory Board if preceded by reasonable notice or if all members of the Supervisory Board participate in the adoption of the resolution. Members who abstain from voting are considered to take part in the resolution. Objections to the form of voting determined by the Chairperson are not permitted.

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(4)	Der Aufsichtsrat ist beschlussfähig, wenn mindestens die Hälfte seiner Mitglieder an der Beschlussfassung teilnimmt. Abwesende bzw. nicht telefonisch oder über sonstige elektronische Kommunikationsmittel (insbesondere Videokonferenz) teilnehmende oder zugeschaltete Aufsichtsratsmitglieder, die nach Maßgabe der vorstehenden Abs. 1 oder 3 ihre Stimme abgeben, sowie Mitglieder, die sich bei der Beschlussfassung der Stimme enthalten, nehmen in diesem Sinne an der Beschlussfassung teil.	(4)

The Supervisory Board has a quorum if at least half of its members take part in the voting. Absent members of the Supervisory Board or members who do not participate or are connected via telephone or via other electronic means of communication (especially via video conference) and who cast their vote in accordance with para. 1 or 3 above, as well as members who abstain from voting, are considered to take part in the voting for this purpose.

(5)	Beschlüsse des Aufsichtsrats werden, soweit das Gesetz nicht zwingend etwas anderes bestimmt, mit einfacher Mehrheit der abgegebenen Stimmen gefasst. Stimmenthaltungen gelten in diesem Sinne nicht als abgegebene Stimmen. Ergibt eine Abstimmung im Aufsichtsrat Stimmengleichheit, gibt die Stimme des Vorsitzenden des Aufsichtsrats den Ausschlag. Im Falle der Verhinderung des Vorsitzenden des Aufsichtsrats steht dieses Recht seinem Stellvertreter zu.	(5)

Unless otherwise provided by mandatory law, resolutions of the Supervisory Board are passed with a simple majority of the votes cast. Abstentions shall not count as a vote cast in this case. If any vote of the Supervisory Board results in a tie, the vote of the Chairperson of the Supervisory Board shall be decisive. In the absence of the Chairperson of the Supervisory Board, the Deputy Chairperson’s vote shall be decisive.

	§ 9 Niederschriften		Section 9 Minutes

(1)	Über die Beschlüsse und Sitzungen des Aufsichtsrats (im Sinne von § 8 Abs. 1) sowie über in diesen Sitzungen verabschiedete Beschlüsse sind Niederschriften zu fertigen, die vom Vorsitzenden zu unterzeichnen sind. Beschlüsse außerhalb von Sitzungen (im Sinne von § 8 Abs. 1) werden vom Vorsitzenden schriftlich festgehalten und allen Aufsichtsratsmitgliedern zugeleitet. In der Niederschrift sind Ort und Tag der Sitzung, die Teilnehmer und die Art und Weise ihrer Teilnahme, die Gegenstände der Tagesordnung, der wesentliche Inhalt der Verhandlung und die Beschlüsse des Aufsichtsrats wiederzugeben.	(1)

Minutes shall be taken of the resolutions and meetings of the Supervisory Board (in the meaning of Section 8 para. 1) and of the resolutions adopted in such meetings. Such minutes shall be signed by the Chairperson. Resolutions which were adopted outside of meetings (in the meaning of Section 8 para. 1) must be recorded by the Chairperson in writing and shall be made available to all members. The minutes of meetings shall state the place and date of the meeting, the participants and the manner of their participation, the items on the agenda, the principal contents of the proceedings and the resolutions of the Supervisory Board.

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(2)	Nach Erstellung der Niederschrift ist eine Kopie der Niederschrift jedem Aufsichtsratsmitglied und jedem Vorstandsmitglied unverzüglich zuzuleiten (soweit Vorstandsangelegenheiten in der Niederschrift enthalten sind und vom Vorsitzenden als sensibel eingestuft werden, können solche Angelegenheiten aus der Niederschrift, die den Mitgliedern des Vorstands zugeleitet wird, entfernt werden). Das Original der Niederschrift ist zu den Akten der Gesellschaft zu nehmen.	(2)

Following their preparation, a copy of the minutes shall be sent without undue delay to each member of the Supervisory Board and to each member of the Management Board (if Management Board matters are included in these minutes and considered sensitive by the Chairperson, such matters can be removed from the minutes sent to the members of the Management Board). The original copy of the minutes shall be kept with the Company’s records.

(3)	Niederschriften nach § 9 Abs. 1 gelten als genehmigt, wenn kein Mitglied des Aufsichtsrats, das an der Beschlussfassung teilgenommen hat, innerhalb eines Monats seit Absendung der Niederschrift an die Aufsichtsratsmitglieder schriftlich beim Vorsitzenden des Aufsichtsrats unter Angabe von Gründen sowie eines alternativen Textvorschlags widerspricht. Soweit Beschlüsse in der Sitzung im Wortlaut protokolliert und sogleich vom Vorsitzenden als Teil der Niederschrift unterzeichnet wurden, ist ein Widerspruch gegen den Wortlaut des Beschlusses nur in der Sitzung möglich.	(3)

Minutes in accordance with Section 9 para. 1 are deemed to be approved if no member of the Supervisory Board who took part in the passing of the resolutions objects in writing to the Chairperson of the Supervisory Board, stating the reasons for his/her objection and proposing an alternative wording, within one month of the minutes being sent. To the extent that minutes of resolutions are recorded verbatim during the meeting and immediately signed by the Chairperson as part of the minutes, an objection against the wording of the resolution is only permitted during the meeting.

	§ 10 Allgemeine Regeln für die Ausschüsse		Section 10 General Provisions for the Committees

(1)	Der Aufsichtsrat bildet und besetzt aus seiner Mitte	(1)	The Supervisory Board shall establish from amongst its members

	(a) einen Prüfungsausschuss,		(a) an Audit Committee,

	(b) einen Vergütungsausschuss und		(b) a Compensation Committee, and

	(c) einen Corporate Governance- und Nominierungsausschuss, und (d) einen IPO-Ausschuss.		(c) a Corporate Governance and Nominations Committee, and (d) an IPO Committee.

(2)	Der Aufsichtsrat kann aus seiner Mitte weitere Ausschüsse mit mindestens drei Mitgliedern bilden und besetzen und ihnen, soweit gesetzlich zulässig, Entscheidungsbefugnisse übertragen. Der Aufsichtsrat achtet darauf, dass abhängig von den spezifischen Gegebenheiten des Unternehmens und der Anzahl seiner Mitglieder Ausschüsse mit fachlich qualifizierten Mitgliedern gebildet werden.	(2)

From among its members, the Supervisory Board may establish additional committees to which at least three members must be appointed, and, to the extent legally permitted, delegate decision-making powers to such committees. The Supervisory Board seeks to ensure that, depending on the specific circumstances of the Enterprise and the number of members, committees having appropriately qualified members will be formed.

(3)	Der Aufsichtsrat bestimmt ein Mitglied eines jeden Ausschusses zum Ausschussvorsitzenden, soweit nicht zwingende gesetzliche Bestimmungen oder diese Geschäftsordnung etwas anderes bestimmt.	(3)	The Supervisory Board shall appoint one of the members of each committee as the Chairperson of such committee, unless provided otherwise by mandatory law or these Rules of Procedure.

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(4)

Scheidet ein vom Aufsichtsrat gewähltes Mitglied eines Ausschusses aus dem Ausschuss aus bzw. ist es an der Ausübung seines Amtes nicht nur vorübergehend verhindert, so hat der Aufsichtsrat unverzüglich – spätestens in seiner nächsten Sitzung – einen Nachfolger für die restliche Amtszeit des Ausgeschiedenen bzw. Verhinderten zu wählen. Ist ein Aufsichtsratsmitglied abwesend oder verhindert, an einer Ausschusssitzung teilzunehmen und wird der Ausschuss dadurch beschlussunfähig, so können die übrigen Mitglieder des Ausschusses sich mit einem anderen Aufsichtsratsmitglied darüber verständigen, dass dieses während der Abwesenheit oder Verhinderung des Ausschussmitglieds als Ersatzmitglied dem Ausschuss angehört.

		(4)

If any member of a committee who was appointed by the Supervisory Board leaves the committee or suffers from more than a temporary inability to perform his/her mandate, the Supervisory Board shall elect a replacement member without undue delay – at the latest in its next meeting – to serve for the remaining term of the leaving or prevented member, respectively. If any member of the Supervisory Board is absent or unable to attend a meeting of a committee, and if such absence prevents the formation of a quorum, the other members of the committee may agree with another member of the Supervisory Board that he/she temporarily acts as substitute member in the committee during the absence or unavailability of the committee member.

(5)	Die Ausschussvorsitzenden berufen die Ausschüsse bei Bedarf ein.	(5)	The chairmen of the committees shall convene the committees, if necessary.

(6)	Ein Ausschuss ist beschlussfähig (d.h. kann wirksame Beschlüsse fassen), wenn mindestens drei Mitglieder an der Beschlussfassung teilnehmen.	(6)	The Supervisory Board Committee has a quorum (i.e. may adopt resolutions) if at least three committee members take part in the adoption of a resolution.

(7)	Ergibt eine Abstimmung im Ausschuss Stimmengleichheit, so gibt bei erneuter Abstimmung über denselben Beschlussgegenstand bei nochmaliger Stimmengleichheit die Stimme des Ausschussvorsitzenden den Ausschlag.	(7)	If a committee vote results in a tie and a second vote on the same agenda item again results in a tie, the Chairperson of such committee shall cast the deciding vote.

(8)	Ist der Ausschussvorsitzende verhindert, leitet ein von ihm bestimmtes Ausschussmitglied die Sitzung. Das Recht zum Stichentscheid des Ausschussvorsitzenden steht dem von ihm bestimmten Vertreter nach § 10 Abs. 7 zu.	(8)

In the event that the Chairperson of a committee is prevented from attending a meeting, a member of the committee appointed by the Chairperson of the committee will chair the meeting as deputy Chairperson. The Deputy Chairperson shall be entitled to cast the deciding vote in accordance with Section 10 para. 7.

(9)	Der Vorsitzende eines jeden Ausschusses berichtet regelmäßig an den Aufsichtsrat über die Tätigkeit seines Ausschusses.	(9)	The Chairperson of each committee shall regularly report to the Supervisory Board on the activities of their respective committee.

(10)	Mitglieder des Vorstands nehmen an den Sitzungen der Ausschüsse teil, soweit der Vorsitzende des Ausschusses dies wünscht.	(10)	Management Board members shall participate in meetings of committees if so requested by the Chairperson of the committee.

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(11)	Der Prüfungsausschuss, der Vergütungsausschuss sowie der Corporate Governance- und Nominierungsausschuss und der IPO-Ausschuss sind für die Erfüllung der ihnen übertragenen und in der vom Aufsichtsrat beschlossenen Geschäftsordnung für den jeweiligen Ausschuss bzw. durch besondere Beschlüsse des Aufsichtsrats näher definierten Aufgaben zuständig. Der IPO-Ausschuss wird 60 Tage nach dem ersten Handelstag der Aktien/ADS der Gesellschaft an einer Wertpapierbörse aufgelöst.	(11)

The Audit Committee, Compensation Committee and Corporate Governance and Nominations Committee and the IPO Committee shall be responsible for performing the duties assigned to them and defined in greater detail by the Rules of Procedure for the relevant Committee adopted by the Supervisory Board or through special resolutions of the Supervisory Board. The IPO Committee shall be dissolved on the 60th day following the first day of trading of the Company’s shares/ADS on a stock exchange.

	§ 11 Effizienzkontrolle		Section 11 Review of Efficiency

Der Aufsichtsrat überprüft regelmäßig die Effizienz seiner Tätigkeit. Gegenstand der Effizienzprüfung sind neben vom Aufsichtsrat festzulegenden qualitativen Kriterien insbesondere die Verfahrensabläufe im Aufsichtsrat sowie die rechtzeitige und inhaltlich ausreichende Informationsversorgung des Aufsichtsrats.

The Supervisory Board shall regularly review the efficiency of its activities. Subjects of the review are – in addition to the qualitative criteria to be determined by the Supervisory Board – in particular its proceedings as well as the timely supply of information that is sufficient in terms of content to the Supervisory Board.

	§ 12 Inkrafttreten		Section 12 Effective Date

Diese Geschäftsordnung tritt am [•] in Kraft und bleibt in dieser Form wirksam, bis sie durch den Aufsichtsrat geändert oder aufgehoben wird. Die Regelungen dieser Geschäftsordnung finden nur insoweit Anwendung, als sie der jeweils geltenden Fassung der Satzung nicht widersprechen.

These Rules of Procedure shall become effective on [•], and shall remain in force in this form until amended or abolished by the Supervisory Board. The provisions of these rules of Procedure only apply to the extent that there are no inconsistencies with the respective up-to-date version of the Articles of Association.

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Annex 7.5 (ii)

[JUMIA] AG

RULES OF PROCEDURE

FOR THE

IPO COMMITTEE

The supervisory board (Aufsichtsrat) (the “Supervisory Board“) of [Jumia] AG (the “Company“) has adopted the following rules of procedure (the “Rules of Procedure”) for the IPO committee of the Supervisory Board (the “Committee”) in accordance with the articles of association of the Company (the “Articles of Association”):

§ 1

Composition and Committee Membership

1.1	The Committee shall consist of three members of the Supervisory Board.

1.2	The members of the Committee shall designate one member of the Committee as chairperson of the Committee (the “Chairperson”).

§ 2

Committee Purposes and Responsibilities

2.1

Subject to mandatory responsibilities of the entire Supervisory Board, the Committee, instead of the Supervisory Board, shall resolve on the approval of all transactions and measures in connection with an initial public offering of shares/ADS of the Company and a listing of shares/ADS of the Company on a Stock Exchange (the “IPO”) that require the approval of the Supervisory Board, [in particular/notably] on the approval of the following items:

(a)	Resolution to proceed with and implement the IPO and to undertake all necessary and appropriate legal transactions and measures for such purpose;

(b)	Resolution regarding the final submission of the prospectus for the public offering in connection with the IPO;

(c)	Resolution on the offer and placement of the new shares/ADS resulting from the IPO capital increase;

(d)	Resolution on the admission for subscription of the new shares under exclusion of the subscription rights of the existing shareholders of the Company in connection with the IPO capital increase;

(e)	Resolution regarding the underwriting of the new shares by the syndicate banks mandated for the IPO as set forth in the underwriting agreement;

(f)	Resolution on the public offering of the shares/ADS;

(g)	Resolution on the determination of the price range within which purchase orders may be placed per share/ADS;

(h)	Resolution on the issue price and final offering price of the shares/ADS;

(i)	Resolution on the execution of the IPO capital increase and on the number of new shares to be issued in the course of the IPO capital increase;

(j)	Resolution on the signing and execution of the Underwriting Agreement, Volume Agreement, Pricing Agreement.

§ 3

Meetings and voting procedures

3.1

Meetings of the Committee shall be held as deemed necessary by the Committee and/or any of its Committee members. In general, meetings of the Committee shall be convened, with at least three days’ notice, by the Chairperson or, if he or she is unable to do so, by another member of the Committee, whom the Chairperson has designated in advance. In urgent cases, the Chairperson may convene meetings with less than three days’ notice.

3.2

The provisions of the rules of procedure of the Supervisory Board regarding the convening, form and recording of meetings and decisions and regarding voting procedures shall apply mutatis mutandis to the proceedings of the Committee.

3.3	The Committee only has a quorum (i.e. may adopt resolutions) if all three Committee members take part in the adoption of a resolution.

3.4	The Committee members shall pass all resolutions by unanimous vote.

3.5	The Chairperson shall be responsible for preparing and signing the minutes of each meeting of the Committee and for filing them with the Company’s records.

§ 4

Attendance at meetings

The Chairperson may invite other individuals to attend meetings of the Committee. He or she may invite such members of the Management Board to its meetings as he or she deems appropriate.

§ 5

Resources and Authority of the Committee

5.1

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other engagement terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Management Board or Supervisory Board. The costs shall be borne by the Company. With respect to consultants or search firms used to identify suitable candidates, this authority shall be vested solely in the Committee.

5.2

The Committee shall be entitled to obtain information regarding matters related to its activities from the Management Board and from employees of the Company who report directly to the Management Board as well as to engage Company employees to carry out preliminary work.

§ 6

Confidentiality

The members of the Committee and all other individuals who have attended meetings of the Committee may not disclose the information contained in the reports they receive, the contents of discussions or confidential information regarding the Company and its management which have become known to them through their activities in connection with the Committee.

§ 7

Effectiveness

These Rules of Procedure shall enter into force as of [•]. Any amendment shall become effective upon its resolution or as of the date stated in such amendment.

Annex 7.5 (iii)

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GESCHÄFTSORDNUNG FÜR DEN VORSTAND	RULES OF PROCEDURE FOR THE MANAGEMENT BOARD
DER	OF
JUMIA TECHNOLOGIES AG	JUMIA TECHNOLOGIES AG

Der Aufsichtsrat der Jumia Technologies AG (die „Gesellschaft“, die Gesellschaft zusammen mit ihren Konzernunternehmen nachfolgend auch das „Unternehmen“) hat durch Beschluss vom [•]. [•] [2018] gemäß § 6 Abs. 3 Satz 2 der Satzung die folgende Geschäftsordnung für den Vorstand, einschließlich des als Anlage 1 beigefügten Geschäftsverteilungsplans und des als Anlage 2 beigefügten Katalogs von zustimmungsbedürftigen Geschäften und Maßnahmen beschlossen.

The Supervisory Board of Jumia Technologies AG (the “Company”, the Company together with its group companies hereinafter also the “Enterprise”) has adopted the following Rules of Procedure for the Management Board, including the Business Responsibilities Plan attached hereto as Annex 1, and the catalogue of transactions and measures requiring approval attached hereto as Annex 2 pursuant to Section 6 para. 3 sentence 2 of the Articles of Association by resolution dated [•] [•], [2018].

§ 1 Allgemeines	Section 1 General Provisions

(1) Der Vorstand leitet die Geschäfte der Gesellschaft in eigener Verantwortung. Der Vorstand ist dabei an das Unternehmensinteresse gebunden und der Steigerung des nachhaltigen Unternehmenswertes verpflichtet. Er entwickelt die strategische Ausrichtung des Unternehmens, stimmt diese regelmäßig mit dem Aufsichtsrat ab und sorgt für ihre Umsetzung.	(1)

The Management Board shall manage the business of the Company in its own responsibility. In doing so, the Management Board is obliged to act in the best interest of the Enterprise and to pursue the objective of increasing the sustainable value of the Enterprise. The Management Board develops and regularly coordinates with the Supervisory Board on the strategic direction of the Enterprise, and ensures its implementation.

(2) Der Vorstand führt die Geschäfte der Gesellschaft unter Beachtung der Sorgfalt eines ordentlichen und gewissenhaften Geschäftsleiters nach Maßgabe der Gesetze, der Satzung, dieser Geschäftsordnung und den jeweiligen Anstellungsverträgen. Er arbeitet mit den übrigen Organen der Gesellschaft zum Wohle des Unternehmens kollegial und vertrauensvoll zusammen.	(2)

The Management Board conducts the Company’s business with the due care and diligence of a prudent and conscientious manager in accordance with the applicable law, the Articles of Association, these Rules of Procedure, and the relevant employment agreements. It cooperates in an atmosphere of collegiality and trust with the other bodies of the Company to the benefit of the Enterprise.

(3) Der Vorstand hat für die Einhaltung der gesetzlichen Bestimmungen und der unternehmensinternen Richtlinien zu sorgen und wirkt auf deren Beachtung durch die Konzernunternehmen hin (Compliance). Er sorgt für ein angemessenes Risikomanagement und Risikocontrolling.	(3)

The Management Board shall ensure compliance with all legal requirements and internal policies of the Enterprise and works to effectuate compliance by the group companies (compliance). It ensures appropriate risk management and risk controlling in the Enterprise.

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§ 2 Geschäftsverteilung		Section 2 Allocation of Business Responsibilities

Die Verteilung der Geschäftsbereiche ergibt sich aus dem als Anlage 1 beigefügten Geschäftsverteilungsplan, der Bestandteil dieser Geschäftsordnung ist. Der Geschäftsverteilungsplan kann durch einstimmigen Beschluss des Vorstands mit vorheriger Zustimmung des Aufsichtsrats geändert werden.

The allocation of the responsibilities for business areas is set forth in the Business Responsibilities Plan attached hereto as an Annex 1, being part of these Rules of Procedure. Changes to the Business Responsibilities Plan may be made on the basis of an unanimous Management Board resolution with the prior consent of the Supervisory Board.

§ 3 Führung der Geschäftsbereiche und Gesamtverantwortung		Section 3 Management of Business Areas and Joint Responsibility

(1)	Die Aufgabenbereiche der Vorstandsmitglieder ergeben sich aus dem Geschäftsverteilungsplan. Jedes Vorstandsmitglied führt den ihm zugewiesenen Geschäftsbereich im Rahmen der Vorstandsbeschlüsse in eigener Verantwortung; eine generelle Einzelvertretungsbefugnis wird dadurch nicht begründet.	(1)

The responsibilities of the individual members of the Management Board are determined by the Business Responsibility Plan. Each member of the Management Board is independently responsible for managing the business areas allocated to him/her within the framework of the Management Board resolutions; no general power to represent the Company solely shall be established hereby.

(2)	Die Führung aller Geschäftsbereiche ist einheitlich auf die durch die Beschlüsse des Vorstands festgelegten Ziele auszurichten.	(2) The conduct of all business areas shall uniformly be oriented towards the objectives established by the resolutions of the Management Board.

(3)	Unbeschadet der Geschäftsverteilung tragen die Vorstandsmitglieder gemeinsam die Verantwortung für die gesamte Geschäftsführung der Gesellschaft. Sie arbeiten kollegial zusammen und unterrichten sich gegenseitig laufend über wichtige Maßnahmen und Vorgänge in ihren Geschäftsbereichen.	(3)

Notwithstanding the allocation of business areas, the members of the Management Board bear joint responsibility for the entire management of the Company’s business. They work together in a spirit of collegiality and keep one another informed about all major business transactions and measures adopted in their respective business areas.

(4)	Jedes Vorstandsmitglied kann von jedem anderen Vorstandsmitglied jederzeit Auskunft über konkrete Geschäftsangelegenheiten aus dem jeweiligen Geschäftsbereich des Vorstandsmitglieds verlangen. Der Vorstand ist regelmäßig über die Geschäftsentwicklung in den einzelnen Geschäftsbereichen von dem jeweils zuständigen Vorstandsmitglied zu informieren.	(4)

Each member of the Management Board is entitled to demand information at any time from any other member of the Management Board on individual matters relating to their respective business areas. The Management Board shall be regularly informed about developments in the individual business areas by the Management Board member bearing the relevant responsibility.

(5)	Soweit Maßnahmen und Geschäfte eines Geschäftsbereichs zugleich einen oder mehrere andere Geschäftsbereiche betreffen, muss sich das Mitglied des	(5) Insofar as measures and transactions in any business area affect one or more other business areas, the Management Board members in charge of the affected areas

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Vorstands zuvor mit den anderen beteiligten Mitgliedern abstimmen. Wenn eine Einigung nicht zustande kommt, ist jedes beteiligte Mitglied des Vorstands verpflichtet, eine Beschlussfassung des Vorstands herbeizuführen. In diesem Fall hat die Maßnahme bis zur Entscheidung des Gesamtvorstands zu unterbleiben, soweit nicht ein sofortiges Tätigwerden nach pflichtgemäßem Ermessen zur Vermeidung drohender schwerer Nachteile für die Gesellschaft und/oder ihre Konzernunternehmen erforderlich ist. Über ein solches selbstständiges Handeln ist der Gesamtvorstand unverzüglich zu unterrichten.

shall consult with each other in advance. If no agreement is achieved at such consultation, each involved Management Board member is obliged to cause a resolution to be passed by the Management Board. In this event, the measure or transaction may not be undertaken before the entire Management Board has decided on this issue unless immediate action is required, as reasonably determined, to prevent impending material prejudice to the Company and/or its group companies. Such independent action shall be reported to the entire Management Board without undue delay.

(6)	Jedes Mitglied des Vorstands ist verpflichtet, bei schwerwiegenden Bedenken bezüglich einer Angelegenheit eines anderen Geschäftsbereichs der Maßnahme zu widersprechen, wenn die Bedenken nicht durch eine Aussprache mit dem anderen Mitglied des Vorstands behoben werden können. Wenn eine Einigung zwischen den beiden Vorstandsmitgliedern nicht zustande kommt, gilt Absatz 5 Sätze 2 bis 4 entsprechend.	(6)

Each member of the Management Board is obliged to object to measures in the business responsibility area of another Management Board member if he/she has serious concerns about the measure, and these concerns cannot be resolved by discussion with the other member. In the absence of agreement between the two members, paragraph 5 sentences 2 through 4 shall apply accordingly.

(7)	Maßnahmen und Geschäfte im Geschäftsbereich eines Vorstandsmitglieds, die für die Gesellschaft und/oder ihre Konzernunternehmen von außergewöhnlicher Bedeutung sind oder mit denen ein außergewöhnliches wirtschaftliches Risiko verbunden ist, bedürfen der vorherigen Zustimmung des Gesamtvorstands. Absatz 5 Sätze 2 bis 4 gelten entsprechend.	(7)

Measures and transactions within the scope of the business area of a Management Board member which are of exceptional importance for the Company and/or its group companies or involve an exceptional economic risk require the prior consent of the entire Management Board. Paragraph 5 sentences 2 through 4 shall apply accordingly.

(8)	[Der Vorstand legt die Regeln fest, nach denen sich die Vorstandsmitglieder bei Abwesenheit oder Verhinderung vertreten.]	(8) [The Management Board shall adopt regulations concerning the representation of Management Board members in case of absence or unavailability.]

§ 4 Entscheidungen des Gesamtvorstands		Section 4 Decisions of the Entire Management Board

(1)	Unbeschadet der Regelung in § 3 dieser Geschäftsordnung entscheidet der Vorstand in seiner Gesamtheit über alle Angelegenheiten, in denen das Gesetz, die Satzung oder diese Geschäftsordnung eine Entscheidung durch den Vorstand vorsehen. Der Gesamtvorstand entscheidet insbesondere über	(1)

Notwithstanding the provisions of Section 3 of these Rules of Procedure, the entire Management Board shall decide matters for which a decision of the entire Management Board is required by law, by the Articles of Association or by these Rules of Procedure. In particular, the entire Management Board shall decide on

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a)

die Strategie des Unternehmens, wesentliche Fragen der Geschäftspolitik sowie alle übrigen Angelegenheiten, insbesondere nationale oder internationale Geschäftsbeziehungen, die von besonderer Bedeutung und Tragweite für die Gesellschaft und/oder ihre Konzernunternehmen sind;

a)

the strategy of the Enterprise, fundamental issues of the business policy and any other matters, especially national or international business relations, which are of special importance and scope for the Company and/or its group companies;

b)	die Jahres- und Mehrjahresplanung für das Unternehmen sowie insbesondere die dazugehörige Investitions- und Finanzplanung;	b)	the annual and multi-year business planning for the Enterprise and in particular the related investment and financial planning;

c)

die Aufstellung des Jahresabschlusses und des Lageberichts sowie des Konzernabschlusses und des Konzernlageberichts sowie von Halbjahres- und Quartalsfinanzberichten, Zwischenmitteilungen und sonstigen vergleichbaren Berichten;

c)

the preparation of the annual financial statements and the management report, the consolidated financial statements and the group management report, as well as semi-annual and quarterly financial reports, interim announcements and other comparable reports;

d)	die Einberufung der Hauptversammlung und Vorschläge des Vorstands zur Beschlussfassung durch die Hauptversammlung;	d)	the convocation of the General Meeting and the Management Board’s proposals for resolutions to be passed by the General Meeting;

e)	die periodische Berichterstattung an den Aufsichtsrat;	e)	the periodical reporting to the Supervisory Board;

f)	die Maßnahmen und Rechtsgeschäfte, die nach Gesetz, Satzung oder dieser Geschäftsordnung der Zustimmung des Aufsichtsrats oder der Hauptversammlung bedürfen;	f)	measures and legal transactions requiring the approval of the Supervisory Board or of the General Meeting pursuant to relevant laws, the Articles of Association or these Rules of Procedure;

g)	wichtige Personalangelegenheiten;	g)	fundamental issues relating to personnel matters;

h)

(i) Festlegung oder Änderung der Vergütungsgrundsätze für die 2. Führungsebene sowie (ii) Vereinbarung oder Änderung der Anstellungsbedingungen von Angestellten der 2. Führungsebene (einschließlich im Hinblick auf Gehalt oder andere Vergütung);

h)

(i) setting up or amending of the compensation principles for second level executives and (ii) entering into or amending the terms of employment of any second level executive (including with respect to salary or other compensation);

i)	Erlass, Änderung und Aufhebung des Geschäftsverteilungsplans für den Vorstand;	i)	adoption, amendment and rescission of the Business Responsibility Plan for the Management Board;

j)	die Abgabe der Erklärung zum Deutschen Corporate Governance Kodex gem. § 161 AktG, soweit eine solche abzugeben ist;	j)	the issuance of the declaration relating to the German Corporate Governance Code pursuant to Section 161 German Stock Corporation Act (if applicable);

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k)	alle Angelegenheiten, die nicht durch den Geschäftsverteilungsplan dem Geschäftsbereich eines Vorstandsmitglieds zugewiesen sind;	k)	all matters which are not allocated to the business area of an individual member of the Management Board under the Business Responsibility Plan;

l)	in allen Angelegenheiten, die dem Vorstand durch ein Mitglied des Vorstands zur Beschlussfassung vorgelegt werden oder bei denen ein Mitglied des Vorstands die Beschlussfassung verlangt.	l)

all matters which have been presented for resolution to the Management Board by a member of the Management Board or with respect to which a member of the Management Board has requested a resolution by the entire Management Board.

(2)	[Der Gesamtvorstand kann einzelne Vorstandsmitglieder mit der Durchführung der Beschlüsse und mit der Ausführung von Maßnahmen beauftragen, die dem Gesamtvorstand obliegen oder Vorstandsausschüsse bilden.]	(2)

[The entire Management Board may authorize individual members to implement resolutions and measures which fall within the responsibility of the entire Management Board or set up committees of the Management Board.]

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§ 5 Vorstandsvorsitzende		Section 5 Chairpersons of the Management Board
(1)	[Der bzw. die Vorstandsvorsitzenden koordinieren die gesamte Vorstandstätigkeit. Ihm bzw. ihnen obliegt es, die Führung der Vorstandsbereiche auf die durch die Beschlüsse des Vorstands festgelegten Ziele auszurichten.	(1)

[The Chairperson or Chairpersons of the Management Board coordinate all Management Board activities. He/she or they shall align the management of all business areas with the goals set by the resolutions of the Management Board.

(2)	Der bzw. die Vorstandsvorsitzenden, einzeln oder gemeinsam, repräsentieren den Vorstand und die Gesellschaft gegenüber der Öffentlichkeit. [Der bzw. die Vorstandsvorsitzenden können diese Aufgabe für bestimmte Bereiche oder im Einzelfall jeweils auf ein anderes Vorstandsmitglied übertragen.]	(2)

The Chairperson or Chairpersons, individually or jointly, represent the Management Board and the Company to the public. [The Chairperson or Chairpersons each may transfer this task to another member of the Management Board for specific areas or in individual cases.]

(3)	Dem bzw. den Vorstandsvorsitzenden obliegt die Federführung in der Zusammenarbeit mit dem Aufsichtsrat und dessen Mitgliedern sowie die Information des Aufsichtsratsvorsitzenden über außergewöhnliche Ereignisse von besonderer Bedeutung.	(3)

The Chairperson or Chairpersons shall lead the cooperation with the Supervisory Board and its members as well as inform the Chairperson of the Supervisory Board about extraordinary events of particular importance.

(4)	[Der bzw. die Vorstandsvorsitzenden regeln im Einvernehmen mit dem Aufsichtsratsvorsitzenden die Vertretung bei Urlaub, Erkrankung und sonstiger Verhinderung von Vorstandsmitgliedern. Der bzw. die Vorstandsvorsitzenden stimmen die Urlaubswünsche der anderen Vorstandsmitglieder miteinander ab.]]	(4)

[The Chairperson or Chairpersons shall determine, in agreement with the Chairperson of the Supervisory Board, the manner in which members of the Management Board represent each other in cases of absence due to vacation, sickness or for other reasons. He/she or they shall coordinate the vacation requests of the other members of the Management Board.]]

§ 6 Sitzungen und Beschlussfassung		Section 6 Meetings and Resolutions

(1)	Vorstandssitzungen sollen regelmäßig, mindestens jedoch alle zwei Wochen stattfinden. Sie müssen stattfinden, wenn es das Wohl der Gesellschaft erfordert.	(1) The Management Board shall meet on a regular basis, at least once every two weeks. The Management Board must meet whenever it is necessary for the Company’s benefit.

(2)	Jedes Vorstandsmitglied sowie der Aufsichtsrat kann die unverzügliche Einberufung einer Sitzung unter Mitteilung des Beratungsgegenstands verlangen. Jedes Mitglied des Vorstands hat das Recht, die Aufnahme eines Punktes auf die Tagesordnung zu verlangen.	(2)

Each member of the Management Board, as well as the Supervisory Board, may demand the immediate convocation of a meeting of the Management Board stating the matters to be discussed. Each member of the Management Board has the right to demand that an item shall be placed on the agenda.

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(3)	Die Einberufung der Sitzungen, deren Anberaumung, Vorbereitung und Durchführung sowie die Überwachung der Durchführung der Beschlüsse des Gesamtvorstands durch das jeweils zuständige Vorstandsmitglied obliegt [einem der Vorstandsvorsitzenden].	(3)

[Each Chairperson] may convene the meetings and is responsible for their scheduling, preparation and execution as well as for monitoring the implementation of the resolutions of the entire Management Board through the respectively competent member of the Management Board.

(4)

Der Vorstand beschließt in der Regel in Sitzungen. Auf Antrag eines Vorstandsmitglieds können Sitzungen auch in Form einer Telefonkonferenz oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) abgehalten oder einzelne Vorstandsmitglieder telefonisch oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) zugeschaltet werden, wenn kein Mitglied des Vorstands diesem Verfahren unverzüglich widerspricht. In diesen Fällen kann die Beschlussfassung auch im Wege der Telefonkonferenz oder mittels sonstiger elektronischer Kommunikationsmittel (insbesondere Videokonferenz) erfolgen und die so zugeschalteten Mitglieder gelten als an der Sitzung teilnehmende Mitglieder.

		(4)

Resolutions of the Management Board shall generally be passed in meetings. At the request of a member of the Management Board, meetings may also be held in the form of a telephone conference or by other electronic means of communication (in particular by video conference) and individual members of the Management Board may be connected to meetings via telephone or by other electronic means of communication (in particular by video conference) if no member of the Management Board objects to this procedure without undue delay. In such cases resolutions may also be passed by way of telephone conference or by other electronic means of communication (in particular by video conference), and the members connected in this way are deemed to participate in the meeting.

(5)

Beschlüsse können auch außerhalb von Sitzungen durch schriftliche, per Telefax, per E-Mail oder mittels sonstiger gebräuchlicher (einschließlich elektronischer) Kommunikationsmittel, in Kombination der vorgenannten Formen (einschließlich im Umlaufverfahren) sowie in Kombination mit einer Beschlussfassung in einer Sitzung gefasst werden, wenn ein Vorstandsmitglied dies beantragt und kein Vorstandsmitglied diesem Verfahren unverzüglich widerspricht. Sofern ein Mitglied des Vorstands nicht an einer solchen Beschlussfassung teilgenommen hat, soll es unverzüglich über die gefassten Beschlüsse informiert werden.

		(5)

Resolutions of the Management Board may also be adopted outside of meetings by votes cast in writing, by telefax, by e-mail or any other customary (including electronic) means of communication or in a combination of the aforementioned forms, including by way of circular resolution, as well as in a combination with adopting the resolution in a meeting at the request of a member of the Management Board if no other member objects to this procedure without undue delay. If a member of the Management Board has not participated in such voting, he/she shall be informed of the passed resolutions without undue delay.

(6)	Ein aus nur zwei Personen bestehender Vorstand ist nur beschlussfähig wenn alle Mitglieder an der Beschlussfassung teilnehmen. Ein aus drei oder mehr Personen bestehender Vorstand ist beschlussfähig, wenn mindestens die Hälfte der Mitglieder, aus denen er insgesamt besteht, an der Beschlussfassung in einer der in Absatz 4 oder 5 genannten Formen teilnimmt. Ein Vorstandsmitglied nimmt für diese Zwecke auch an der Beschlussfassung teil, wenn es sich bei der Abstimmung der Stimme enthält.	(6)

If the Management Board has only two members, the presence of all members shall constitute a quorum. If the Management Board has three or more members, a quorum shall be present if at least half of its members take part in the voting pursuant to para. 4 or 5. Members of the Management Board who abstain from voting are also considered to take part in the voting for these purposes.

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(7)	Der Vorstand soll sich nach Kräften bemühen, alle seine Beschlüsse einstimmig zu fassen. Sollte keine Einstimmigkeit erreicht werden, wird der Beschluss mit der einfachen Mehrheit der abgegebenen Stimmen gefasst, sofern nicht im Gesetz oder der Satzung oder diese Geschäftsordnung andere Mehrheiten zwingend vorgeschrieben sind. Wenn der Vorstand aus nur zwei Personen besteht, kann der Vorstand nur einstimmig beschließen.	(7)

The Management Board shall use its best efforts to ensure that resolutions are adopted unanimously. If unanimity cannot be achieved, resolutions are passed with a simple majority of the votes cast, unless other majorities are required by applicable laws, the Articles of Association or these Rules of Procedure. If the Management Board has only two members, any resolutions must be adopted unanimously.

(8)

Über die im Geschäftsbereich eines nicht an einer Sitzung teilnehmenden Vorstandsmitglieds fallenden Angelegenheiten soll nur in dringenden Ausnahmefällen beraten und entschieden werden. Das betroffene Vorstandsmitglied ist über die Beratung und das Ergebnis zu unterrichten. Findet das Ergebnis einer Beschlussfassung nicht die Zustimmung des betroffenen Vorstandsmitglieds, so hat dies unverzüglich gegenüber den anderen Mitgliedern zu widersprechen. Über den Gegenstand der Beschlussfassung ist sodann in der nächsten Sitzung aufgrund des schriftlichen oder mündlichen Widerspruchs erneut zu beraten und zu beschließen.

		(8)

Matters belonging to the business area within the responsibility of a member of the Management Board who does not participate in a meeting shall be discussed and resolved upon only in urgent exceptional cases. The relevant member shall be informed about the discussions and the result. If the relevant member does not agree with the result of the resolution, he/she shall raise an objection to the other members without undue delay. Following the necessary written or oral objection, the matter shall again be discussed and resolved upon in the next meeting.

(9)	Über die Sitzungen des Vorstands ist eine Niederschrift in Textform anzufertigen, aus der sich Ort und Tag der Sitzung, die Teilnehmer und die Art ihrer Teilnahme, die Tagesordnung und der Wortlaut der Beschlüsse unter Angabe des Abstimmungsergebnisses ergeben. Eine Abschrift der Niederschrift soll jedem Vorstandsmitglied unverzüglich zur Verfügung gestellt werden. Die Niederschrift gilt als genehmigt, wenn kein Mitglied des Vorstands in der nächsten, dem Zugang der Niederschrift folgenden Sitzung widerspricht.	(9)

Minutes for each meeting of the Management Board shall be recorded in text form, and include the location and date of the meeting, the participating members and the manner of their participation, the agenda and the wording of the resolutions with the respective voting results. A copy of the minutes shall be made available to all members of the Management Board without undue delay. The minutes are deemed to be approved if no member of the Management Board objects to them in the next meeting following the receipt of the minutes.

§ 7 Berichterstattung an den Aufsichtsrat		Section 7 Reporting Obligations to the Supervisory Board

(1)	Der Vorstand hält mit dem Aufsichtsratsvorsitzenden regelmäßig Kontakt, unterrichtet diesen über den Gang der Geschäfte und die gegenwärtige Lage der Gesellschaft und ihrer Konzernunternehmen und berät mit ihm Strategie, Planung und	(1)

The Management Board shall maintain regular contact with the Chairperson of the Supervisory Board, informs him/her about the course of business and the present business situation of the Company and its group companies and discusses with him/her the business strategy, planning,

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Geschäftsentwicklung und das Risikomanagement des Unternehmens. Bei wichtigen Anlässen und bei geschäftlichen Angelegenheiten, die für die Beurteilung der Lage und Entwicklung sowie für die Leitung des Unternehmens von erheblichem Einfluss sein könnten, hat er an den Vorsitzenden des Aufsichtsrats unverzüglich zu berichten; hierzu gehören insbesondere Mängel, die im Rahmen des Überwachungssystems nach § 91 Abs. 2 AktG bekannt werden.

business development and risk management of the Enterprise. The Management Board shall inform the Chairperson of the Supervisory Board without undue delay about important events and business matters, which may be essential to the Company’s position or development as well as the management of the Enterprise, in particular on any deficiencies being found by the monitoring system pursuant to Section 91 para. 2 of the German Stock Corporation Act.

(2)

Der Vorstand hat gegenüber dem Aufsichtsrat die nach geltendem Recht und in dieser Geschäftsordnung (insbesondere § 9) vorgesehenen Berichts- und Informationspflichten. Insbesondere hat der Vorstand auf Verlangen des Aufsichtsrats oder eines seiner Mitglieder jederzeit dem Aufsichtsrat über alle Angelegenheiten der Gesellschaft, ihre rechtlichen und geschäftlichen Beziehungen mit verbundenen Unternehmen sowie alle Geschäftsvorgänge und Angelegenheiten bei diesen verbundenen Unternehmen, die eine erhebliche Auswirkung auf die Lage der Gesellschaft haben können, Bericht zu erstatten. Der Vorstand nimmt an den Sitzungen des Aufsichtsrats teil, soweit der Aufsichtsratsvorsitzende nichts anderes bestimmt.

		(2)

The Management Board has reporting and information obligations towards the Supervisory Board as provided by applicable law and these Rules of Procedure (in particular Section 9). In particular, the Management Board shall, at any time upon request of the Supervisory Board or any of its members, report to the Supervisory Board on all matters regarding the Company, its legal and business relations with affiliated companies and any business transactions and matters at such affiliated companies that may have a significant impact on Company’s position. The Management Board shall attend the meetings of the Supervisory Board unless the Chairperson of the Supervisory Board decides otherwise.

(3)	Der Vorstand hat den Aufsichtsrat über alle Änderungen der zuvor mit dem Aufsichtsrat besprochenen oder von diesem genehmigten Strategie der Gesellschaft zu informieren.	(3)	The Management Board shall inform the Supervisory Board about any changes to the strategy of the Company as previously aligned with or approved by the Supervisory Board.

§ 8 Zustimmungspflichtige Geschäfte		Section 8 Transactions Requiring Approval

(1)	Neben den Geschäften, die nach Gesetz oder Satzung der Zustimmung des Aufsichtsrats bedürfen, darf der Vorstand die Geschäfte und Maßnahmen, die in Anlage 2 aufgeführt sind, nur nach vorheriger Zustimmung (Einwilligung) des Aufsichtsrats bzw. eines vom Aufsichtsrat hiermit betrauten Aufsichtsratsausschusses vornehmen.	(1)

Apart from transactions which must be approved by the Supervisory Board under applicable law or the Articles of Association, the Management Board may undertake the transactions and measures listed in Annex 2 only after prior approval by the Supervisory Board or, if applicable, after prior approval by a Supervisory Board committee which has been appointed for these purposes by the Supervisory Board.

(2)	Die vorherige Zustimmung ist auch erforderlich, wenn die in Anlage 2 aufgeführten Maßnahmen und Geschäfte von Tochterunternehmen oder	(2)	Prior approval of the Supervisory Board is also required when transactions and measures listed in Annex 2 are carried out by subsidiaries or joint ventures

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Gemeinschaftsunternehmen (§ 310 HGB) vorgenommen werden sollen. Der Vorstand soll im Rahmen des rechtlich Möglichen dafür Sorge tragen, dass Maßnahmen und Geschäfte entsprechend Anlage 2 bei Tochtergesellschaften oder Gemeinschaftsunternehmen seiner vorherigen Zustimmung bedürfen und darf diesen erst nach Erteilung der Einwilligung durch den Aufsichtsrat bzw. des hiermit betrauten Aufsichtsratsausschusses zustimmen.

(Section 310 Commercial Code). The Management Board shall ensure, to the extent legally permitted, that the transactions and measures listed in Annex 2 carried out by subsidiaries or joint ventures require the prior consent of the Management Board and may only give its consent after receiving approval from the Supervisory Board or, if applicable, a competent committee of the Supervisory Board.

(3)	Der Aufsichtsrat kann die Zustimmung zu einem bestimmten Kreis von Geschäften widerruflich allgemein oder für den Fall, dass das einzelne Geschäft bestimmten Anforderungen genügt, im Voraus erteilen.	(3) The Supervisory Board may give revocable consent in advance to a certain group of transactions in general or to individual transactions that meet certain requirements.

(4)	Sofern die Einwilligung des Aufsichtsrats bzw. des hiermit betrauten Aufsichtsratsausschusses in Folge besonderer Umstände nicht ohne erheblichen Nachteil für die Gesellschaft abgewartet werden kann, ist die Einwilligung zumindest des Aufsichtsratsvorsitzenden einzuholen. Die Genehmigung durch den Aufsichtsrat bzw. durch den betrauten Aufsichtsratsausschuss ist in diesem Fall unverzüglich nachzuholen.	(4)

If, due to special circumstances, awaiting the approval of the Supervisory Board or, if applicable, a competent Supervisory Board Committee would have a material adverse effect on the Company, the Management Board shall obtain at minimum the approval of the Chairperson of the Supervisory Board. In such cases, the approval of the Supervisory Board or, if applicable, a competent committee shall be obtained thereafter without undue delay.

(5)	Die Einwilligung des Aufsichtsrats zu Geschäften und Maßnahmen ist nicht erforderlich, wenn der Aufsichtsrat bzw. der betraute Aufsichtsratsausschuss diese Art von Geschäft bzw. Maßnahme bereits im Allgemeinen oder im Einzelfall im Zusammenhang mit der Unternehmensplanung genehmigt hat oder soweit dieses Geschäft oder diese Maßnahmen bereits im Budget der Gesellschaft und ihrer Konzernunternehmen enthalten ist.	(5)

The Supervisory Board’s approval of any transaction or measure is not required if the Supervisory Board or, if applicable, the competent committee has already approved such transactions or measures in general or on an individual basis in connection with the business planning, or to the extent that such a transaction or measure is already included in the budget of the Company and its group companies.

§ 9 Berichterstattung		Section 9 Reporting

(1)	Der Vorstand berichtet dem Aufsichtsrat mindestens einmal im Kalenderquartal über die beabsichtigte Geschäftspolitik der Gesellschaft und andere grundsätzliche Fragen der Unternehmensplanung (insbesondere die Finanz-, Investitions- und Personalplanung), wenn nicht Änderungen der Lage oder neue Fragen eine unverzügliche Berichterstattung gebieten.	(1)

At least once per quarter, the Management Board shall inform the Supervisory Board of its intended business policy in relation to the Company and of other fundamental issues related to business planning (especially financial, investment and human resources planning), unless changes in the Company’s situation or new issues demand an immediate reporting. In this regard,

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	Der Vorstand hat dabei auf Abweichungen der tatsächlichen Entwicklung von früher berichteten Zielen unter der Angabe von Gründen einzugehen.		the Management Board shall report on deviations of the actual business development from previously formulated plans and targets, including the reasons for such deviation.

(2)	Der Vorstand berichtet in der Sitzung des Aufsichtsrats, in der über den Jahresabschluss verhandelt wird, über die Rentabilität der Gesellschaft, insbesondere die Rentabilität des Eigenkapitals.	(2)

The Management Board shall inform the Supervisory Board of the Company’s profitability, especially in relation to the return on equity, in the Supervisory Board meeting that discusses the annual financial statements.

(3)	Der Vorstand berichtet dem Aufsichtsrat in Textform regelmäßig, mindestens vierteljährlich, über den Gang der Geschäfte, insbesondere den Umsatz, und die Lage der Gesellschaft.	(3)

On a regular basis, at least once every quarter, the Management Board shall inform the Supervisory Board in text form of the Company’s business progress, especially its sales revenues, and the Company’s position.

(4)	Der Vorstand berichtet dem Aufsichtsrat so rechtzeitig über Geschäfte, die für die Rentabilität oder Liquidität der Gesellschaft von erheblicher Bedeutung sein können, dass der Aufsichtsrat vor Vornahme der Geschäfte Gelegenheit hat, zu ihnen Stellung zu nehmen.	(4)

The Management Board shall inform the Supervisory Board sufficiently in advance of any transactions which may have a significant impact on the Company’s profitability or liquidity so that the Supervisory Board may comment on such transactions before they are undertaken.

(5)	Die Berichterstattung nach den vorstehenden Absätzen 1 bis 4 hat auch auf Tochterunternehmen und Gemeinschaftsunternehmen (§ 310 HGB) einzugehen.	(5)	All reporting in accordance with the preceding para. 1 through 4 shall include information relating to subsidiaries and joint ventures (Section 310 Commercial Code).

(6)	Der Vorstand berichtet bei wichtigen Anlässen gem. § 90 Abs. 1 Satz 3 AktG und bei geschäftlichen Angelegenheiten, die auf die Lage der Gesellschaft von erheblichem Einfluss sein können, unverzüglich an den Vorsitzenden des Aufsichtsrats. Als wichtiger Anlass ist auch ein dem Vorstand bekannt gewordener geschäftlicher Vorgang bei einem verbundenen Unternehmen anzusehen, der auf die Lage der Gesellschaft von erheblichem Einfluss sein kann.	(6)

The Management Board shall inform the Chairperson of the Supervisory Board without undue delay of any important event according to Section 90 para. 1 sent. 3 of the Stock Corporation Act, as well as business matters which may have a significant impact on the position of the Company. An important event shall be deemed to include business matters at an affiliated company of which the Management Board has become aware which may have a significant impact on the Company’s position.

(7)	Die Berichte des Vorstands haben den Grundsätzen einer gewissenhaften und getreuen Rechenschaft zu entsprechen. Sie sind, mit Ausnahme des Berichts an den Vorsitzenden des Aufsichtsrats nach § 90 Abs. 1 Satz 3 AktG, in der Regel in Textform zu erstatten. Entscheidungsnotwendige Unterlagen, insbesondere der Jahresabschluss, der Konzernabschluss und der Prüfungsbericht, werden den Mitgliedern des Aufsichtsrats möglichst rechtzeitig vor der Sitzung	(7)

The reports of the Management Board shall be prepared in accordance with the principles of conscientious and faithful accounting. The reports shall be issued, with the exception of the reports to be provided to the Chairperson of the Supervisory Board pursuant to Section 90 para. 1 sent. 3 of the Stock Corporation Act, in text form. Documents required for decisions, in particular the annual financial statements, the consolidated financial statements and the auditor’s report, shall be sent to the members of

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zugeleitet. Die Berichterstattung hat so zu erfolgen, dass der Aufsichtsrat regelmäßig, zeitnah und umfassend über alle für das Unternehmen relevanten Fragen der Strategie, der Planung, der Geschäftsentwicklung, der Risikolage, des Risikomanagements und der Compliance informiert ist. In den Berichten hat der Vorstand auf die Strategieumsetzung sowie auf Abweichungen der Geschäftsentwicklung von den aufgestellten Plänen und Zielen unter Angabe von Gründen der Abweichungen einzugehen.

the Supervisory Board in a timely fashion before the meeting. The reports are to be issued in a way that the Supervisory Board is regularly, in a timely fashion and comprehensively informed about all relevant issues of the Enterprise concerning strategy, planning, business development, risk position, risk management and compliance. The reports of the Management Board shall address implementation of the Company’s strategy and deviations of the course of business from the underlying planning and targets and shall state the respective reasons for such deviations.

(8)	§ 90 AktG bleibt unberüht.	(8) Section 90 of the Stock Corporation Act remains unaffected.
§ 10 Interessenkonflikte		Section 10 Conflicts of Interest

(1)	Die Mitglieder des Vorstands dürfen im Zusammenhang mit ihrer Tätigkeit weder für sich noch für andere Personen von Dritten Zuwendungen oder sonstige Vorteile fordern oder annehmen oder Dritten ungerechtfertigte Vorteile gewähren.	(1)

Members of the Management Board may not, in connection with their work, demand nor accept from third parties payments or other advantages for themselves or for any other person nor grant unlawful advantages to any third parties.

(2)	Die Vorstandsmitglieder sind dem Unternehmensinteresse verpflichtet. Kein Mitglied des Vorstands darf bei seinen Entscheidungen persönliche Interessen verfolgen und Geschäftschancen, die der Gesellschaft oder einem ihrer Tochterunternehmen zustehen, für sich nutzen.	(2)

The members of the Management Board are required to act in the best interest of the Enterprise. No member of the Management Board may pursue personal interests in his/her decisions or make personal use of business opportunities of the Company or any of its subsidiaries.

(3)	Jedes Vorstandsmitglied muss Interessenkonflikte unverzüglich gegenüber dem Aufsichtsrat zu Händen des Aufsichtsratsvorsitzenden offen legen und die anderen Vorstandsmitglieder hierüber informieren.	(3)

Each member of the Management Board shall disclose conflicts of interest without undue delay to the Supervisory Board, to the attention of the Chairperson of the Supervisory Board, and inform the other members of the Management Board thereof.

(4)	Alle Geschäfte zwischen der Gesellschaft oder Konzernunternehmen einerseits und den Vorstandsmitgliedern sowie ihnen nahestehenden Personen oder ihnen persönlich nahestehende Unternehmungen andererseits haben den Standards zu entsprechen, wie sie bei Geschäften mit fremden Dritten maßgeblich wären.	(4)

All transactions between the Company or members of the group on the one hand and the members of the Management Board or parties they are close to or companies they have a personal association with on the other hand must comply with the standards applicable to arm’s length transactions.

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§ 11 Verschwiegenheitspflicht	Section 11 Confidentiality

Die Mitglieder des Vorstands sind - auch nach dem Ausscheiden als Mitglied des Vorstands - zur Verschwiegenheit verpflichtet. Sie stellen sicher, dass die von ihnen eingeschalteten Mitarbeiter die Verschwiegenheitsverpflichtung in gleicher Weise einhalten.

The members of the Management Board are bound to confidentiality even after leaving the Management Board. They shall ensure that the staff members employed by them observe the confidentiality obligation accordingly.

§ 12 Inkrafttreten	Section 12 Effective Date

Diese Geschäftsordnung tritt am [•] in Kraft und bleibt in dieser Form wirksam, bis sie durch den Aufsichtsrat geändert oder aufgehoben wird. Die Regelungen dieser Geschäftsordnung finden nur insoweit Anwendung, als sie der jeweils geltenden Fassung der Satzung nicht widersprechen.

These Rules of Procedure shall become effective on [•], and shall remain in force in this form until amended or abolished by the Supervisory Board. The provisions of these Rules of Procedure only apply to the extent that there are no inconsistencies with the respective up-to-date version of the Articles of Association.

Place/Ort, Date/Datum

Chairperson of the Supervisory Board/
Aufsichtsratsvorsitzender

Annex/Anlage 1 - Geschäftsverteilungsplan / Business Responsibilities Plan

Annex/Anlage 2 - Zustimmungsbedüftige Geschäfte / Transactions Requiring the Approval of the Supervisory Board

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Anlage 1 / Annex 1

Geschäftsverteilungsplan / Business Responsibilities Plan

[Note: To be updated.]

VERANTWORTLICHKEITEN	RESPONSIBILITIES

[ • ]	[To cover points such as:

• Marketing

• Strategy

• Global Business Development

• Technology

• Analytics

• Human Resources • Logistics • Purchasing • Payments • Customer Service • Product Development • Global Finance • Investor Relations • Global PR • Legal • Compliance]

Place/Ort, Date/Datum

Chairperson of the Supervisory Board/
Aufsichtsratsvorsitzender

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Anlage 2 / Annex 2 - ZUSTIMMUNGSBEDÜRFTIGE GESCHÄFTE

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ZUSTIMMUNGSPFLICHTIGE GESCHÄFTE		TRANSACTIONS REQUIRING THE APPROVAL OF THE SUPERVISORY BOARD

- FASSUNG VOM [•] -		- AS OF [•] -

I.		I.

Der Vorstand darf bis zu dem Tag der Zulassung von Aktien der Gesellschaft oder American Depository Shares der Gesellschaft zum Handel an einer Wertpapierbörse die folgenden Geschäfte und Maßnahmen nur mit vorheriger Zustimmung (Einwilligung) des Aufsichtsrats vornehmen:

Until the day of the admission of shares of the Company or American Depository Shares of the Company to trading on a Stock Exchange, the Management Board may undertake the following transactions and measures only upon prior approval from the Supervisory Board:

1. Strategie, Geschäftspolitik, Organisation		1. Strategy, Business Policy, Organisation

a)

Aufnahme von Geschäftstätigkeiten in einem Geschäftsfeld außerhalb der Bereiche Internet, Telekommunikation, Technologie, Neue Medien und Versicherungen oder Geschäftstätigkeiten, die im Wesentlichen außerhalb des Afrikanischen Kontinents erbracht werden;

		a)	entering into a field of business outside internet, telecom, technology, new media and insurance or conducting a business a material part of which is carried on outside the African Continent;

b)	Änderungen des steuerlichen Sitzes, des Sitzes oder des Standorts der Hauptverwaltung der Gesellschaft sowie Änderungen der Rechtsform;	b)	change of the Company’s tax residence, registered office or principal place of business or change of the legal form;

c)	Verfügungen hinsichtlich jeglicher „Jumia“ Wortmarken oder Wort- und Bildmarken, die gegenwärtig im Eigentum der Gesellschaft stehen.	c)	disposition of any of the “Jumia” word marks or any other word and figurative marks currently owned by the Company.
2. Planung, Investitionen, Budget		2. Planning, Investments, Budget

a)	Annahme, Änderung oder Aufhebung des Jahresplans für die Gesellschaft einschließlich der dazugehörigen Investitions-, Budget- und Finanzplanung;	a)	adoption, amendment or rescission of the combined annual business plan for the Company including the related investment, budget and financial planning;

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b)

Eingehen von Kredit-, Darlehensverträgen und sonstigen Finanzierungsverträgen in einem Umfang von insgesamt mehr als EUR 500.000 sowie Veränderungen und Beendigung der Verträge mit Ausnahme von Vereinbarungen zwischen der Gesellschaft und ihren direkten oder indirekten Tochtergesellschaften;

b)

entering into credit or loan agreements or other financing agreements in excess of EUR 500,000 in aggregate and amendments to or termination of the framework, excluding such agreements between the Company and its direct and indirect subsidiaries;

c)	Gewährung von Darlehen soweit sie in ihrer Gesamtheit einen Betrag von EUR 500.000 übersteigen, ausgenommen Darlehen an direkte und indirekte Tochterunternehmen der Gesellschaft;	c)	granting of loans in excess of EUR 500,000 in aggregate, excluding loans to direct and indirect subsidiaries of the Company;

d)

Gewährung oder Übernahme von Garantien oder ähnlichen Verpflichtungen oder Bürgschaften, selbstschuldnerischen Bürgschaften, Zahlungsgarantien oder jeglichen bürgschaftsähnlichen Verpflichtungen, die insgesamt einen Betrag von EUR 500.000 übersteigen sowie wesentliche Änderungen dieser Verpflichtungen;

d)

granting or assuming guarantees or similar liabilities or of sureties or personal guarantees, payment guarantees or of any and all obligations similar to personal guarantees (bürgschaftsähnliche Verpflichtungen); in excess of EUR 500,000 in aggregate, including material amendments thereto;

e)	Termingeschäfte über Devisen, Wertpapiere und an Börsen gehandelte Waren und Rechte sowie sonstige Geschäfte mit derivativen Finanzinstrumenten;	e)	futures transactions concerning currencies, securities and exchange-traded goods and rights as well as other transactions with derivative financial instruments;

f)	Erwerb und Veräußerung von sowie wesentliche Maßnahmen in Portfolio-Gesellschaften.	f)	Acquisition and disposal of as well as material measures in Portfolio Companies.

3. Verträge		3. Contracting

a)	Erwerb, Veräußerung und Belastung von Grundstücken und grundstücksgleichen Rechten oder Rechten an Grundstücken;	a)	acquisition, sale or encumbrance of real estate and similar rights or rights in real estate;

b)

Abschluss, Beendigung oder Änderung von Vereinbarungen mit einer verbindlichen Zahlungsverpflichtung von über EUR 500.000, soweit dies nicht in einem genehmigten (Jahres-)Plan der Gesellschaft vorgesehen ist; in diesem Fall ist die Zustimmung erforderlich, wenn die Zahlungsverpflichtung den Betrag von EUR 2.000.000 übersteigt;

b)

execution, termination or amendment of agreements with definitively committed payment obligations exceeding EUR 500,000, unless specifically provided for in an approved business plan, in which case an approval is only required in case the payment obligations exceed EUR 2,000,000;

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c)	Gewährung, Einführung oder Änderung von Pensionszusagen jeglicher Art sowie Abschluss, Änderung oder Beendigung von Vereinbarungen zur betrieblichen Altersversorgung;	c)	granting, introduction and amendment of pension commitments as well as conclusion, amendment or termination of guidelines regarding the company pension scheme;

d)	Abschluss, Änderung oder Beendigung von Tarifvereinbarungen oder Betriebsvereinbarungen;	d)	conclusion, amendment or termination of company collective agreements or works agreements;

e)	Abschluss oder wesentliche Änderungen von Arbeitsverträgen, die jährliche Gehaltszahlungen von mehr als EUR 150.000,00 (Grundgehalt inklusive feste Boni) beinhalten.	e)	conclusion or material amendments to employment agreements providing for an annual salary (base salary including fixed bonus) exceeding EUR 150,000.00.

4. Sonstiges		4. Miscellaneous

a)	Einleitung und Beendigung von Gerichts- oder Schiedsgerichtsverfahren mit einem Streitwert von über EUR 100.000 im Einzelfall;	a)	initiation or termination of court cases or arbitration proceedings involving an amount in controversy greater than EUR 100,000 in the individual case;

b)	Das Eingehen, die Beendigung oder die Änderung von stillen Gesellschaften und Unterbeteiligungen bei der Gesellschaft;	b)	entering into, terminating or amending silent partnerships or sub-participations in the Company;

c)	Abschluss, Änderung und Beendigung von Unternehmensverträgen im Sinne der §§ 291 ff AktG;	c)	conclusion, amendment or termination of enterprise agreements pursuant to Sections 291 et seqq. German Stock Corporation Act (Aktiengesetz);
d)

Einführung und Fortführung eines Arbeitnehmer-Incentivierungssystems, welches die Übertragung von Aktien der Gesellschaft, virtuelle Aktien oder andere mit dem Aktienwert in Verbindung stehende Prämien umfasst;

		d)	introduction and continuation of an employee incentive system involving the granting of shares in the Company or virtual shares, or other share price-related incentives;

e)	Gewährung, Einführung und Änderung von Versorgungszusagen jeglicher Art;	e)	granting, introducing or amending pension commitments of any kind;

f)	Abschluss neuer oder Änderung bzw. Beendigung bestehender Unternehmenstarifverträgen;	f)	entering into new, or amending or terminating existing Company collective agreements (Unternehmenstarifverträge);

g)	Restrukturierungsmaßnahmen, die zur Entlassung von 500 oder mehr Arbeitnehmern führen.	g)	restructuring measures resulting in the dismissal of 500 or more employees.

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5. IPO		5. IPO

Der Vorstand darf sämtliche Geschäfte und Maßnahmen, die im Zusammenhang mit einem Börsengang der Gesellschaft der Zustimmung des Aufsichtsrats bedürfen, nur mit Zustimmung des IPO-Ausschusses des Aufsichtsrats vornehmen, [insbesondere/namentlich] folgende Geschäfte und Maßnahmen:

The Management Board may undertake any and all transactions and measures in connection with an IPO of the Company that require the approval of the Supervisory Board, only upon approval from the IPO Committee of the Supervisory Board, [in particular/notably] the following transactions and measures:

a)	Beschluss über die Verfolgung und die Durchführung des Börsengangs der Gesellschaft sowie über die Vornahme aller hierzu erforderlichen und zweckdienlichen Rechtsgeschäfte und Maßnahmen;	a)	Resolution to proceed with and implement the IPO of the Company and to undertake all necessary and appropriate legal transactions and measures for such purpose;

b)	Beschluss über die Veranlassung der finalen Einreichung des Wertpapierprospekts für das öffentliche Angebot im Rahmen des Börsengangs;	b)	Resolution regarding the final submission of the prospectus for the public offering in connection with the IPO;

c)	Beschluss über das Angebot und die Platzierung der neuen Aktien/ADS aus der IPO-Kapitalerhöhung;	c)	Resolution on the offer and placement of the new shares/ADS resulting from the IPO capital increase;

d)	Beschluss über die Zulassung zur Zeichnung der neuen Aktien unter Ausschluss des Bezugsrechts der bisherigen Aktionäre der Gesellschaft im Rahmen der IPO-Kapitalerhöhung;	d)	Resolution on the admission for subscription of the new shares under exclusion of the subscription rights of the existing shareholders of the Company in connection with the IPO capital increase;

e)	Beschluss hinsichtlich der Übernahme der neuen Aktien durch die mit der Begleitung des Börsengangs beauftragten Konsortialbanken nach Maßgabe des Underwriting Agreement;	e)	Resolution regarding the underwriting of the new shares by the syndicate banks mandated for the IPO as set forth in the underwriting agreement;

f)	Beschluss über das öffentliche Angebot der Aktien/ADS;	f)	Resolution on the public offering of the shares/ADS;

g)	Beschluss über die Festlegung der Preisspanne, innerhalb derer Kaufangebote für die angebotenen Aktien/ADS abgegeben werden können;	g)	Resolution on the determination of the price range within which purchase orders may be placed per share/ADS;

h)	Beschluss über den Ausgabebetrag und den finalen Angebotspreis der Aktien/ADS;	h)	Resolution on the issue price and final offering price of the shares/ADS;

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i)	Beschluss über die Durchführung der IPO-Kapitalerhöhung und die Anzahl der im Rahmen der IPO-Kapitalerhöhung neu auszugebenden Aktien;	i)	Resolution on the execution of the IPO capital increase and on the number of new shares to be issued in the course of the IPO capital increase;

j)	Beschluss über den Abschluss und die Durchführung des Underwriting Agreement, Volume Agreement, Pricing Agreement.	j)	Resolution on the signing and exe-cution of the Underwriting Agreement, Volume Agreement, Pricing Agreement.

II.		II.

Der Vorstand darf ab dem Tag der Zulassung von Aktien der Gesellschaft oder American Depository Shares der Gesellschaft zum Handel an einer Wertpapierbörse die folgenden Geschäfte und Maßnahmen nur mit vorheriger Zustimmung (Einwilligung) des Aufsichtsrats vornehmen:

From the day of the admission to trading of shares of the Company or American Depository Shares of the Company to trading on a Stock Exchange, the Management Board may undertake the following transactions and measures only upon prior approval from the Supervisory Board:

1. Strategie, Geschäftspolitik, Organisation		1. Strategy, Business Policy, Organisation

a)	Verfügungen hinsichtlich jeglicher „Jumia“ Wortmarken oder Wort- und Bildmarken, die gegenwärtig im Eigentum der Gesellschaft stehen;	a)	disposition of any of the “Jumia” word marks or any other word and figurative marks currently owned by the Company;

b)	Änderungen des Geschäftssitzes der Gesellschaft;	b)	change of the Company’s registered office;

2. Planung, Investitionen, Budget		2. Planning, Investments, Budget

a)	Annahme, Änderung oder Aufhebung des Jahresplans für die Gesellschaft einschließlich der dazugehörigen Investitions-, Budget- und Finanzplanung;	a)	adoption, amendment or rescission of the combined annual business plan for the Company including the related investment, budget and financial planning;

b)

Einzelinvestitionen in Sachanlagen, soweit sie im Einzelfall einen Betrag von EUR 5.000.000 oder in ihrer Gesamtheit das festgelegte jährliche Investitionsbudget um einen Betrag von mehr als EUR 10.000.000 übersteigen;

		b)	individual investments in fixed assets exceeding EUR 5,000,000 in the individual case or exceeding the agreed annual investment budget by more than EUR 10,000,000 in total;

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c)

Eingehen von Kredit-, Darlehensverträgen und sonstigen Finanzierungsverträgen als Kredit- oder Darlehensnehmer in einem Umfang von mehr als EUR 5.000.000 im Einzelfall sowie Veränderungen des Kreditrahmens von mehr als EUR 5.000.000;

	c)	entering into credit or loan agreements or other financing agreements as a borrower in excess of EUR 5,000,000 in the individual case as well as changes to our credit line in excess of EUR 5,000,000 ;

d)

Gewährung von Darlehen (i) soweit sie im Einzelfall einen Betrag von EUR 2.000.000 oder in ihrer Gesamtheit einen Betrag von EUR 3.500.000 pro Jahr übersteigen (ausgenommen Darlehen an Unternehmen, deren alleiniger Gesellschafter die Gesellschaft ist, sowie Darlehen, die im Laufe des gewöhnlichen Geschäftsbetriebs z.B. an Lieferanten oder Vermieter gewährt werden) oder (ii) an Mitarbeiter, sofern diese im Einzelfall EUR 70.000 übersteigen (ausgenommen Lohn- und Gehaltsvorschüsse);

d)

granting of loans (i) in excess of EUR 2,000,000 in the individual case or EUR 3,500,000 in the aggregate per year (excluding loans to wholly owned subsidiaries or loans granted in the ordinary course of business, e.g. to suppliers or landlords) or (ii) to employees in excess of EUR 70,000 in the individual case excluding wage and salary advances;

e)

Bestellung von Sicherheiten, Verpfändungen oder Sicherungsabtretungen bezüglich Gegenständen des Gesellschaftsvermögens, Gewährung oder Übernahme von Garantien oder ähnlichen Verpflichtungen oder Bürgschaften, selbstschuldnerischen Bürgschaften, Zahlungsgarantien oder jeglichen bürgschaftsähnlichen Verpflichtungen, die Abgabe von Patronatserklärungen sowie das Eingehen von Wechselverbindlichkeiten, die jeweils einen Betrag von EUR 7.000.000 übersteigen oder außerhalb des gewöhnlichen Geschäftsbetriebs liegen, wobei gesetzliche und/oder vertragliche Sicherheiten und/oder Verbindlichkeiten der vorgenannten Art (z.B. Vermieterpfandrechte, Pfandrechte im Zusammenhang mit gewerblichen Kreditversicherungen, Eigentumsvorbehalte, Hinterlegungen bei Zoll- oder Steuerbehörden etc.) oder Sicherheiten und/oder Verbindlichkeiten, die zugunsten eines Unternehmens, deren alleiniger Gesellschafter die Gesellschaft ist, gewährt bzw. eingegangen werden, immer als innerhalb des gewöhnlichen Geschäftsbetriebs liegend gelten sollen;

e)

granting the assets of the Company as collateral, pledges or security in the form of security assignments (Sicherungsabtretung); granting or assuming guarantees or similar liabilities or of sureties or personal guarantees, payment guarantees or of any and all obligations similar to personal guarantees (bürgschaftsähnliche Verpflichtungen); issuance of letters of comfort (Patronatserklärungen) as well as issuance of notes payable (Eingehen von Wechselverbindlichkeiten) in excess of EUR 7,000,000 or outside the ordinary course of business, provided, however, that statutory and/or contractual securities and/or liabilities of the aforementioned kind (e.g. lessor’s lien, liens in connection with commercial loan insurances, retention of title, custom and tax deposits, etc.) or securities and/or liabilities for the benefit of wholly owned subsidiaries shall always be considered as inside the ordinary course of business;

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f)

Termingeschäfte über Devisen, Wertpapiere und an Börsen gehandelte Waren und Rechte sowie sonstige Geschäfte mit derivativen Finanzinstrumenten, sofern diese einen Betrag von EUR 3.500.000 übersteigen und außerhalb des gewöhnlichen Geschäftsbetriebs vorgenommen werden, wobei Hedging-Geschäfte zur Absicherung gegen Arbitrage-Risiken immer als innerhalb des gewöhnlichen Geschäftsbetrieb liegend gelten sollen.

f)

futures transactions concerning currencies, securities and exchange-traded goods and rights as well as other transactions with derivative financial instruments in excess of EUR 3,500,000 and made outside the ordinary course of business; provided, however, that hedging transactions to limit corresponding risks shall always be in the ordinary course of business.

3. Beteiligungen		3. Participations

a)

Erwerb oder Veräußerung von Unternehmen, einschließlich Gemeinschaftsunternehmen, Beteiligungen an Unternehmen oder an Teilbetrieben eines Unternehmens mit Ausnahme des Erwerbs von Vorratsgesellschaften soweit sie im Einzelfall einen Betrag von EUR 7.000.000 oder in ihrer Gesamtheit innerhalb eines Jahres EUR 10.000.000 übersteigen;

a)

acquisition or disposal of enterprises, including joint ventures, participations in enterprises or independent divisions of a business other than the acquisition of shelf companies exceeding an amount of EUR 7,000,000 in the individual case or EUR 10,000,000 in total on an annual basis;

b)

Kapitalmaßnahmen bei Gesellschaften, an denen eine Beteiligung besteht, sofern sich Dritte an der Kapitalmaßnahme beteiligen und diese Dritten einen Betrag von mehr als EUR 3.500.000 für die Zeichnung der Anteile zahlen;

b)

capital measures in companies in which an interest is held, provided that third parties participate in such capital measure and that such third parties pay more than EUR 3,500,000 for the subscription of the shares;

c)	Belastungen von Anteilen, sofern diese einen Anspruch von mehr als EUR 7.000.000 sichern, sowie die Liquidation von Gesellschaften;	c)	encumbrance of shares, if such shares secure a claim of more than EUR 7,000,000, as well as liquidation of companies;

d)

Ausübung von Stimmrechten und anderen Rechten (einschließlich der Erteilung von Weisungen oder Genehmigungen) in einem Konzernunternehmen, soweit diese Maßnahme oder dieses Geschäft einem Zustimmungserfordernis gemäß Abschnitt II. dieser Anlage 2 unterlegen hätte, hätte sie bzw. es auf der Ebene der Gesellschaft stattgefunden.

d)

exercise of voting rights and other rights (including by way of giving directions or granting approvals) in a group company to the extent such measure or transaction would have been subject to a consent requirement pursuant paragraph II. of this Annex 2 had it occurred on the level of the Company.

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4. Personal		4. Human Resources

a)	Einführung eines Arbeitnehmer-Incentivierungssystems, welches die Übertragung von Aktien der Gesellschaft, virtuelle Aktien oder andere mit dem Aktienwert in Verbindung stehende Prämien umfasst;	a)	introduction of an employee incentive system involving the granting of shares in the Company or virtual shares, or other share price-related incentives;

b)	Gewährung, Einführung und Änderung von Versorgungszusagen jeglicher Art;	b)	granting, introducing or amending pension commitments of any kind;

c)	Abschluss neuer oder Änderung bzw. Beendigung bestehender Unternehmenstarifverträgen;	c)	entering into new, or amending or terminating existing Company collective agreements (Unternehmenstarifverträge);

d)	Restrukturierungsmaßnahmen, die zur Entlassung von 500 oder mehr Arbeitnehmern führen.	d)	restructuring measures resulting in the dismissal of 500 or more employees.

5. Verträge		5. Contracting

a)	Erwerb, Veräußerung und Belastung von Grundstücken und grundstücksgleichen Rechten oder Rechten an Grundstücken, soweit der Wert im Einzelfall EUR 6.000.000 übersteigt;	a)	acquisition, sale or encumbrance of real estate and similar rights or rights in real estate with a value greater than EUR 6,000,000;

b)	Abschluss oder Änderung von Vereinbarungen mit einer verbindlichen Zahlungsverpflichtung von über EUR 10.000.000;	b)	execution or amendment of agreements with definitively committed payment obligations exceeding EUR 10,000,000;

6. Sonstiges		6. Miscellaneous

a)	Einleitung und Beendigung von Gerichts- oder Schiedsgerichtsverfahren mit einem Streitwert von über EUR 3.500.000 im Einzelfall;	a)	initiation or termination of court cases or arbitration proceedings involving an amount in controversy greater than EUR 3,500,000 in the individual case;

b)	Das Eingehen, die Beendigung oder die Änderung von stillen Gesellschaften und Unterbeteiligungen bei der Gesellschaft;	b)	entering into, terminating or amending silent partnerships or sub-participations in the Company;

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c)	Abschluss, Änderung und Beendigung von Unternehmensverträgen im Sinne der §§ 291 ff AktG;	c)	conclusion, amendment or termination of enterprise agreements pursuant to Sections 291 et seqq. German Stock Corporation Act (Aktiengesetz);

d)

Geschäfte zwischen der Gesellschaft und/oder ihren Tochtergesellschaften auf der einen Seite und einem Großaktionär oder einem diesem nahestehenden Dritten auf der anderen Seite. “Großaktionär” in diesem Sinne ist jeder Aktionär, der an der Gesellschaft direkt mit drei oder mehr Prozent beteiligt ist, wobei sich eine solche Beteiligung in Übereinstimmung mit § 34 WpHG bestimmt; ein “dem Großaktionär nahestehender Dritter” ist (i) jedes mit einem Großaktionär verbundene Unternehmen im Sinne der §§ 15 ff. AktG oder (ii) in Bezug auf einen Großaktionär, der eine natürliche Person ist, auch jede anderweitig dem Großaktionär nahestehende Person oder Einheit im Sinne von § 138 Abs. 1 InsO.

d)

business dealings of the Company or its subsidiaries on the one side and a Major Shareholder or a Major Shareholder Related Party on the other side. For the purpose of this lit. d), a “Major Shareholder” shall mean any party directly holding an interest of three percent or more in the Company, whereby such interest shall be determined in accordance with Section 34 of the German Securities Trading Act (WpHG), and a “Major Shareholder Related Party” shall mean (i) any undertaking (Unternehmen) affiliated (verbunden) with a Major Shareholder within the meaning of Sec. 15 et seqq. of the German Stock Corporation Act (Aktiengesetz) or (ii) with regard to any Major Shareholder that is an individual, also any person or entity otherwise related to (nahestehend) such Major Shareholder within the meaning of Section 138 (1) of the German Insolvency Code (Insolvenzordnung).

Das Zustimmungserfordernis gemäß diesem Buchstaben d) findet keine Anwendung auf (i) Geschäfte, die (im Einzelfall oder zusammen mit verbundenen oder ähnlichen Geschäften) einen Marktwert von EUR 2.000.000 nicht übersteigen sowie (ii) den Einkauf von Waren, Dienstleistungen und Lizenzen im gewöhnlichen Geschäftsverkehr der Gesellschaft zu Marktbedingungen wie zwischen fremden Dritten.

The consent requirement pursuant to this lit. d) does not apply to (i) transactions that do not exceed (individually or together with related or similar transactions) a market value of EUR 2,000,000 or (ii) the purchase of merchandise, services and licenses in the ordinary course of business of the Company at arm’s length terms.

Place/Ort, Date/Datum

Chairperson of the Supervisory Board/
Aufsichtsratsvorsitzender

23/23

Annex 8

JUMIA TECHNOLOGIES AG

INFORMATION RIGHTS

Annex 8

Information Rights

1.	The Shareholders shall have information rights as follows, whereby the respective information shall, to the extent reasonably available, be provided in English or English translation:

(a)

Each Shareholder may (and the Company shall permit, and shall to the extent legally possible procure that any relevant Portfolio Company permits) at any time audit at its own cost, examine and make copies of all books, records and other documents regarding and in possession of the Company or any of the Portfolio Companies and have access to the relevant employees and management provided that (i) the Shareholder undertakes to treat such information as confidential, and (ii) it is legally possible for the Company to obtain the information from the respective Portfolio Company and the Company is permitted to disclose such information to the respective Shareholder. The Company shall actively foster the non-implementation and non-enhancement of confidentiality obligations of the Company in relation to the Portfolio Companies that would affect the aforementioned information right of a Shareholder. If MTN and/or Millicom and/or AXA and/or GS and/or Orange and/or CDC has conducted such audit of the Company or of any of the Portfolio Companies and, as a result of such audit, has identified any legal, tax, compliance or other issues or has any suggestions for improving the business processes of the Company or of any of the Portfolio Companies, then, without derogating from or prejudice to any rights of a Shareholder arising therefrom, the Supervisory Board of the Company shall discuss whether and how to best cure such legal, tax, compliance or other issue and/or whether or not to implement the improvements suggested by MTN and/or Millicom and/or AXA and/or GS and/or Orange and/or CDC (as the case may be).

(b)

The Company shall permit each Shareholder, at such Shareholder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers and managers, all at such reasonable times during normal business hours as may be requested by such Shareholder. In addition, from time to time and if so requested by a Shareholder, the Company shall organize opportunities for the Shareholders to meet with the management teams of each Portfolio Company to discuss the business and affairs of such companies.

Annex 8

(c)

The Company shall provide to the Shareholders detailed financial reporting and shall in particular provide the following information if not otherwise determined by unanimous resolution of the Shareholders:

(i)

unaudited or (if required by local law) audited local GAAP single financial statements (balance sheet, profit and loss statement, notes) of the Company and those entities regardless of the legal form (including companies or partnerships), in which the Company directly or indirectly participates (each a “Group Participation”) together with the percentage participation of the Company and each Group Participation in each Group Participation held by them respectively for each month of the financial year that is covered by such local GAAP financial statements within sixty (60) days after the respective end of the financial year;

(ii)

upon request of any investor whose shares, American depository receipts or corresponding instruments are listed and/or whose Controlling shareholder’s shares, American depository receipts or corresponding instruments are listed on a stock exchange (such Investor a “Listed Investor”) and CWH within thirty (30) days after such request, the unaudited or (if required by local law) audited local GAAP single financial statements of the Company and each of its Group Participations for all business years ending after the later of (i) 31 December 2009 and (ii) the date of incorporation of the respective Group Participation together with the percentage participation of the Company and each Group Participation in each Group Participation held by them respectively for each month of the financial year that is covered by such local GAAP financial statements;

(iii)

if the Company or a Group Participation has disposed of its stake in a Group Participation, unaudited or (if required by local law) audited local GAAP single financial statements (balance sheet, profit and loss statement, notes) of such sold Group Participation for the financial year in which the sale has been completed within sixty (60) days after the respective end of the financial year;

(iv)

consolidated IFRS unaudited annual financial statements of the Company (including all required and customary elements of such financial statements such as balance sheet, profit and loss account, cash flow and changes in equity statement) and disclosure notes within thirty (30) calendar days after the end of the respective financial year;

Annex 8

(v)

consolidated IFRS audited annual financial statements of the Company (including all required and customary elements of such financial statements such as balance sheet, profit and loss account, cash flow and changes in equity statement and disclosure notes) within sixty (60) calendar days after the end of the respective financial year;

(vi)

an unaudited information package (reporting package form) prepared in accordance with the Shareholders’ group accounting manual containing the information as set forth in Schedule 1(e)(vi) for the purpose of consolidation into Shareholders’ IFRS consolidated accounts within twenty-five (25) calendar days after the end of the respective calendar year (reporting period from 1 January through 31 December) and within twenty (20) calendar days after the end of each quarter (Q1: reporting period from 1 January through 31 March; Q2: reporting period from 1 April through 30 June; Q3: reporting period from 1 July through 30 September). Reporting package forms may also be requested by Shareholders for other reporting periods. Examples for such additional reporting events are changes in consolidation status (for instance transition from fully consolidated subsidiary to associated company), business combinations, etc. The information package shall be dated and signed off by the Company’s management;

(vii)

IFRS consolidated quarterly financial statements for the Company within thirty (30) calendar days after the end of each quarter (including a balance sheet, profit and loss account and a cash flow and changes in equity statement) reviewed according to the instructions issued by the auditor of the shareholder and/or by the Company’s auditor, and comparison of the actual performance against the budget;

(viii)

IFRS consolidated unaudited monthly financial reporting for the Company within fifteen (15) calendar days after the end of each month (management accounts including a profit and loss account, balance sheet, KPI report with KPIs as defined by Rocket, MTN, AXA and Orange (all before mentioned components of the monthly report should feature full company history split into quarters, half years and years), liquidity, cash flow and staff planning and a forecast for the following twelve (12) months respectively); with regard to the business models mentioned in Schedule 1(e)(viii) the KPIs set out in Schedule 1(e)(viii) need to be part of this monthly KPI report and each Listed Investor and CWH has the right to disclose these numbers and ratios derived from these numbers in quarterly, half yearly or annual format to its public shareholders or its investors respectively;

Annex 8

(ix)

monthly business reports for each Portfolio Company which has made losses in excess of EUR 250,000.00 (two hundred fifty thousand Euros) or had revenues in excess of EUR 500,000.00 (five hundred thousand Euros) in any given month within sixty (60) days after the end of each month;

(x)	a capitalization table in respect of the Company and each Portfolio Company on a fully diluted basis upon request of any Shareholder;

(xi)

a written statement of the equity holdings of the Company and AEH and their percentage interest in each Portfolio Company on a fully-diluted basis, every three (3) months beginning on the three-month anniversary of the date hereof;

(xii)

in relation to each current and future Portfolio Company, the Company shall procure that financial information corresponding to what is set out in (iii)-(vii) above is made available to the Shareholders and to the Supervisory Board, it being understood that a full audit of accounts of Portfolio Companies is only required if so stipulated by applicable law or reasonably requested by a Shareholder;

(xiii)	information on the planned acquisition or establishment of new Portfolio Companies or the planned acquisition of material assets, and any planned exits in respect of any Portfolio Companies; and

(xiv)

the draft annual consolidated budget and draft business plan of the Company, and the draft annual consolidated budget and draft business plan for the Portfolio Companies, for the immediately succeeding financial year, prepared by the management board of the Company, at least two (2) months before the end of the financial year. The final approved versions thereof shall be provided to the Shareholders.

(d)

The reporting items under sec. 1(c)(v) and sec. 1(c)(vi) as well as any requirement to have annual or quarterly financial statements or information packages audited or reviewed by an auditor shall only apply if so requested by any investor whose shares, American depository receipts or corresponding instruments are listed and/or whose controlling shareholder’s shares, American depository receipts or corresponding instruments are listed on a

Annex 8

stock exchange or CWH or required by applicable law. Rocket and MTN may each suggest improvements of, updates to and replacements of the shareholders group accounting manual and Schedule 1(e)(vi) from time to time, which shall be approved by the Supervisory Board with simple majority, such approval not to be unreasonably withheld.

(e)

The Company shall quarterly make available to the Shareholders an overview over the entering into, amendment, modification or termination of any arrangements or transactions between the Company, a Portfolio Company or Group Participation on the one side and a Shareholder or a Shareholder’s Affiliate on the other side, provided such arrangement or transaction (together with any related arrangements or transactions) exceeds a value of EUR 10,000.00 per month or in an individual case. Business dealings (including mergers), and the conclusion, amendment or termination of, or any increase in the amount of remuneration payable under, any agreement or series of related agreements, of the Company or the Portfolio Companies with affiliated legal entities and individuals, i.e. shareholders, Affiliates of Shareholders, affiliated companies pursuant to sections 15 et seqq. German Stock Corporation Act (Aktiengesetz), as well as relatives (section 15 German Tax Code (Abgabenordnung)) of direct or indirect shareholders (such agreement or series of agreements each a “Related Party Agreements”) exceeding (individually or as a series of related Related Party Agreements) a value of EUR 1,000,000.00 per year shall be disclosed by the Company to the Shareholders prior to their execution.

2.

The Company shall provide to the Shareholders a detailed financial reporting as reasonably requested by any of the Shareholders from time to time and which shall in particular contain the following information: annual audited accounts, annual budget, monthly management accounts and other financial information.

Annex 8

Schedule 1(e)(viii)

List of KPIs

With regard to all business models the following KPIs:

•	Unique visitors

•	PC1 contribution (Net revenue decreased by costs of goods sold)

•	PC2 contribution (PC1 contribution including logistic costs)

•	PC3 contribution (PC2 contribution including marketing costs)

•	EBITDA

•	Cash position

•	Marketing costs

•	Overheads

And in addition

•	with regard to Jumia (incl. AEC) the following KPIs:

•	Gross transaction/merchandise volume

•	Total orders

•	Total transactions

•	Total customers

•	Active customers

•	Revenues

•	Capex

•	Change in working capital

•	Average Order Value

•	Total net orders

•	Gross-to-Net ratio

•	Other revenues

•	Logistics costs

•	with regard to Zando the following KPIs:

•	Gross transaction volume

•	Total orders/transactions

•	Total customers

•	App downloads

•	Revenues

•	Average Order Value

•	Total net orders

•	Gross-to-Net ratio

•	Other revenues

Annex 8

•	Logistics costs

•	with regard to Kaymu the following KPIs:

•	Gross transaction volume

•	Total orders/transactions

•	Total customers

•	App downloads

•	Revenues

•	Average Order Value

•	Total net orders

•	Gross-to-Net ratio

•	Other revenues

•	Cash collection rate

•	with regard to Jovago the following KPIs:

•	Gross transaction volume

•	Total orders/transactions

•	Total customers

•	App downloads

•	Revenues

•	Average Booking Value

•	Commission Rate

•	with regard to Hellofood the following KPIs:

•	Gross transaction volume

•	Total orders/transactions

•	Total customers

•	App downloads

•	Revenues

•	Commission rate

•	Other revenues

•	with regard to Easytaxi the following KPIs:

•	Gross transaction volume

•	Total orders/transactions

•	Total customers

•	App downloads

•	Revenues

•	with regard to Lamudi, Everjobs, Vendito and Carmudi:

Annex 8

•	Number of listings

•	Number of transactions

•	App downloads

•	Revenues

Note: Above KPIs plus ratios calculated.

Schedule 1(e)(vi)

[INTENTIONALLY OMITTED]

Annex 10

JUMIA TECHNOLOGIES AG

AXA EXCLUSIVITY

Annex 10

§ 1

AXA Exclusivity

1.1

Subject to § 2 of Annex 10 below, the Parties (other than AXA) acknowledge that AXA and its Affiliates shall be exclusive partner of the Company for insurance business (in particular insurance distribution by any means) in Africa (comprising of all countries in the African Continent) (the “Insurance Business”) directly or indirectly undertaken by the Company and/or its current or future Portfolio Companies. The equivalent applies where AXA or one of its Affiliates for regulatory or other reasons does not control the entity offering the Insurance Business but the economics (in whole or at least in majority) are nevertheless attributed to AXA or its Affiliates (for example through reinsurance or fronting), in which case AXA has a right to nominate the relevant non-controlled entity as exclusive partner in the relevant jurisdiction.

1.2

Subject to § 2 of Annex 10 below, the Parties (other than AXA) agree (i) that any Insurance Business undertaken by the Company and/or its current or future Portfolio Companies shall be first offered to or developed with AXA or its Affiliate or an entity which AXA may nominate pursuant to § 1.1 of Annex 10 and that (ii) § 1.2 of Annex 10 shall apply with respect to the Company and/or any of its current or future Portfolio Companies entering into Insurance Business with any party other than AXA.

1.3

Subject to § 2 of Annex 10 below, if, when a request pursuant to § 1.1 of Annex 10 is made to AXA, AXA and its Affiliates have no business activity in the relevant country concerned or AXA does not wish to conduct the relevant Insurance Business:

(i)

AXA shall have a veto right as to the identity of any third party insurer that the Company (and/or its relevant current or future Portfolio Companies) wishes to pursue the relevant Insurance Business originally offered to AXA pursuant to § 1.1 of Annex 10 with (“Third Party Insurer”); provided that AXA and/or its Affiliates, in good faith, intend to launch an insurance business in the relevant country within one year after such request is made, it being understood that any veto shall fall away if such launch has not actually occurred within one year; and

(ii)

If the Company (and/or its relevant current or future Portfolio Companies) subsequently enters into Insurance Business with a Third Party Insurer, AXA shall continue to have a right to enter into the Insurance Business originally offered pursuant to § 1.1 of Annex 10 above with the Company or its Portfolio Companies at the next possible point in time should AXA (or its Affiliates) start business in the relevant country or subsequently wish to conduct the relevant Insurance Business

Annex 10

(as the case may be). The Shareholders and the Company shall procure that the Portfolio Companies will not enter into agreements with Third Party Insurers that would create an undue burden (including for example, but not limited to, a termination period that is longer than 12 months) in case the matching right pursuant to this § 1.2(ii) of Annex 10 is exercised, and that the Company (or relevant Portfolio Company) terminates the relevant arrangement with a Third Party Insurer promptly upon AXA giving notice hereunder.

1.4

Subject to § 2 of Annex 10 below, whenever AXA (or its Affiliates) conduct Insurance Business with the Company (and/or its relevant current or future Portfolio Companies) as contemplated by this § 1 of Annex 10, they shall seek to ensure that the products offered by AXA (or its Affiliates) are Competitive in the relevant market. For these purposes, a product range shall be considered to be “Competitive” if its terms (including in the case of insurance policies, scope of cover and exclusions), customer appeal, gross premium payable (meaning the total payment made by the policyholder/customer for the cover/service granted), net rate (meaning the cost of the cover/service granted net of remuneration paid to intermediaries, agents and other service providers), features and service standards, taken as a whole, are at least equivalent to those of equivalent product ranges (in the case of insurance policies, covering similar risks) distributed by the top five insurance groups offering similar product ranges in the relevant country, provided always that such competitors have at least a 5% market share in the relevant market. In determining whether a product range is Competitive, an overall assessment shall be made, due regard shall be given to all relevant circumstances, and pricing shall be considered a criteria amongst others. The agreements implementing the Memorandum of Understanding on Insurance Distribution (notarial deed no. DS 221/2015 of notary Dr. Detlef Schmidt, Berlin, Germany) (“MoU”) will contain a mechanism for a steering committee to assess the competitiveness of AXA’s product range where the Company (or relevant Portfolio Company) does not consider such product range to be Competitive, and an obligation on the parties to work together in good faith to agree changes to the terms of such product range where it is found to not be Competitive.

1.5	Subject to § 2 of Annex 10 below, the Parties shall procure that § 1.1 to § 1.4 of Annex 10 above is complied with at the level of the current and future Portfolio Companies.

1.6

The Parties agree that § 1.1 through 1.5 of Annex 10 cease to apply if, when, and for as long as AXA’s shareholding in the total issued share capital of the Company falls below 4%. For these purposes and the purposes of the equivalent provisions to be included in the agreement(s) implementing the MoU, any dilution of AXA’s interest in the issued share capital of the Company as a result of (i) the share issuance by the Company to GS pursuant to the investment agreement entered into by the Parties (except Orange, CDC, CWH and AEH New Africa I) (notarial deed no. CS 156/2016

Annex 10

of notary Christian Steinke, Berlin, Germany) on 11/12 February 2016 and to Orange pursuant to investment agreement entered into by the Parties (except CDC, CWH and AEH New Africa I) (notarial deed no. DS 26/2016 of notary Dr. Detlef Schmidt, Berlin, Germany) on 31 March / 1 April 2016, (ii) the share issuance upon an IPO as well as (iii) the Option Roll-up, the Equity Roll-up and the Post-Conversion SOP shall be disregarded.

§ 2

MTN Exclusivity Exception

Notwithstanding any other provision of this Agreement, the Investment Agreement dated 15 December 2015 (notarial deed no. CS 1444/2015 of notary Christian Steinke, Berlin, Germany) and the MoU, any current and future business conducted by MTN and/or any of its Affiliates and/or any third party other than AXA and/or any of its Affiliates, the Company and/or the Portfolio Companies, in which MTN and/or one of its Affiliates directly and/or indirectly holds a participation of at least 40%, provided, however, that if the business of such third party is Insurance Business such third party is only to be deemed an MTN Business Partner if the participation is of strategic nature and not of financial nature (passive investment), i.e., if MTN and/or one of its Affiliates substantially influences the strategic decisions of such third party (“MTN Business Partner”), as well as any current and future business relationship between MTN and/or any of its Affiliates and/or any MTN Business Partners on the one hand and: (i) the Company and/or any of its Portfolio Companies and/or (ii) any third party on the other hand shall be exempted from the exclusivity obligations contained in § 1 of Annex 10. The equivalent applies where neither MTN nor any of its Affiliates or MTN Business Partners for regulatory or other reasons control the entity offering the respective current or future business relation but the economics (in whole or at least in majority) are nevertheless attributed to MTN, its Affiliates or MTN Business Partners, in which case MTN, its Affiliates or MTN Business Partners shall be free to operate through the relevant non-controlled entity in the relevant jurisdiction, including the ability to enter into business relations with the Company and/or any of its Portfolio Companies. For the avoidance of doubt, § 1 of Annex 10 shall not be construed as to impact any current or future business conducted by MTN and/or any of its Affiliates and/or any MTN Business Partners from time to time, or to impact any current or future business relationship between MTN and/or any of its Affiliates and/or any MTN Business Partners on the one hand and: (i) the Company and/or any of its Portfolio Companies and/or (ii) any third party on the other hand. MTN, its Affiliates and MTN Business Partners shall be free to conduct any business (including any Insurance Business), in Africa either alone or by way of conducting business with, and to have any form of business relationship with any third party. It is understood that for the purposes of this § 2 of Annex 10, references to Affiliates of MTN shall be deemed not to include the Company and/or any of its Portfolio Companies.

Annex 10

§ 3

Millicom Exclusivity Clarification

For the avoidance of doubt and without prejudice to the obligations of the Company under this Agreement, none of the exclusivity obligations contained in § 1 of Annex 10 shall bind Millicom in the conduct of its business.

§ 4

GS Exclusivity Clarification

For the avoidance of doubt and without prejudice to the obligations of the Company under this Agreement, none of the exclusivity obligations contained in § 1 of Annex 10 shall bind GS in the conduct of its business.

§ 5

Orange Exclusivity Clarification

For the avoidance of doubt and without prejudice to the obligations of the Company under this Agreement, none of the exclusivity obligations contained in § 1 of Annex 10 shall bind Orange in the conduct of its business.

§ 6

CDC Exclusivity Clarification

For the avoidance of doubt and without prejudice to the obligations of the Company under this Agreement, none of the exclusivity obligations contained in § 1 of Annex 10 shall bind CDC in the conduct of its business.

Annex 11.1

JUMIA TECHNOLOGIES AG

COMPLIANCE

Annex 11.1

§ 1

Definitions/Miscellaneous

1.1	“Corrupt Act” shall mean

1.1.1

the promise, offering or giving to, and/or the solicitation or acceptance by, any person, directly or indirectly, of anything of value, in order improperly to induce any person to take action or refrain from action in connection with any business or public function and includes, inter alia, any act that would constitute a violation of any anti-corruption law of any jurisdiction that is applicable to a Shareholder or a Portfolio Company;

1.1.2	any action or omission, including any misrepresentation that knowingly or recklessly misleads, or attempts to mislead, a party to obtain a financial benefit or to avoid an obligation; or

1.1.3

deliberately destroying, falsifying, altering or concealing material evidence, making false statements, limiting access or other actions which materially impede an investigation by government, CDC or any third party into allegations of the matters referred to in § 1.1.1 or 1.1.2 of Annex 11.1 above, and/or threatening, harassing or intimidating any party to prevent it from disclosing its knowledge of matters relevant to the investigation or from pursuing the investigation.

1.2	“Environment” shall mean humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

1.2.1	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

1.2.2	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

1.2.3	land (including, without limitation, land under water).

1.3

“Environmental Law” shall mean any applicable law, rule or regulation (including international treaty obligations) concerning the Environment and natural resource management applicable in each jurisdiction in which a Portfolio Company carries on business.

1.4

“ESG Action Plan” shall mean an environmental, social and governance action plan as attached in Schedule A defining actions, responsibilities, budgets, deliverables, compliance indicators, and a timeframe for the measures required to remedy any known non-compliances with the ESG Requirements (as defined below) in the business activities of the Company, including the establishment of an appropriate ESG Management System (as defined below), as may be amended with the approval of CDC from time to time.

Annex 11.1

1.5	“ESG Claim” shall mean any claim, proceeding or investigation by a person in respect of any ESG Laws (as defined below).

1.6

“ESG Laws” shall mean Environmental Laws, Social Laws (as defined below) or Governance Laws (as defined below) and the terms of any permits, licenses, consents, approvals or other authorizations held by a Portfolio Company under Environmental Law or Social Law.

1.7

“ESG Management System” shall mean a management system, appropriate to the size and nature of the business and satisfactory to CDC which is designed to (1) ensure a systematic approach to compliance with ESG Requirements, (2) monitor progress against the ESG Action Plan, (3) provide a mechanism to assess environmental, social and governance risks and address those risks, (4) monitors and reports on progress and (5), to the extent possible, involve stakeholders.

1.8	“ESG Requirements” shall mean the requirements set out in Schedule B and in Schedule C to the extent applicable to any Portfolio Company. Schedule B makes reference to Schedule D (“Exclusion List”).

1.9

“Governance Laws” shall mean any law, rule or regulation relating to bribery, corruption, financial crime, anti-terrorism, terrorism financing, anti-money laundering, export controls, trade embargoes, travel bans applicable to any Portfolio Company or to CDC including, without limitation, the economic sanctions and regulations of a Sanctions Authority, any European Union restrictive measure that has been implemented pursuant to any European Council or Commission regulation or decision adopted pursuant to a common position in furtherance of the European Union’s Common Foreign and Security Policy.

1.10

“IFC Performance Standards” shall mean the International Finance Corporation (IFC) 2012 Performance Standards on Social and Environmental Sustainability as attached hereto as Schedule E including the technical reference documents known as World Bank Group Environmental, Health, and Safety (EHS) Guidelines as attached hereto as Schedule F.

1.11	“ILO Convention” shall mean the conventions of the International Labour Organisation (ILO), the tripartite United Nations agency as set forth in Schedule G.

Annex 11.1

1.12

“Restricted Party” means any individual or entity that is: (i) listed on, or owned or controlled (as such terms, including any applicable ownership and control requirements, are defined and construed in the applicable Sanctions laws and regulations or in any official guidance in relation to such Sanctions laws and regulations) by a person listed on, a Sanctions List, (ii) a government of a Sanctioned Country, (iii) an agency or instrumentality of, or an entity directly or indirectly owned or controlled by, a government of a Sanctioned Country, (iv) resident or located in, operating from, or incorporated under the laws of, a Sanctioned Country, or (v) otherwise a target of Sanctions.

1.13

“Sanctioned Country” means any country or other territory subject to a general export, import, financial or investment embargo under any Sanctions, which, as of the date of this Agreement, include Crimea (as defined and construed in the applicable Sanctions laws and regulations), Cuba, Iran, North Korea, Sudan and Syria;

1.14

“Sanctions” means economic or financial sanctions or trade embargoes or other comprehensive prohibitions against transaction activity pursuant to anti-terrorism laws or export control laws imposed, administered or enforced from time to time by any Sanctions Authority;

1.15

“Sanctions Authority” means (i) the United States, (ii) the United Nations Security Council, (iii) the European Union, (iv) the United Kingdom or (v) the respective governmental institutions of any of the foregoing including, without limitation, Her Majesty’s Treasury, the Office of Foreign Assets Control of the US Department of the Treasury, the US Department of Commerce, the US Department of State and any other agency of the US government;

1.16

“Sanctions List” means any of the lists of specifically designated nationals or designated or sanctioned individuals or entities (or equivalent) issued by any Sanctions Authority, each as amended, supplemented or substituted from time to time.

1.17

“Social Law” shall mean any law, rule or regulation (including international treaty obligations) applicable in any jurisdiction of the African Continent (as defined below) concerning (i) labour, (ii) social security, (iii) the regulation of industrial relations (between government, employers and employees), (iv) the protection of occupational as well as public health and safety, (v) the regulation of public participation, (vi) the protection and regulation of ownership of land rights (both formal and traditional), immovable goods and intellectual and cultural property rights, (vii) the protection and empowerment of indigenous peoples and ethnic groups, (viii) the protection of cultural heritage, and (ix) all other laws, rules and regulations providing for the protection of employees and citizens, including the payment of wages which meet or exceed industry or legal national minima.

1.18

References to governmental, supranational, or international bodies or their procedures, protocols or conventions (including IFC Performance Standards and ILO Conventions) or to treaties or to other rules, regulations issued by or deriving from them shall include those bodies, procedures, protocols, conventions, standards, treaties, rules, or regulations as they may be renamed, reorganized, replaced, amended, or superseded from time to time.

Annex 11.1

1.19	In case the Company is obliged to provide any report to CDC pursuant to § 2 - § 3 of Annex 11.1 below every Shareholder (except CDC) shall be provided with a copy of such report, as well.

§ 2

Further Information Rights

2.1	The Company’s annual audited accounts must include:

2.1.1	an analysis of the principal risks that the managing directors believe the Company faces and the steps taken to mitigate those risks; and

2.1.2	a review of:

(i)	the bribery and financial crime risks faced by the Company,

(ii)	the systems, policies and procedures for managing such risks, and

(iii)	the implementation and effectiveness of those policies and procedures.

2.2

The Company must, as soon as it is available, but in any event no later than ninety (90) days after each financial year end, deliver to CDC and GS an environmental, social and governance monitoring report in the agreed form. The report must be approved annually by the Company’s managing directors.

2.3

The Company must deliver to CDC a report, in a form satisfactory to CDC, setting out in detail the progress it has made towards implementing the ESG Action Plan (i) on or before each date agreed in the ESG Action Plan and (ii) no later than ninety (90) days after each financial year end.

2.4	The Company must promptly send CDC any internal audit report prepared for the Company which addresses the compliance of the Company with all or any part of the ESG Requirements.

2.5	The Company must ensure that the work plan of any internal audit firm (or internal audit function within the Company) includes a review of:

2.5.1	the assessment of the bribery and financial crime risks faced by the Company,

2.5.2	the systems, policies and procedures for managing such risks, and

Annex 11.1

2.5.3	the implementation and effectiveness of those policies and procedures.

2.6	The Company must inform CDC and GS in writing immediately upon becoming aware of:

2.6.1	any ESG Claim being commenced or threatened against the Company and or any facts or circumstances which will or are reasonably likely to result in such an ESG Claim being commenced;

2.6.2	any actions which may constitute a Corrupt Act committed by or on behalf of the Company;

2.6.3

any written notice or other allegation received by, or brought to the attention of the Company or any Portfolio Company to the effect that the Company or any Portfolio Company has breached any ESG Requirement;

2.6.4	any enquires from government enforcement authorities concerning any act that may constitute a Corrupt Act by or on behalf of the Company; and

2.6.5	it or any other Portfolio Company losing any license and consent required by applicable law.

2.7

If CDC notify the Company that it believes that there may have been a breach of the ESG Requirements, the Company must cooperate in good faith with CDC in determining whether a breach has occurred. The Company must respond promptly and in reasonable detail to any request for information from CDC and provide documentary support for the response if requested.

2.8

The Company must notify CDC of the following events promptly, but in any event within three (3) days after their occurrence and supply to each Shareholder within fourteen (14) days of the event a report in the form set out in Schedule H,

(i)

any incident of an environmental nature (including without limitation any explosion, spill or workplace accident which results in death, serious or multiple injuries or material environmental contamination); and

(ii)

any incident of a social nature (including without limitation any violent labor unrest or dispute with local communities), occurring on or nearby any site, plant, equipment or facility of the Company which has or is reasonably likely to have a material adverse effect on the Company or which has a material negative impact on the environment, the health, safety and security situation, or the social and cultural context, together with, in each case, a specification of the nature of the incident and the on-site and off-site effects of such events.

Annex 11.1

2.9	The report must include details of any action the Company proposes to take in order to remedy the effect of the event, and must keep CDC informed about the progress of that remedial action.

2.10

Subject to § 11 of the Agreement, the Company must permit CDC, their accountants and their other advisers unrestricted access to the Company, at all reasonable times and on reasonable notice to, at CDC’s cost, whereby the Company shall reimburse CDC for such costs if the accountants or advisers detect any breach of any ESG Requirements:

(i)	meet with senior management of the Company to discuss any questions or issues in relation to ESG Requirements;

(ii)	investigate any failure to comply with or implement the ESG Requirements (including the non-implementation of any ESG Action Plan);

(iii)	inspect and to take copies and extracts from the books, accounts and records of each, the Company;

2.11	The costs for the detailed financial reporting pursuant to § 2.1 through § 2.4 of Annex 11.1 shall be borne by the Company.

§ 3

Business Undertakings;

Compliance with ESG Requirements, ESG Action Plan, ESG Management System

3.1

The Company undertakes to GS and CDC to procure that it and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) and their directors and officers shall and will:

3.1.1	at all times comply with all applicable laws and regulations (including, without limitation, antitrust laws and the ESG Requirements) and maintain all required licenses and consents;

3.1.2	take all reasonable steps in anticipation of known or expected future changes to the ESG Requirements;

3.1.3

implement, as soon as reasonably practicable after the date of the signing of this Agreement, and maintain an anti-corruption compliance program (by implementing and maintaining written policies and procedures), which fully complies with all applicable laws and meets generally recognized international standards for an anti-corruption compliance program in relation to each of the core elements as set out in Annex 11.2 to the Agreement;

Annex 11.1

3.1.4

implement, as soon as reasonably practicable after the date of the signing of this Agreement, and maintain global and regional compliance written policies and procedures, which are reasonably designed to ensure compliance with applicable laws. The policies and procedures shall be applied as appropriate to all current and future operations and shall cover, without limitation, applicable laws relating to data protection and privacy, money laundering or proceeds of crime, employment and agency worker law (including, without limitation, visa and right to work requirements), consumer protection, health and safety regulations, and competition;

3.1.5

ensure that no part of the proceeds received from CDC´s investment in the Company and/or GS´s Investment in the Company are contributed or otherwise made available, directly or indirectly, to, or for the benefit of, any person (whether or not related to any Portfolio Company) (i) to fund any activities or business of or with any person, or in any country or territory, that, at the time of such funding, is a Restricted Party or Sanctioned Country; (ii) to fund any business in circumstances where it knows, or could reasonably be expected to know, that the application of those funds will be applied towards any criminal activity; or (iii) in any other manner that would result in a violation of Sanctions by any Party to this Agreement or any other transaction document, whether as Shareholder or otherwise;

3.1.6

not to provide any service to, or engage in any transaction or activity or conduct, directly or indirectly relating to a Sanctioned Country and/or a Restricted Party where to do so would violate applicable Sanctions or would impose any liability on any Shareholder under applicable Sanctions; and

3.1.7

implement as soon as reasonably practicable after the date of the signing of this Agreement, and maintain global and regional compliance written policies and procedures, which are reasonably designed to ensure compliance with applicable Sanctions and prevent the imposition of any liability on any Shareholder under applicable Sanctions including the establishment and maintenance of adequate procedures to screen against the Sanctions Lists.

3.2

The Company must ensure that it and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) shall and will implement all actions set out in the ESG Action Plan within the time-frames set out in that plan.

3.3

The Company must ensure that it and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) shall and will implement, maintain and continuously improve the ESG Management System, including deploying employees of sufficient expertise and seniority as is necessary for this purpose.

Annex 11.1

3.4

The Company must ensure that it and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) shall and will appoint senior operational officer(s) or other appropriate personnel satisfactory to CDC to be responsible for the implementation, operation and maintenance of the ESG Management System and must ensure that they and each other future Portfolio Company (whether acquired before or after the date of this Agreement) shall and will notify CDC in writing immediately of the removal or replacement (for whatever reason) of that person. Different officers or personnel may be responsible for different aspects of the ESG Management System.

3.5	The ESG Management System must be supervised by named directors satisfactory to CDC. Supervision of the ESG Management System must include:

3.5.1	overseeing implementation of the ESG Action Plan;

3.5.2

ensuring that the Company and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) have the systems and resources (including employees of sufficient expertise and seniority) to understand and determine the applicability of the ESG Requirements to the Company and monitor the underlying ESG Laws, IFC Performance Standards and ILO Conventions for applicable changes;

3.5.3

examining policies and procedures relating to the ESG Requirements and their implementation and making recommendations for their improvement to Supervisory Board the Shareholders as regards the Company;

3.5.4	considering quarterly reports from management on the implementation of the ESG Action Plan;

3.5.5	reviewing and approving the report to the Supervisory Board and to CDC required under § 2.1 of Annex 11.1;

3.5.6

considering ESG assessment reports on new projects or acquisitions and veto transaction and/or project or contract bids where the reports advise that in CDC’s reasonable opinion there is a material risk that the transaction, if consummated, would cause the Company and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) to be in breach of the ESG Requirements; and

3.5.7

appointing consultants to investigate alleged breaches of the ESG Requirements or the related policies and procedures of the Company and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement).

3.6	Remedies:

Annex 11.1

3.6.1

In case the Company and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) are in breach of any ESG Requirement or ESG Law or of their obligation to implement a code of conduct according to 1.4 of the ESG Action Plan or of their obligation to become a member and maintain membership of the Ethical Trading Initiative (ETI) according to 1.5 of the ESG Action Plan CDC has the right to require the Company and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) to remedy such breach.

3.6.2

Subject to § 5.4 through § 5.10 of the Agreement, if the Company and each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) fail to remedy such breach within three (3) months from the date on which the CDC has discovered the existence of such breach CDC may,

(i)

at first, instruct at the expense of the Company legal, tax or other counsel or consultant in order to prepare a plan for remedial action and the Company shall, and the Company shall ensure that each other existing or future Portfolio Company (whether acquired before or after the date of this Agreement) shall, fully cooperate with such counsels or consultants and allow them full access to all books and records and any director, officer or senior member of staff competent to report on the relevant matters for interviews;

(ii)	after that, present the action plan to the Supervisory Board and Management Board for implementation which shall convene and resolve on the matter within two (2) weeks; and

finally, if the Supervisory Board and/or the Company fail to adopt and to implement the remedial action plan within a period of six (6) months to the reasonable satisfaction of the CDC or if the Company fails to cooperate or to ensure cooperation or to confirm the reimbursement of cost as promulgated under § 3.6.2 (i) of Annex 11.1 above, CDC is entitled to sell and transfer its shares free of any Tag Along Rights as stipulated in § 11 of the Agreement. The remaining Shareholders hereby undertake to grant, and hereby already give, all necessary consents and approvals to such sale and transfer and waive any rights in this respect.

3.6.3	Nothing in this § 3.6 of Annex 11.1 shall limit GS to seek any remedy for a breach of the Company’s obligation under § 3.1 of Annex 11.1.

Schedule A to Annex 11.1

Measure and / or corrective action	Responsibility	Expected deliverables	Deadline (from close)

Health, Safety, Environment and Community (HSEC) Compliance

AIG to provide training in HSEC Compliance to the Global Compliance Officer and country managers.

HSEC to become a standing agenda item for the Risk and Audit Committee to ensure HSEC performance is adequately monitored, reported and communicated at a corporate level and that actions are being implemented.

	AIG CEO	Training in HSEC compliance to the Global Compliance Officer and country managers HSEC as a standing agenda item for the Risk and Audit Committee	60 days

Policy Framework to include HSEC policies

AIG will review and augment their existing policy framework at group company level to ensure they comprehensively address environment, health and safety, including emergency planning, and stakeholder management. The Policy Framework shall be compatible with the ETI code. The policy framework shall be operationalised by country managers and individual companies including their vendors and suppliers, as appropriate.

	AIG CEO and Global Compliance Officer	Policies agreed with CDC	60 days

Policy Framework – implementation toolkit

AIG will develop a Policy implementation toolkit which will set out the approach to implementing the Policy Framework. The toolkit will be tailored, as appropriate, to each business line and identify the key areas for HSEC improvements, approach to implementation and, monitoring and reporting requirements.

	Global Compliance Officer	Toolkit to be developed for AIG focussed initially on AIG express and Jumia	Within 60 days of completion of the Policy Framework

Resource Efficiency CDC will work with AIG to help identify and implement measures to maximise resource efficiency improvements in line with CDC’s climate change policy.	AIG CEO	Demonstrable improvement in agreed resource efficiency interventions	Ongoing

Independent accreditation AIG will become a member of the Ethical Trading Initiative and maintain membership.	Global Compliance Officer	Membership of the ETI	Within 6-12 months

Schedule B to Annex 11.1

CDC’s Environmental, social and governance requirements

1	Compliance with law

Each Portfolio Company must comply with ESG Laws.

2	Working conditions and labour rights

Each Portfolio Company must:

2.1	not employ or make use of forced labour in accordance with ILO Convention No. 29 (Forced Labour) and ILO Convention No. 105 (Abolition of Forced Labour);

2.2	not employ or make use of child labour in accordance with ILO Convention No. 138 (Minimum Age) and ILO Convention No. 182 (Worst Forms of Child Labour);

2.3	pay wages which meet or exceed industry or legal national minima;

2.4

not discriminate in terms of recruitment, progression, terms and conditions of work and representation, on the basis of personal characteristics unrelated to inherent job requirements, including gender, race, colour, caste, disability, political opinion, sexual orientation, age, religion, social or ethnic origin, marital status, membership of workers’ organisations, legal migrants, or HIV status (unless positive discrimination is permitted by law and is intended to address a historical imbalance);

2.5

adopt an open attitude towards workers’ organisations and respect the right of all workers to join or form workers’ organisations of their own choosing, to bargain collectively and to carry out their representative functions in the workplace in accordance with ILO Convention No. 87 (Freedom of Association and Right to Organise) and ILO Convention No. 98 (Right to Organise and Collective Bargaining);

2.6

provide reasonable working conditions including a safe and healthy work environment, working hours that are not excessive in accordance with ILO Convention No. 1 (Hours of Work (Industry)) and clearly documented terms of employment, respecting any collective bargaining agreements that are in place or (where these do not exist or do not address working conditions) or conditions established, by collective agreement or otherwise, for work in the trade or industry concerned in the area where the work is carried out;

2.7

provide an appropriate grievance mechanism that is available to all workers and where appropriate other stakeholders, and which includes grievances brought by those affected by the operation of the Group; and

2.8

implement policies and procedures for, and encourage, the reporting of wrongdoing and misconduct by staff, employees and contractors in their dealings with each other or with third parties that includes protection for the reporter and appropriate disciplinary action for anyone found to harass the reporter.

3	Anti-corruption and business integrity

3.1

The Company must not commit (and the Company must ensure that no other Portfolio Company or any agent or delegate commits) any Financial Crime or direct or knowingly permit any person to commit any Financial Crime on its behalf.

3.2	The Company must procure that the Group:

(a)	upholds high standards of business integrity and honesty;

(b)

adopts and implements policies and practical procedures to prevent extortion, fraud, bribery, corruption and financial crime in accordance with local law requirements and international best practice, including anti-corruption and anti-money laundering best practice, including:

(i)

the adoption and periodic review of a code of ethics which must incorporate a whistleblower policy, the anti-bribery and corruption policy (including explanations and procedures) in the Agreed Form and other appropriate business integrity and legal compliance policies to ensure compliance with applicable Governance Laws (including prohibiting employees and contractors acting on the Portfolio Company’s behalf from promising, making or receiving gifts of substance in the course of business or making of payments as improper inducement to confer preferential treatment);

(ii)	employee training programmes; and

(iii)	appropriate due diligence procedures to evaluate the integrity and business history of persons and entities with whom they wish to transact;

(c)	properly records, reports and reviews financial and tax information and adopt recognised accounting standards satisfactory to CDC;

(d)	establishes corporate governance practices appropriate to the size and nature of the business;

(e)	deals with regulators in an open and co-operative manner;

(f)	uses information received from its business partners only in the best interests of the business relationship and not for personal financial gain by any worker; and

(g)

ensures that employees and third parties providing material goods and services to any Portfolio Company are contractually bound not to engage in any Financial Crime in the performance of employment or services on its behalf.

4	Sanctions

No Portfolio Company shall, directly or indirectly, finance the activities of any person or entity then on any list of specifically designated nationals or designated persons or entities held by a Sanctioning Body (each as amended, supplemented or substituted from time to time) or who is in a country or territory which is subject to trade, economic or financial sanctions embargoes or travel bans imposed, administered or enforced by a Sanctioning Body, to the extent that the financing would currently be prohibited by a Sanctioning Body whereas Sanctioning Body shall mean any one or combination of the following entities: the Office of Foreign Assets Control of the Department of Treasury of the United States of America, the United Nations Security Council, the European Union and/or Her Majesty’s Treasury of the United Kingdom. The aforementioned obligation shall be enforced and any internal investigation for financing activities prohibited under sentence 1 of this paragraph shall be accomplished three months from the date of CDC’s investment.

5	Prohibited activities

5.1	The Company must not (and the Company must ensure that no other member of the Group will) carry on or finance any activity on the Exclusion List.

5.2	No Portfolio Company may be formed without CDC’s prior written consent form in any jurisdiction:

(a)	who has not undergone a peer review as part of the OECD’s Global Forum on Transparency and Exchange of Information for Tax Purposes (the “Global Forum”) or

(b)	following a phase 1 review has not been permitted by the Global Forum to proceed to a phase 2 review; or

(c)	has undergone a phase 2 review and has not received an overall rating from the Global Forum of ‘compliant’ or ‘largely compliant’

However nothing in this paragraph 5.2 will require CDC’s consent to the formation of a Portfolio Company whose principal purpose is to carry out substantive business operations (as a opposed to acting as a holding company).

6	Opportunities for improvement

Each Portfolio Company should consider the potential for positive environmental and social impact from their business activities and how these could also benefit the business, for example through cost savings, reduced staff turnover or improved stakeholder relations. These should include adopting, developing, offering or marketing:

(a)	products, services, skills or employment opportunities that could benefit community stakeholders;

(b)	a living wage that is sufficient to meet workers’ needs; and

(c)	resource efficient, greenhouse gas reducing or low carbon technologies or working practices.

The aforementioned recommendation shall come into force three (3) months from the date of CDC’s investment.

7	Requirements for specific activities

7.1	If the activities of a Portfolio Company involve or could be reasonably expected to involve:

(a)	significant air emissions (including of greenhouse gases), use of water or generation of liquid effluents, generation of hazardous or other solid wastes or resource use inefficiencies;

(b)	transactions that generate adverse community health and safety impacts;

(c)	the acquisition and/or use of land that will lead to the economic or physical displacement of communities;

(d)

significant negative impacts on biodiversity, habitat or ecosystem services, including without limitation (a) provisioning services such as food or timber, (b) regulating services such as water flow regulation, (c) cultural services such as sacred sites and (d) supporting services such as soil formation;

(e)	impacts to indigenous peoples (or other marginalised and vulnerable groups);

(f)	impacts to cultural heritage; or

(g)	other significant negative environmental or social impacts

then (i) the relevant IFC Performance Standards should be implemented, (ii) an appropriate stakeholder engagement plan should be developed in line with the applicable IFC Performance Standard, and (iii) an environmental and social impact assessment and/or issue specific action plan (e.g. a resettlement action plan) should be developed for any such activities.

7.2	If the activities of a Portfolio Company could reasonably be expected to involve:

(a)

significant risks to the health and safety of workers or to other stakeholders, including affected communities, the Portfolio Company must assess and mitigate those risks, for example through a Health and Safety audit and action plan, in line with the relevant IFC Performance Standards;

(b)	coal-fired power, CDC must be satisfied that the use of coal is justified by the impact of the proposed activity by the Portfolio Company and that no practicable alternatives exist;

(c)

significant emissions of greenhouse gases, ensure that adequate measures to reduce emissions to the extent possible and mitigate adverse climate impacts are implemented and that the Company reports to CDC on its emissions.

8	ESG Management System

8.1

The Company must appoint senior operational officer(s) or other appropriate personnel satisfactory to CDC to be responsible for the implementation, operation and maintenance of the ESG Management System and must notify CDC in writing immediately of the removal or replacement (for whatever reason) of that person. Different officers or personnel may be responsible for different aspects of the ESG Management System.

8.2	The Company must implement, maintain and continuously improve the ESG Management System, including deploying employees of sufficient expertise and seniority as is necessary for this purpose.

8.3	The ESG Management System must be supervised by a named director satisfactory to CDC. Supervision of the ESG Management System must include:

(a)	overseeing implementation of the ESG Action Plan;

(b)

quarterly reports to the Board on any material issue that has arisen as a result of the operation of the ESG Management System since the last meeting and an explanation as to how it is being dealt with;

(c)

ensuring that the Group has the systems and resources (including employees of sufficient expertise and seniority) to understand and determine the applicability of the ESG Requirements to the Group and monitor the underlying ESG Laws, IFC Performance Standards and ILO Conventions for applicable changes;

(d)	examining policies and procedures relating to the ESG Requirements and their implementation and making recommendations for their improvement to the Board;

(e)	considering quarterly reports from management on the implementation of the ESG Action Plan;

(f)	reviewing and approving the report to the Board and the Investors required under clause 2(a);

(g)

considering ESG assessment reports on new projects or acquisitions and veto transaction bids where in CDC’s reasonable opinion there is a material risk that the transaction, if consummated, would cause the Group to be in breach of the ESG Requirements; and

(h)	appointing consultants to investigate alleged breaches of the ESG Requirements or the related policies and procedures of the Group.

Schedule C to Annex 11.1

CODE OF RESPONSIBLE INVESTING

INTRODUCTION

CDC believes it should invest in a responsible fashion, considering environmental, social and governance (ESG) and business integrity matters. Effective management of these matters not only reduces the possibility of stakeholders being adversely affected by business activities, but also provides them with access to remedy. It can also add value to businesses through, for example, improving business efficiency, staff motivation and stakeholder relations. The Code of Responsible Investing (this “Code”) sets out CDC’s requirements, recommendations and management systems to invest responsibly. Through this Code, CDC works with intermediaries and companies in a responsible approach to business that starts with compliance with certain basic requirements and works towards the adoption of internationally recognised standards of best practice.

CDC recognises that not every business will be in full compliance with this Code at the date of investment. In such cases, CDC, or its fund managers, will work with the business to develop an Action Plan (that seeks to achieve compliance) with clear deliverables in reasonable time frames, taking into consideration the risks and opportunities specific to that business and its size and resources.

Guidance on how this Code can be implemented in practice can be found in CDC’s Toolkit on ESG for Fund Managers (which can be downloaded from CDC’s website: www.cdcgroup.com) and IFC’s E&S Toolkit (www.estoolkit.com). Guidance for financial institutions can be found at www.firstforsustainability.org. In-depth analyses of sector-specific risks can be found in the World Bank’s EHS Guidelines (http://www.ifc.org/ifcext/sustainability.nsf/Content/EHSGuidelines). FMO also host good online resources for private equity funds and microfinance institutions: http://www.fmo.nl/esg-tools

Guide to Application of the Schedules of the Code

The table below refers to the requirements directly applicable to the organisation at the top of the column. Therefore, a Fund Manager or Financial Institution should consider the final column when evaluating requirements for investee businesses.

Schedule No.	CDC	Fund Managers	Financial Institutions (high risk)	Financial Institutions (other)	Portfolio Companies
1	Yes

2	Yes (for direct investments)	Yes	Yes for high risk sector investments (which in turn should apply Schedules 3 & 4 where relevant)	Investees to comply with Applicable Laws and International Sanctions only

3		Yes	Yes	Yes	Yes

4		Yes (where relevant)	Yes (where relevant)	Yes (where relevant)	Yes (where relevant)

5					Where appropriate

6	Yes	Yes	Yes	Yes	Yes

CODE OF RESPONSIBLE INVESTING

1.	CDC’s capital will not be invested, either directly or indirectly, in any Excluded Activity.

2.	CDC shall maintain a responsible investment management system, as outlined in Schedule 1.

3.

Every Portfolio Company shall either (i) comply with all Requirements or (ii) for any Requirements with which it does not comply, have agreed to an Action Plan. Every Portfolio Company shall implement systems to monitor:

a.	implementation of the Action Plan, and

b.	that the business otherwise remains in compliance with the relevant provisions of this Code.

4.

Every Fund Manager shall either (i) maintain management systems that satisfy Schedule 2 and comply with all Requirements or (ii) for any provisions of Schedule 2 or Requirements with which it does not comply, have agreed to an Action Plan.

5.	Any Financial Institution in which CDC invests directly shall:

a.	not use such funds to invest in any Excluded Activity,

b.	comply with all Requirements, and

c.	ensure that each business that such Financial Institution invests in complies with Applicable Laws.

Any Financial Institution that uses CDC funds for a portfolio that contains a substantial exposure to businesses or projects with potential for significant adverse social or environmental impacts shall additionally maintain management systems that satisfy Schedule 2 for such portfolio.

6.	So long as CDC is invested in a business, CDC (if the investment is direct) or the Fund Manager or Financial Institution (if the investment is indirect) shall ensure that:

a.	any Action Plan is implemented, and

b.	the business otherwise remains in compliance with the relevant provisions of this Code.

7.	CDC, Fund Managers and Financial Institutions shall promote, and where practicable support any investee business that seeks to implement, the recommended actions listed in Schedule 5.

8.

In the event CDC co-invests (including with other development finance institutions), CDC may elect to apply requirements differing from, but substantially similar to, those in this Code in order to harmonise the requirements of all investors.

GLOSSARY

Action Plan: A plan that seeks to achieve compliance with the Requirements on a specified schedule which CDC, the Financial Institution or the Fund Manager (as applicable) reasonably believes that the business is willing and able to implement.

Applicable Laws: As defined in Schedule 3.

EHS Guidelines: World Bank Group Environmental Health and Safety Guidelines1.

Excluded Activity: Any business or activity listed on Schedule 6.

Financial Institution: A commercial or mortgage bank, an insurance company, financial leasing company or similar institution.

Fund Manager: Any investment fund manager managing capital on behalf of CDC.

IFC PS: IFC Performance Standards2.

International Sanctions: As defined in Schedule 3.

Portfolio Company: Any of the following (i) a company that has received capital directly from CDC; (ii) a company that has received CDC capital through a Fund Manager; or (iii) a company in the portfolio of a Financial Institution, provided that CDC funds are being used in the portfolio and the Financial Institution is required by this Code to maintain management systems that satisfy Schedule 2.

Requirements: As to any business, the requirements set out on Schedule 3 and those requirements set out on Schedule 4 that apply to the business.

The Code: This Code of Responsible Investing.

[1]	See http://www.ifc.org/ifcext/sustainability.nsf/Content/EHSGuidelines
[2]	See http://www.ifc.org/ifcext/policyreview.nsf#SF

SCHEDULE 1

RESPONSIBLE INVESTMENT MANAGEMENT SYSTEMS FOR CDC

CDC will:

•	assist its Fund Managers and Financial Institutions to establish and maintain ESG management systems, including through the provision of training and guidance materials;

•	establish and maintain for its direct investments ESG management systems substantially similar to those described in Schedule 2[3];

•

keep under active review the implementation of the Code, including timely progress against agreed Action Plans, through engagement and correspondence with Portfolio Companies, Fund Managers and Financial Institutions, using technical experts where necessary;

•	provide a grievance mechanism through which stakeholders can report alleged breaches of this Code;

•

in the event that CDC considers there has been a material breach of this Code by a Fund Manager, Financial Institution or a Portfolio Company, investigate the matter and seek to resolve any breach together with the Fund Manager, Financial Institution and/or Portfolio Company, as appropriate. If discussions with the Fund Manager, Financial Institution or Portfolio Company do not adequately resolve the issue, CDC will consider a variety of options including third party investigations, negotiated settlements, contractual remedies and its future relationship(s) with the breaching parties; and

•	publicly report on its implementation of the Code.

[3]	In the case of co-investments, CDC will ensure that one of the co-investment partners, or CDC, manages the Portfolio Company in line with Schedules 1 to 6 of this Code.

SCHEDULE 2

RESPONSIBLE INVESTMENT MANAGEMENT SYSTEMS FOR

FUND MANAGERS AND FINANCIAL INSTITUTIONS

Note: Schedule 2 applies to all Fund Managers. It also applies to any Financial Institutions that use CDC funds for a portfolio that contains a substantial exposure to businesses or projects with potential for significant adverse social or environmental impacts.

Responsible investment management systems4 shall include:

•

Policy and Processes. Ensuring the Fund Manager’s or Financial Institution’s own operations comply with the Requirements; identifying the environmental, social and governance risks of all new investments and appropriately managing and monitoring those risks (including the identification of climate change risks, and reporting on greenhouse gas emissions from high carbon intensity activities); preventing any investment in an Excluded Activity; assessing compliance of all investments with the Requirements and developing an Action Plan to address any areas of non-compliance; establishing a public grievance process for the reporting of ESG matters.

•

Roles and Responsibilities. Assigning ESG responsibilities to (i) a designated representative of senior management, who is a member of appropriate investment and governing bodies and (ii) suitably trained employee(s) or consultant.

•	Performance Management.

•	Working with Portfolio Companies continually to improve their performance on environmental (including climate change risks), social, corporate governance[5] and business integrity matters;

•

monitoring Portfolio Companies’ performance and continued compliance with this Code including their timely progress against agreed Action Plans, including periodic meetings and/or site visits (as warranted by the risks of such business) and using technical experts where necessary;

•

identifying and recording any serious incidents involving Portfolio Companies that result in loss of life, severe permanent injury or severe permanent damage to health, a material adverse environmental or social impact, or material breach of law relating to environmental, social or business integrity matters, including financial irregularities, and promote appropriate corrective actions; and

•	ensuring integration of ESG management systems into their business so that they continue after any exit from the investment.

[4]

Further guidance on ESG management systems and assessments is provided in CDC’s “Toolkit on ESG for Fund Managers”, see www.cdcgroup.com and the IFC’s Environmental and Social Management Toolkit, see www.estoolkit.com Further guidance on ESG Management Systems for financial intermediaries is available from: www.firstforsustainability.org

[5]

Guidance is also provided in the DFI Toolkit on Corporate Governance: http://www1.ifc.org/wps/wcm/connect/topics ext content/ifc external corporate site/corporate+governance/cg+development+framework/cg+dfi+documents

•

Reporting. Ensuring regular (and no less than annual) reporting of environmental (including climate change), social and governance matters (and immediate reporting of any serious incidents, such as fatalities or breaches of law) to governing bodies and investors.

SCHEDULE 3

REQUIREMENTS FOR ALL BUSINESSES

Every business in which CDC’s capital is invested will:

•

operate in compliance with applicable local and national laws including laws covering environmental impacts, labour rights, social issues, corporate governance and those intended to prevent extortion, bribery, corruption and financial crime (“Applicable Laws”);

•	operate in compliance with relevant international sanctions, including those of the European Union and the United Nations (“International Sanctions”)[6];

•

implement management systems, appropriate to the size and nature of the business, that ensure a systematic approach to ESG risk assessment, addressing relevant risks, monitoring and reporting on progress and, to the extent possible, involving stakeholders[7];

•	ensure achievement of and continuous compliance with the Requirements or related Action Plan;

Working Conditions and Labour Rights

•	not employ or make use of forced labour[8];

•	not employ or make use of child labour[9];

•	pay wages which meet or exceed industry or legal national minima[10];

•

not discriminate in terms of recruitment, progression, terms and conditions of work and representation, on the basis of personal characteristics unrelated to inherent job requirements, including gender, race, colour, caste, disability, political opinion, sexual orientation, age, religion, social or ethnic origin, marital status, membership of workers’ organisations, legal migrants, or HIV status[11];

•

adopt an open attitude towards workers’ organisations and respect the right of all workers to join or form workers’ organisations of their own choosing, to bargain collectively and to carry out their representative functions in the workplace[12];

[6]	See http://www.hm-treasury.gov.uk/fin_sanctions_ index.htm for a full list.
[7]	See IFC PS 1 for guidance.
[8]	As covered by the ILO Forced Labour Convention (No. 29) and the Abolition of Forced Labour Convention (No. 105). See www.ilo.org/ilolex/english/docs/declworld.htm
[9]	As defined by the ILO Minimum Age Convention (No. 138) and the Worst Forms of Child Labour Convention (No. 182). See www.ilo.org/ilolex/english/docs/declworld.htm
[10]	See http://www.ilo.org/dyn/travail/travmain.home for guidance.
[11]

As covered by the ILO Equal Remuneration Convention (No. 100) and the ILO Discrimination (Employment and Occupation) Convention (No. 111), allowance could be made where positive discrimination is mandated in law and is intended to address a historical imbalance. See www.ilo.org/ilolex/english/docs/declworld.htm

[12]

As defined by the ILO Freedom of Association and Protection of the Right to Organise Convention (No. 87) and the Right to Organise and Collective Bargaining Convention (No. 98). See www.ilo.org/ilolex/english/docs/declworld.htm

•

provide reasonable working conditions including a safe and healthy work environment, working hours that are not excessive and clearly documented terms of employment[13]; and in situations where workers are employed in remote locations for extended periods of time to ensure that such workers have access to adequate housing and basic services

Access to Remedy

•	provide an appropriate grievance mechanism that is available to all workers and where appropriate other stakeholders[14];

•

implement a procedure for the reporting of wrongdoing and misconduct in the workplace that includes protection for the reporter and appropriate disciplinary action for anyone found to harass the reporter;

Business Integrity

•	uphold high standards of business integrity and honesty;

•	adopt and implement policies to prevent extortion, bribery, fraud, corruption and financial crime in accordance with local law requirements and international best practice[15];

•	properly record, report and review financial and tax information[16];

•	establish corporate governance practices appropriate to the size and nature of the business[17];

•	deal with regulators in an open and co-operative manner; and

•	use information received from its business partners only in the best interests of the business relationship and not for personal financial gain by any worker.

[13]

Respecting any collective bargaining agreements that are in place or where these do not exist or do not address working conditions, make reference to conditions established, by collective agreement or otherwise, for work in the trade or industry concerned in the area / region where the work is carried out and local or national law. See http://www.ilo.org/dyn/travail/travmain.home and IFC Performance Standard 2 for guidance. For working hours, see also the ILO Hours of Work (Industry) Convention (No.1) http://www.ilo.org/dyn/normlex/en/f?p=1000:12100:0::NO::P12100 ILO CODE:C001

[14]

See IFC Performance Standard 2 and the “Effectiveness Criteria for Non-Judicial Grievance Mechanisms” within the UN Guiding Principles on Human Rights (http://www.ohchr.org/Documents/Publications/GuidingPrinciplesBusinessHR EN.pdf) for guidance.

[15]	CDC promotes compliance with the UK Bribery Act 2010.
[16]

Direct investments, including investment intermediaries, are required to report to the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”), see www.iasb.org or other internationally recognised accounting standards; and the International Private Equity and Venture Capital Valuation Guidelines (“IPEVC”), see www.privateequityvaluation.com. Investees of Investment Intermediaries should as a minimum report to local reporting standards and should make progress towards internationally recognised accounting standards.

[17]	Guidance is provided in the DFI Toolkit on Corporate Governance:

http://www1.ifc.org/wps/wcm/connect/topics ext content/ifc external corporate  site/corporate+governance/cg+developm ent+framework/cg+dfi+documents.

SCHEDULE 4

ADDITIONAL REQUIREMENTS FOR SPECIFIC ACTIVITIES

If the activities of a Portfolio Company involve or could be reasonably expected to involve:

•	significant air emissions (including of Green House Gases – GHGs), use of water or generation of liquid effluents, generation of hazardous or other solid wastes; or resource use inefficiencies;

•	transactions that generate adverse community health and safety impacts;

•	the acquisition and/or use of land that result in economic or physical displacement;

•	significant negative impacts on biodiversity, habitats or ecosystem services[18];

•	impacts to Indigenous Peoples (or other marginalised and vulnerable groups);

•	impacts to cultural heritage; or

•	other significant negative environmental or social impacts;

then (i) the relevant IFC PS’s should be implemented, (ii) an appropriate stakeholder engagement plan should be developed19, and (iii) an environmental and social impact assessment and/or issue specific action plan (e.g. a resettlement action plan)20 should be developed for such activities.

If the activities of a Portfolio Company could reasonably be expected to involve:

•

significant risks to the health and safety of workers or to other stakeholders, including affected communities, assess and mitigate those risks, for example through a Health and Safety audit and action plan, in line with the relevant IFC PS’s and EHS Guidelines; microfinance, endorse and apply the SMART Campaign Client Protection Principles[21];

•	coal-fired power, ensure the use of coal is justified by the investment’s development impact[22]; and

•

significant emissions of greenhouse gases, ensure that adequate measures to reduce emissions to the extent possible and mitigate adverse climate impacts are implemented and that the company reports on its emissions.

[18]

As defined in IFC PS 6, paragraph 2. These include but are not restricted to (a) provisioning services such as food or timber; (b) regulating services such as water flow regulation; (c) cultural services such as sacred sites; and (d) supporting services such as soil formation.

[19]	See IFC Performance Standard 1 for guidance.
[20]

The ESIA or audit should be carried out in line with the appropriate IFC PS (http://www.ifc.org/ifcext/policyreview.nsf#SF), any relevant World Bank Group EHS Guidelines (http://www.ifc.org/ifcext/sustainability.nsf/Content/EHSGuidelines) and the requirements in Schedule 3.

[21]	http://www.smartcampaign.org/about-the-campaign/smart-microfinance-and-the-client-protection-principles
[22]	See CDC’s Policy on Coal Power.

SCHEDULE 5

RECOMMENDED PRACTICES ENDORSED AND PROMOTED BY CDC

Businesses should consider the potential for positive environmental and social impact from their business activities and how these could also benefit the business, for example through cost savings, reduced staff turnover or improved stakeholder relations. These should include adopting, developing, offering or marketing:

•	products, services, skills or employment opportunities that could benefit community stakeholders;

•	a living wage that is sufficient to meet workers’ needs; and

•	resource efficient, greenhouse gas reducing[23] or low carbon technologies or working practices.

CDC also promotes the following international standards and encourages the businesses for which they are appropriate to make progress over time work towards achieving and maintaining them:

•	the UN Declaration of Human Rights and the “Guiding Principles on Business and Human Rights: Implementing the United Nations ‘Protect, Respect and Remedy’ Framework”[24];

•	OECD Guidelines for Multinational Enterprises: recommendations for responsible business conduct in a global context[25];

•

the range of internationally certifiable environmental, social and quality standards issued by the International Organization for Standardization (“ISO”), including the ISO 14000 series, notably including standards for environmental management systems (ISO 14001), and Greenhouse Gas emission accounting and verification (ISO 14064-65), the ISO 26000 series on social responsibility and the ISO 9000 series on quality management[26];

•

internationally recognised standards on health and safety including the ILO guidelines for occupational safety and health, the international occupational health and safety management system specification OHSAS 18001, HSG65 and industry specific international good practice standards related to the safety of product use, for example the international Good Manufacturing Practice standards for food and pharmaceutical products promoted by the World Health Organization[27];

•

relevant and credible standards as demonstrated by independent verification or certification such as the Forestry Stewardship Council certification, the Roundtable on Responsible Soy, the Marine Stewardship Council certification; the Principles and Criteria of the Roundtable on Sustainable Palm Oil and the Extractive Industries Transparency Initiative[28]; and

•	international standards of good corporate governance[29].

[23]

In line with the UN Framework Convention on Climate Change and the associated 2005 Kyoto Protocol, as may be amended from time to time, and the IFC Performance Standards and World Bank Group EHS Guidelines, as may be amended from time to time. See www.unfccc.int/2860.php, See www.ifc.org/ifcext/policyreview.nsf#SF and www.ifc.org/ifcext/sustainability.nsf/Content/EHSGuidelines

[24]

http://www.business-humanrights.org/media/documents/ruggie/ruggie-guiding-principles-21-mar-2011.pdf Guidance is available here: http://www.unglobalcompact.org/issues/human rights/The UN SRSG and the UN Global Compact.html

[25]	http://www.oecd.org/daf/internationalinvestment/guidelinesformultinationalenterprises/48004323.pdf
[26]	www.iso.org
[27]	http://www.ilo.org/public/english/region/afpro/cairo/downloads/wcms 107727.pdf; http://www.ohsas-18001- occupational-health-and-safety.com/; http://www.hse.gov.uk/pubns/priced/hsg65.pdf; www.who.org
[28]	www.fsc.org, www.responsiblesoy.org, www.msc.org; www.rspo.org; www.eiti.org
[29]

Including the 2004 Organization for Economic Cooperation and Development (“OECD”) Principles of Corporate Governance (see www.oecd.org), the UK Corporate Governance Code (see www.frc.org.uk/corporate/ukcgcode.cfm) and the King III

SCHEDULE 6

EXCLUSION LIST

Any of the following activities:

•

Production of, or trade in, any product or activity deemed illegal under applicable local or national laws or regulations or subject to internationally agreed phase-outs or bans as defined in global conventions and agreements such as certain:

•	hazardous chemicals, pharmaceuticals, pesticides and wastes[30];

•	ozone depleting substances[31];

•	endangered or protected wildlife or wildlife products[32]; and

•	unsustainable fishing methods such as blast fishing and drift net fishing in the marine environment using nets in excess of 2.5 kilometers in length;

•	Production of, or trade in, arms (i.e. weapons, munitions or nuclear products, primarily designated for military purposes);

•	Production of, use of, or trade in, unbonded asbestos fibres;

•	Production of, or trade in, radioactive materials[33]; or

•	Prostitution.

Any businesses, if any of the following activities represents a substantial portion of such business34:

•	gambling, gaming casinos and equivalent enterprises;

•	tobacco or tobacco related products[35]; or

•	pornography.

Report on Governance for South Africa (http://african.ipapercms.dk/IOD/KINGIII/kingiiireport/). Guidance is also provided in the DFI Toolkit on Corporate Governance:

http://www1.ifc.org/wps/wcm/connect/topics ext content/ifc external corporate site/corporate+governance/cg+development+framework/cg+dfi+documents.

[30]

As specified in the 2004 Stockholm Convention on Persistent Organic Pollutants (“POPs”), see www.pops.int; the 2004 Rotterdam Convention on the Prior Informed Consent Procedure for Certain Hazardous Chemicals and Pesticides in International Trade, see www.pic.int; the 1992 Basel Convention on the Control of Transboundary Movements of Hazardous Wastes and their Disposal, see www.basel.int and WHO Recommended Classification of Pesticides by Hazard Class Ia (extremely hazardous); or Ib (highly hazardous) http://www.who.int/ipcs/publications/pesticides hazard/en/; as may be amended from time to time.

[31]	As specified in the 1999 Montreal Protocol on Substances that Deplete the Ozone Layer, see www.ozone.unep.org, as may be amended from time to time.
[32]	As specified in the 1975 Convention on International Trade in Endangered Species or Wild Flora and Fauna (“CITES”), see www.cites.org, as may be amended from time to time.
[33]

This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment in which the radioactive source could reasonably be considered to be trivial or adequately shielded.

[34]	For companies, “substantial” means more than 10% of their consolidated balance sheets or earnings. For financial institutions, “substantial” means more than 10% of their underlying portfolio volumes.
[3][5]	Except, in the case of tobacco production only, with an appropriate timeframe for phase out.

Schedule D to Annex 11.1

EXCLUSION LIST

Any of the following activities:

•

Production of, or trade in, any product or activity deemed illegal under applicable local or national laws or regulations or subject to internationally agreed phase-outs or bans as defined in global conventions and agreements such as certain:

•	hazardous chemicals, pharmaceuticals, pesticides and wastes[30];

•	ozone depleting substances[31];

•	endangered or protected wildlife or wildlife products[32]; and

•	unsustainable fishing methods such as blast fishing and drift net fishing in the marine environment using nets in excess of 2.5 kilometers in length;

•	Production of, or trade in, arms (i.e. weapons, munitions or nuclear products, primarily designated for military purposes);

•	Production of, use of, or trade in, unbonded asbestos fibres;

•	Production of, or trade in, radioactive materials[33]; or

•	Prostitution.

Any businesses, if any of the following activities represents a substantial portion of such business34:

•	gambling, gaming casinos and equivalent enterprises;

•	tobacco or tobacco related products[35]; or

•	pornography.

Report on Governance for South Africa (http://african.ipapercms.dk/IOD/KINGIII/kingiiireport/). Guidance is also provided in the DFI Toolkit on Corporate Governance:

http://www1.ifc.org/wps/wcm/connect/topics ext content/ifc external corporate site/corporate+governance/cg+development+framework/cg+dfi+documents.

30     As specified in the 2004 Stockholm Convention on Persistent Organic Pollutants (“POPs”), see www.pops.int; the 2004 Rotterdam Convention on the Prior Informed Consent Procedure for Certain Hazardous Chemicals and Pesticides in International Trade, see www.pic.int; the 1992 Basel Convention on the Control of Transboundary Movements of Hazardous Wastes and their Disposal, see www.basel.int and WHO Recommended Classification of Pesticides by Hazard Class Ia (extremely hazardous); or Ib (highly hazardous) http://www.who.int/ipcs/publications/pesticides hazard/en/; as may be amended from time to time.

31     As specified in the 1999 Montreal Protocol on Substances that Deplete the Ozone Layer, see www.ozone.unep.org, as may be amended from time to time.

32     As specified in the 1975 Convention on International Trade in Endangered Species or Wild Flora and Fauna (“CITES”), see www.cites.org, as may be amended from time to time.

33     This does not apply to the purchase of medical equipment, quality control (measurement) equipment and any equipment in which the radioactive source could reasonably be considered to be trivial or adequately shielded.

34     For companies, “substantial” means more than 10% of their consolidated balance sheets or earnings. For financial institutions, “substantial” means more than 10% of their underlying portfolio volumes.

35    Except, in the case of tobacco production only, with an appropriate timeframe for phase out.

Schedule E to Annex 11.1

[INTENTIONALLY OMITTED]

Schedule F to Annex 11.1

[INTENTIONALLY OMITTED]

Schedule G to Annex 11.1

ILO Conventions

ILO Convention shall mean the following conventions of the International Labour Organisation (ILO):

C001 - Hours of Work (Industry) Convention, 1919 (No. 1)

Convention Limiting the Hours of Work in Industrial Undertakings to Eight in the Day and Forty-eight in the Week (Entry into force: 13 Jun 1921)

C029 - Forced Labour Convention, 1930 (No. 29)

Convention concerning Forced or Compulsory Labour (Entry into force: 01 May 1932)

C087 - Freedom of Association and Protection of the Right to Organise Convention, 1948 (No. 87)

Convention concerning Freedom of Association and Protection of the Right to Organise (Entry into force: 04 Jul 1950)

C098 - Right to Organise and Collective Bargaining Convention, 1949 (No. 98)

Convention concerning the Application of the Principles of the Right to Organise and to Bargain Collectively (Entry into force: 18 Jul 1951)

C100 - Equal Remuneration Convention, 1951 (No. 100)

(Entry into force: 23 May 1953)

C105 - Abolition of Forced Labour Convention, 1957 (No. 105)

Convention concerning the Abolition of Forced Labour (Entry into force: 17 Jan 1959)

C111 - Discrimination (Employment and Occupation) Convention, 1958 (No. 111)

Convention concerning Discrimination in Respect of Employment and Occupation (Entry into force: 15 Jun 1960)

C138 - Minimum Age Convention, 1973 (No. 138)

Convention concerning Minimum Age for Admission to Employment (Entry into force: 19 Jun 1976)

C182 - Worst Forms of Child Labour Convention, 1999 (No. 182)

Convention concerning the Prohibition and Immediate Action for the Elimination of the Worst Forms of Child Labour (Entry into force: 19 Nov 2000)

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Page 1/1

Schedule H to Annex 11.1

Serious Incident Reporting Template

REPORT on ESG ISSUES/INCIDENT in [Name of Company]

Date of report

Company contact person

Description of issue

1.  Date and time of incident.

2.  Type of incident: environmental issue, fatality, alleged fraud or other.

3.  Name of person/s involved/injured/deceased, if applicable

4.  Narrative and contextual information.

5.  Whether incident was work or non-work related.

6.  Causes of incident.

7.  Status of investigation.

8.  Listing of parties involved in investigation (witnesses and staff, unions, police, other authorities and other parties.

Follow-up by Company management

1.  Company view of incident—degree of severity, possible uncertainties or disputed facts to be investigated.

2.  Status of investigation.

3.  Reports produced (and outstanding, if any).

4.  Immediate actions taken by company and other parties.

5.  Further actions to prevent re-occurrence of incident.

6.  Monitoring/reporting arrangements to follow up on efficacy of actions taken.

7.  Results to date of actions taken.

Conclusion	Next steps: whether to close the case, or proceed investigations, how to do so, and the rationale for it.

Annex 11.2

JUMIA TECHNOLOGIES AG

ANTI-CORRUPTION COMPLIANCE

PROGRAM

2	Annex 11.2

ANTI-CORRUPTION COMPLIANCE PROGRAM

1.	Appointment of senior officer accountable for anti-corruption compliance program.

2.	Implementation of anti-corruption risk assessment procedures and management.

3.

Implement and enforce written policies and procedures relating to anti-corruption/anti-bribery and economic sanction programs policies designed to prevent and detect any violations of applicable laws and regulations by the Company, its directors, employees or agents; such policies and procedures to be adopted by the Company and to include:

a.	Clear prohibition of bribery;

b.	Prohibition of bribery;

c.

Guidance and controls of gifts, corpora, corporate hospitality and promotional expenses: this should cover both the private and public sector, and should include receiving such gifts, as well as giving them;

d.	Guidance on political contributions;

e.	Guidance on charitable contributions;

f.	Guidance on whistle blowing procedures; and

g.	Communication of anti-bribery policies and procedures, including appropriate training.

4.	Implement internal HR procedures where employees are employed in posts where there is a higher bribery risk (such as contracting, distribution and marketing, and engaging agents) including:

a.	Vetting of prospective employees;

b.	Express anti-corruption contractual obligations/anti-bribery declaration;

c.	Remuneration/bonus policy does not reward excessive risk taking;

d.	Appropriate disciplinary procedures; and

e.	Reporting obligations.

5.	Effective due diligence and on-going monitoring of business relationships (including for agents, B2B-customers, suppliers, consultants and joint venture partners).

3	Annex 11.2

6.	Open and accurate reporting, monitoring and review, including regular reports to the Supervisory Board on the implementation of the compliance program.

7.	Financial controls.

8.	Procedures to prevent bribery by agents, intermediaries, joint ventures or syndicates.

Annex 12

JUMIA TECHNOLOGIES AG

DILUTION PROTECTION

Annex 12.1

§ 1

Dilution Protection

1.1

In the event that the Company, after completion of the transactions and steps contemplated herein and in the (i) investment agreement entered into by the Parties (other than GS, Orange, CDC, CWH, AEH New Africa I and PR) (notarial deed no. DS 222/2015 of notary Dr. Detlef Schmidt, Berlin, Germany) on 29 December 2015 (“AXA Investment Agreement”); (ii) investment agreement entered into by the Parties (except Orange, CDC, CWH, AEH New Africa I and PR) (notarial deed no. CS 156/2016 of notary Christian Steinke, Berlin, Germany) on 11/12 February 2016 (“GS Investment Agreement”); (iii) investment agreement entered into by the Parties (except CDC, CWH, AEH New Africa I and PR) (notarial deed no. DS 26/2016 of notary Dr. Detlef Schmidt, Berlin, Germany) on 31 March / 1 April 2016 (“Orange Investment Agreement”); (iv) investment agreement entered into by the Parties (except CWH, AEH New Africa I and PR) (notarial deed no. 342/2016 of notary Christian Steinke, Berlin, Germany) on 25 April 2016 (“CDC Investment Agreement”); (v) roll-up investment agreement (Annex I to notarial deed no. CS 536/2016 of notary Christian Steinke, Berlin, Germany) on 7 June 2016; and (vi) investment agreement entered into by the Parties (notarial deed no. [•]/[•] of notary [•],[•],[•]) on [•] (“PR Investment Agreement”); issues new shares or other securities convertible into, or carrying the right to subscribe for, shares issued by the Company at a price per share of less than EUR 9,333.33 (the “Reference Price”, and such issuance of shares a “Dilutive Round”); each of AXA, GS, Orange, CDC and PR shall be entitled to subscribe at nominal value for additional shares to compensate for such dilution of its shareholding resulting from the issuance to each of them pursuant to the AXA Investment Agreement, the GS Investment Agreement, the Orange Investment Agreement, the CDC Investment Agreement or the PR Investment Agreement respectively (the “Diluted Shares”) in accordance with the following formula, whereby such formula shall, for the avoidance of doubt, be applied for each of AXA, GS, Orange, CDC and PR separately, using the relevant figures relating to them individually when calculating the number of anti-dilution shares to be issued to each of them.

Whereby:

N shall be the number of anti-dilution shares to be issued to AXA, GS, Orange, CDC or PR, respectively;

Annex 12.1

W shall be the total amount paid (whether in cash or through contribution in kind, in which case the total amount paid shall be the sum certified by the auditors acting as experts and not arbitrators as being in their opinion the current cash value of the non-cash consideration for the allotment of the new shares in respect of a Dilutive Round) by AXA, GS, Orange, CDC or PR respectively for its Diluted Shares (i.e., the nominal amount plus the additional payment paid in accordance with the AXA Investment Agreement, the GS Investment Agreement, the Orange Investment Agreement, the CDC Investment Agreement or the PR Investment Agreement, as the case may be);

Z shall be the number of Diluted Shares held by AXA, GS, Orange, CDC or PR respectively prior to the Dilutive Round;

WA shall be the weighted average price per Diluted Share held by AXA, GS, Orange, CDC or PR per share issued in the Dilutive Round as calculated by the following formula, provided that WA shall in no event be greater than the Reference Price:

T shall be the total amount paid (whether in cash or through contribution in kind) by AXA, GS, Orange, CDC and PR for their Diluted Shares in accordance with the AXA Investment Agreement, the GS Investment Agreement, the Orange Investment Agreement, the CDC Investment Agreement and the PR Investment Agreement (i.e., the nominal amount and the additional payment) prior to the Dilutive Round;

M shall be the aggregate amount to be paid for the new shares to be issued pursuant to the Dilutive Round (i.e., the aggregate nominal amounts plus the aggregate amount of any additional payments during the Dilutive Round) (which in the event that the new shares in respect of Dilutive Rounds are or were not issued for cash shall be the sum certified by the auditors acting as experts and not arbitrators as being in their opinion the current cash value of the non-cash consideration for the allotment of the new shares in respect of a Dilutive Round);

B shall be the aggregate number of Diluted Shares held by AXA, GS, Orange, CDC and PR prior to the Dilutive Round;

Y shall be the aggregate number of new shares to be issued in respect of the Dilutive Round.

Sample Calculation (for AXA prior to the Orange Investment Agreement and the CDC Investment Agreement)

Annex 12.1

Assumptions for sample calculation:

(i) price per new share: EUR 9,000.00

(ii) number of new shares issued: 10,000

WA = 9,180.33

AXA new shares = 133.93

1.2

Where the Dilutive Round involves the issuance of shares of a class different to the class of shares held by AXA, GS, Orange, CDC or PR respectively, each of AXA, GS, Orange, CDC and PR shall have the right to request for itself, each in their sole discretion, that all or some of the anti-dilution shares to be issued to it be shares of the class issued or committed to be issued under the Dilutive Round.

1.3

Notwithstanding anything to the contrary in this Agreement, the Shareholders, other than AXA, GS, Orange, CDC and PR, shall have no subscription rights in connection with the capital increase implementing the issuance of additional shares as a result of a Dilutive Round and such Shareholders undertake to take all steps and decisions and to make all declarations required or desirable to implement such capital increase.

Annex 16.1

Name of Company	Address	Attorney	Copy to
Rocket Internet SE	Charlottenstraße 4, 10969 Berlin, Germany	### ###	—

Africa Internet Holding GmbH	Charlottenstraße 4, 10969 Berlin, Germany	### ###	Noerr LLP Charlottenstraße 57, 10117 Berlin, Germany

Millicom International Cellular S.A.	2 Rue du Fort Bourbon, 1249 Luxembourg, Luxembourg	### ### ### ###	Jones Day Attn. of ### Breite Str. 69, 40213 Düsseldorf, Germany ###

Mobile Telephone Networks Holdings Ltd	216, 14th Avenue, Roodespoort Fairlands, Johannesburg, South Africa	Executive Group Commercial Legal ### and ###	—

AXA Africa Holding S.A.S.	23, avenue Matignon, 75008 Paris, France	### ###	Linklaters LLP c/o ### Prinzregentenplatz 10, 81675 Munich, Germany

ELQ Investors VIII Limited	Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom	###	White & Case LLP FAO: ### 5 Old Broad Street, London EC2N 1DW, United Kingdom

Rocket Internet Capital Partners SCS	8, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg	### ### ### ###	—

Rocket Internet Capital Partners (Euro) SCS	8, rue Lou Hemmer, L-1748 Luxembourg-Findel, Grand Duchy of Luxembourg	### ### ### ###	—

Atlas Countries Support S.A.	Avenue du Bourget 3, 1140 Brussels, Belgium	### ###	Orange, Head of M&A c/o ###

###	78 rue Olivier de Serres, 75015
###	Paris, France
###

Atlas Corporate Services
Managing Director ###
###, Orange Belgium

Bâtiment Sirius, Avenue du
Bourget 3 - Bourgetlaan 3 -
1140 Brussel, Belgium

###
###

with copy to: Orange General
Counsel M&A
###

78 rue Olivier de Serres, 75015
Paris, France

###
###

CDC Group Plc.	123 Victoria Street, London SW1E6DE, United Kingdom	###	Willkie Farr & Gallagher LLP An der Welle 4, 60322 Frankfurt am Main

Chelsea Wharf Holdings S.à r.l.	51, avenue J. F. Kennedy, 1855 Luxembourg Grand Duchy of Luxembourg	—	Kirkland & Ellis International LLP Maximilianstrasse 11, 80539 Munich, Germany

AEH New Africa eCommerce I GmbH	Charlottenstraße 4, 10969 Berlin, Germany	—	—

Pernod Ricard Deutschland GmbH	Habsburgerring 2, 50674 Cologne, Germany	### ### Habsburgerring 2, 50674 Cologne, Germany	Weil, Gotshal & Manges LLP Maximilianstraße 13, 80539 Munich, Germany Attn.: ### ###

Annex 17.3

Annex 17.3

Declaration of Accession

[Place], [Date]

[New shareholder]

To

Jumia Technologies AG

Charlottenstra ße 4

10969 Berlin

Accession to Shareholders’ Agreement – Letter of Acceptance

Dear Sirs,

We are referring to the Shareholders’ Agreement regarding Jumia Technologies AG dated [•] (notarial deed no. [•] of the notary [•],[•]) (“Shareholders’ Agreement”).

[New shareholder], registered with [•],[•] under [•] (“New Shareholder”) will acquire shares in Jumia Technologies AG. Pursuant to Sec. 17.3 of the Shareholders’ Agreement, the parties to the Shareholders’ Agreement have submitted to New Shareholder an offer to accede to the Shareholders’ Agreement.

New Shareholder hereby accepts this offer to Jumia Technologies AG with effect for all parties of the Shareholders’ Agreement and hereby accedes to the Shareholders’ Agreement.

Kind regards,

Name:	Name:
Function:	Function: